UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant
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                     Filed by a Party other than the Registrant
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12
HARSCO CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Notice of 2023

Annual Meeting of Stockholders and

Proxy Statement

Harsco Corporation

Two Logan Square

100-120 North 18th Street, 17th Floor

Philadelphia, PA 19103

Two Logan Square

100-120 North 18th Street, 17th Floor

Philadelphia, PA 19103

Invitation to Attend 2023 Annual Meeting of Stockholders

Wednesday, April 19, 2023

9:00 a.m., Eastern Time

Via Virtual Meeting Format

Dear Fellow Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Harsco Corporation (the “Company”). The Annual Meeting will again be held via virtual meeting format only via the Internet at meetnow.global/MMQDT9X on Wednesday, April 19, 2023, beginning at 9:00 a.m., Eastern Time. Stockholders and others will not be able to attend the Annual Meeting physically in person, however stockholders that follow the instructions set forth on the virtual meeting hosting site will be able to ask questions.

Information about the business to be conducted at the Annual Meeting, including a listing and discussion of the various matters on which you will be asked to act, can be found in the attached Notice of 2023 Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important to us, and I encourage you to vote your shares whether or not you plan to virtually attend the Annual Meeting. There are several ways in which you can vote your shares, including via the Internet, by telephone, or by signing, dating and returning your Proxy Card. Specific information about each of these voting methods can be found in the Proxy Statement under the heading “Questions and Answers About the Company’s Annual Meeting.”

On behalf of my fellow members of the Board of Directors, I want to thank you in advance for voting and for your continued support of our Company.

Sincerely,

F. Nicholas Grasberger III

Chairman, President & Chief Executive Officer

March 9, 2023

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Table of Contents (continued)

ii

Table of Contents (continued)

iii

Notice of 2023 Annual Meeting of Stockholders

Wednesday, April 19, 2023

9:00 a.m., Eastern Time

Via Virtual Meeting Format

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Harsco Corporation (the “Company”) will be held on Wednesday, April 19, 2023, beginning at 9:00 a.m., Eastern Time via the Internet at meetnow.global/MMQDT9X. Stockholders and others will not be able to attend the Annual Meeting in person.

The purposes of the meeting are as follows:

1.	To elect the nine nominees named in the Proxy Statement to serve as Directors until the 2024 Annual Meeting of Stockholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2023;

3.	To vote, on an advisory basis, to approve the compensation of the Company’s named executive officers;

4.	To vote, on an advisory basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers;

5.	To vote on Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan; and

6.	To conduct such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Proxy Statement accompanying this Notice of 2023 Annual Meeting of Stockholders describes each of these items in detail. In addition, the Proxy Statement contains other important information that you should read and consider before you vote.

The Board of Directors of the Company has fixed the close of business on February 22, 2023 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

The Company is furnishing proxy materials over the Internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many of the Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of 2023 Annual Meeting of Stockholders and Proxy Statement, our Proxy Card, our Annual Report on Form 10-K and the Letter from our Chairman & CEO. We believe this process allows us to provide our stockholders with the information they need while lowering the costs of printing and distributing proxy materials. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

Your vote is very important to us, and we encourage you to vote your shares as soon as possible even if you plan to attend the Annual Meeting via the Internet. Information about how to vote your shares via the Internet, by telephone, or by signing, dating, and returning your Proxy Card can be found in the enclosed Proxy Statement.

By order of the Board of Directors,

Russell C. Hochman

Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary

March 9, 2023

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 19, 2023. The Notice of 2023 Annual Meeting of Stockholders and Proxy Statement, our Proxy Card, our Annual Report on Form 10-K and the Letter from our Chairman & CEO are available free of charge at www.envisionreports.com/hsc (for registered stockholders) or www.edocumentview.com/hsc (for all other stockholders), or by calling toll-free (866) 641-4276.

Proxy Summary

2023 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, April 19, 2023 9:00 a.m., Eastern Time

Record Date:	February 22, 2023

Entry Details:	The Annual Meeting will again be held in a virtual meeting format only via the Internet at meetnow.global/MMQDT9X. Stockholders and others will not be able to attend the Annual Meeting physically in person; however stockholders who follow the instructions set forth on the virtual meeting hosting site will be able to ask questions.

Stockholders as of the record date who have a control number may attend the Annual Meeting via the Internet as a “Shareholder” and may vote during, and participate in, the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered stockholders, their control number can be found on their proxy card or notice, or email they previously received.

Stockholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting as a “Shareholder” and vote during, and participate in, the Annual Meeting. To register, such stockholders must submit to Computershare by email (legalproxy@computershare.com) proof of their legal proxy reflecting their Company share holdings (in the form of an image of their legal proxy), along with their name and email address. Registration emails must be labeled “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on April 14, 2023. Stockholders as of the record date who hold shares through a bank, broker or other nominee and properly register will receive an email from Computershare confirming their registration together with a control number.

Stockholders and other interested parties who do not have a control number may attend the Annual Meeting via the Internet as a “Guest” but will not have the option to vote or ask questions during the meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter	Board Vote Recommendation	Page Number with More Information
Proposal No. 1: Election of Directors	FOR each nominee	16
Proposal No. 2: Ratification of Appointment of Independent Auditors	FOR	35
Proposal No. 3: Vote, on an Advisory Basis, to Approve Named Executive Officer Compensation	FOR	91
Proposal No. 4: Vote, on an Advisory Basis, on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers	ONE YEAR	93
Proposal No. 5: Vote on Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan	FOR	94

This Proxy Summary contains highlights of certain information in this Proxy Statement. Because it is only a summary, it does not contain all the information that you may wish to consider prior to voting. Please review the complete Proxy Statement and the Company’s Annual Report on Form 10-K for additional information.

OUR DIRECTOR NOMINEES

You have the opportunity to vote on the election of the following nine nominees for Director. Additional information regarding each Director nominee’s experience, skills and qualifications to serve as a member of the Company’s Board of Directors can be found in the section entitled “Nominees for Director.”

Name	Age	Years on Board	Position	Independent	Committee Memberships*#
James F. Earl	66	11	Retired Executive Vice President of GATX Corporation	Yes	Audit Governance
Kathy G. Eddy	72	19	Founding Partner of McDonough, Eddy, Poling & Baylous, AC	Yes	Audit MD&C
David C. Everitt	70	13	Independent Lead Director of the Company Former Co-Leader of Deere & Co.’s Agriculture and Turf Division	Yes	MD&C Governance
F. Nicholas Grasberger III	59	9	Chairman, President & CEO of the Company	No	None
Carolann I. Haznedar	63	4	Retired Senior Vice President Americas, DuPont Performance Materials	Yes	Audit Governance+
Timothy M. Laurion	64	1	Retired Managing Director and Senior Corporate Banker for Bank of America	Yes	Audit Governance
John S. Quinn	64	2	Retired CEO and Managing Director of LKQ Europe	Yes	Audit+ MD&C
Edgar (Ed) M. Purvis, Jr.	65	5	Retired Executive Vice President and Chief Operating Officer of Emerson Electric Co.	Yes	MD&C+ Governance
Phillip C. Widman	68	9	Retired Senior Vice President and Chief Financial Officer of Terex Corporation	Yes	Audit Governance

*	Audit = Audit Committee
MD&C = Management Development and Compensation Committee
Governance= Governance Committee
#	Reflects Committee Memberships as of March 1, 2023
+	Indicates Committee Chair as of March 1, 2023

GOVERNANCE HIGHLIGHTS

Corporate Governance

•	3 fully independent Board committees

•	Executive session of independent Directors held at each regularly-scheduled Board meeting

•	Declassified Board – all Directors elected annually

•	By-laws provide a resignation requirement if a Director does not receive majority approval in uncontested election (subject to acceptance by Board)

•	Restated Certificate of Incorporation provides for majority voting in uncontested elections of Directors

•	Formal policy on Board diversity

•	Annual Board and committee self-assessments

•	Bi-annual evaluation of individual Director performance

•	Corporate Governance Principles limit Director membership on other public company boards

•	Strong clawback and anti-hedging policies

•	Significant share ownership requirements for Directors and senior executives

•	Active role in risk oversight, including committee oversight of Environmental Social & Governance (“ESG”) and cybersecurity matters

•	Annual advisory vote to approve named executive officer compensation

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program is designed to provide competitive pay based on Company performance, attract, retain and motivate our senior leaders, align the interests of executives with those of our stockholders, and drive long-term stockholder value. To achieve these objectives, our program includes the following key features:

We Pay for Performance

by aligning our total compensation with business strategies to reward executives who achieve or exceed applicable Company, performance business unit goals.

•	At target performance levels, 2022 variable compensation represented approximately eighty-two percent (82%) of our Chairman, President & Chief Executive Officer’s (“CEO”) total compensation and, on average, approximately sixty-four percent (64%) of total compensation for our other named executive officers (“NEOs”).

•	Payouts under our 2022 annual incentive plan were one hundred percent (100%) performance based – all NEO payouts varied based upon performance achievement.

•	Fifty percent (50%) of the equity awards granted to our CEO and one third of the equity awards granted to our other NEOs in 2022 were in the form of Performance Share Units (“PSUs”), which may be earned based on achievement of pre-determined performance goals.

We Pay Competitively

by setting total target compensation at the median of our defined market for talent.

•	We regularly review and, as appropriate, make changes to our compensation peer group to ensure it is representative of our market for talent, our business portfolio and our global footprint.

•	We provide competitive benefits to attract and retain our NEOs.

We Align Our Compensation Programs with Stockholder Interests by providing a significant amount of each NEO’s compensation opportunity in the form of equity and requiring NEO stock ownership.

•	Our 2022 long-term incentive plan was comprised entirely of equity-based vehicles (Restricted Stock Units (“RSUs”), Stock Appreciation Rights (“SARs”) and PSUs.

•	Stock ownership requirements for our current NEOs ranged from two times salary for NEOs other than our CEO to six times salary for our CEO.

We Employ Sound Compensation Governance

by including practices and policies that are consistent with market practices, supportive of our business structure and aligned with stockholders’ expectations.

•	We follow a number of compensation guidelines and policies implemented to manage our programs in a prudent and risk averse manner

NEO Total Target Compensation for 2022

Compensation Element	% of Total (CEO)	% of Total (Avg. for All Other NEOs)	Description	Cash	Equity

Base Salary	18	36	Annual stable source of income	Yes

Annual Incentive (AIP Award)	20	23	Variable, performance-based annual cash	Yes

Long-Term Incentive (LTIP Awards)	62	41	Variable, time and performance-based annual		Yes

Proxy Statement

This Proxy Statement and the accompanying form of proxy are first being sent to the stockholders on or about March 9, 2023, and are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Harsco Corporation (the “Company,” “Harsco,” “we” or “us”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held in a virtual meeting format only via the Internet at meetnow.global/MMQDT9X on Wednesday, April 19, 2023, beginning at 9:00 a.m., Eastern Time.

We are excited to embrace technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world. Stockholders as of the record date who have a control number may attend the Annual Meeting via the Internet as a “Shareholder” and may vote during, and participate in, the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered stockholders, their control number can be found on their proxy card or notice, or email they previously received.

Stockholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting as a “Shareholder” and vote during, and participate in, the Annual Meeting. To register, such stockholders must submit to Computershare by email (legalproxy@computershare.com) proof of their legal proxy reflecting their Company share holdings (in the form of an image of their legal proxy), along with their name and email address. Registration emails must be labeled “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on April 13, 2023. Stockholders as of the record date who hold shares through a bank, broker or other nominee and properly register will receive an email from Computershare confirming their registration together with a control number.

Stockholders and other interested parties who do not have a control number may attend the Annual Meeting via the Internet as a “Guest” but will not have the option to vote or ask questions during the meeting.

The Notice of 2023 Annual Meeting of Stockholders and Proxy Statement, our Proxy Card, our Annual Report on Form 10-K and the Letter from our Chairman & CEO are available free of charge at www.envisionreports.com/hsc (for registered stockholders) or www.edocumentview.com/hsc (for all other stockholders), or by calling toll-free (866) 641-4276.

Questions and Answers about the Company’s Annual Meeting

Q:	Who is entitled to vote at the Annual Meeting?

A:

You can vote if, as of the close of business on February 22, 2023 (the “Record Date”), you were a stockholder of record of the Company’s common stock (“Common Stock”). As of the Record Date, there were 79,496,254 shares of our Common Stock outstanding. Stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on each matter presented for voting at the Annual Meeting. There are no cumulative voting rights.

Q:	How do I vote my shares by proxy?

A:	Most stockholders can vote their shares by proxy in three ways:

•	By Internet – You can vote via the Internet by going to www.envisionreports.com/hsc and following the instructions outlined on that website;

•	By Telephone – In the United States and Canada, you can vote telephonically by calling (800) 652-8683 (toll free) and following the instructions provided by the recorded message; or

•

By Mail – If you received a paper copy of the proxy materials, you can vote by mail by filling out the enclosed proxy card and returning it pursuant to the instructions set forth on the card. If you wish to vote by mail but received a Notice of Internet Availability of Proxy Materials in lieu of a paper copy of the proxy materials, you may contact our Corporate Communications Department by calling (267) 857-8715 to request that a full packet of proxy materials be sent to your home address. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 7, 2023.

Please see the Notice of Internet Availability of Proxy Materials or the information your bank, broker or other holder of record provided you for more information on these voting options.

Q:	Can I vote in person at the Annual Meeting instead of voting by proxy?

A:

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. We are excited to embrace technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

Stockholders as of the Record Date who have a control number may attend the Annual Meeting via the Internet as a “Shareholder” and may vote during, and participate in, the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered stockholders, their control number can be found on their proxy card or notice, or email they previously received.

Stockholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting as a “Shareholder” and vote during, and participate in, the Annual Meeting. To register, such stockholders must submit to Computershare by email (legalproxy@computershare.com) proof of their legal proxy reflecting their Company share holdings (in the form of an image of their legal proxy), along with their name and email address. Registration emails must be labeled “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on April 14, 2023. Stockholders as of the Record Date who hold shares through a bank, broker or other nominee and properly register will receive an email from Computershare confirming their registration together with a control number.

Stockholders and other interested parties who do not have a control number may attend the Annual Meeting via the Internet as a “Guest” but will not have the option to vote or ask questions during the meeting.

Q:	Can I change or revoke my proxy?

A:

Yes. You may change or revoke your proxy by Internet, telephone or mail prior to 11:59 p.m. Eastern Time on Tuesday, April 18, 2023. You may also change or revoke your proxy by attending the Annual Meeting and voting in person in connection with attending the Annual Meeting via the Internet as described above. If you hold your shares through a bank, broker or other nominee, only that bank, broker or nominee can revoke your proxy on your behalf.

Q:	What if I am a beneficial owner and do not give instructions to my broker?

A:

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker by the deadline provided in the proxy materials you received from your broker. If you do not provide voting instructions to your broker, whether your shares can be voted by your broker depends on the proposal being considered. Under the rules of the New York Stock Exchange (“NYSE”), if your broker does not receive voting instructions from you, the broker is entitled to vote your shares on all “routine” proposals being considered, including the ratification of our auditors (Proposal No. 2). Brokers are not entitled to vote your shares with respect to the election of Directors, the advisory vote on the compensation of the Company’s named executive officers, the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, or the approval of Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan (Proposal Nos. 1, 3, 4 and 5 respectively) without your instructions. This is referred to as a broker “non-vote.”

Q:	What if I hold my shares through the Harsco Corporation Savings Plan or the Harsco Retirement Savings & Investment Plan?

A:

If you are a participant in the Harsco Corporation Savings Plan and/or the Harsco Retirement Savings & Investment Plan, you can instruct the Trustee of those plans how to vote the shares of Common Stock that are allocated to your account, if any, by going to www.investorvote.com and following the instructions outlined in that website or by calling (800) 652-8683 (toll free) and following the instructions provided by the recorded message. If you received a copy o the voting instruction card you may also fill out the enclosed voting instruction card and return it pursuant to the instructions set forth on the card.

If you do not instruct the Trustee how to vote your shares, the Trustee will vote them in the same proportion as those shares for which the Trustee did receive voting instructions.

Q:	How many shares must be present to conduct the Annual Meeting?

A:

To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present at the meeting, either in person or by proxy. A quorum consists of a majority of the issued and outstanding shares of our Common Stock as of the Record Date.

Q:	What vote is required to pass each of the proposals at the Annual Meeting?

A:	Assuming that a quorum is present:

Proposal No. 1: Election of Directors – nominees for the Board of Directors will be elected if more votes are cast in favor of a nominee then are cast against such nominee by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Proposal No. 2: Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Auditors – the affirmative vote of the holders of at least a majority of the shares present at the Annual Meeting, in person or by proxy, is required.

Proposal No. 3: Vote, on an Advisory Basis, to Approve the Compensation of the Company’s Named Executive Officers – the affirmative vote of the holders of at least a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote is required.

Proposal No. 4: Vote, on an Advisory Basis, on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers – the affirmative vote of the holders of at least a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote is required.

Proposal No. 5: Vote on Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan – the affirmative vote of the holders of at least a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote is required.

In certain circumstances, a stockholder will be considered to be present at the Annual Meeting for quorum purposes but will not be deemed to have cast a vote on each particular proposal. This occurs when a stockholder withholds a vote or abstains from voting on a proposal, or in the event of a broker non-vote. In accordance with Delaware law and our Restated Certificate of Incorporation and by-laws, broker non-votes will not be treated as votes cast with respect to the election of Directors (Proposal No. 1) and therefore will not affect the outcome of Director elections. With respect to the advisory vote to approve the compensation of our named executive officers (Proposal No. 3), the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (Proposal No. 4), and the vote on Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan (Proposal No. 5), abstentions will have the effect of negative votes, but broker non-votes will not have any effect. With respect to the ratification of our auditors (Proposal No. 2), abstentions will have the effect of negative votes.

Q:	What happens if a nominee for Director does not receive majority approval?

A:

Our Restated Certificate of Incorporation provides that, in an uncontested election (that is, an election where the number of Director nominees does not exceed the number of Directors to be elected), each Director nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. In addition, our by-laws provide that if a nominee does not receive more “for” votes than votes “withheld” for his or her election, the Director must tender his or her resignation to the Board for consideration. The Governance Committee will then review the resignation and recommend to the Board whether to accept or reject it. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision within 90 days following certification of the election results.

If a Director’s resignation is not accepted by the Board, then the Director who tendered that resignation will continue to serve on the Board until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier death, unconditional resignation or removal.

Q:	Who counts the votes and how will my shares be voted if I return a proxy but do not submit instructions regarding how to vote on a particular matter?

A:	Stockholder votes will be tabulated by an independent inspector of election for the Annual Meeting.

The individuals appointed by the Board to serve as proxies for the Annual Meeting will vote your shares in accordance with the instructions you provide on your proxy card or through your Internet or telephonic vote. If you submit a proxy but do not indicate how your shares should be voted on a particular matter, your shares will be voted as follows:

•	FOR the election as Directors of each of the nine nominees of the Board;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2023;

•	FOR the approval, on an advisory basis, of our named executive officer compensation;

•	ONE YEAR, on the vote, on an advisory basis, of the frequency of future advisory votes on compensation of our named executive officers; and

•	FOR the approval of Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan.

Q:	How are proxies solicited and what is the cost?

A:

We pay the cost of soliciting proxies for the meeting. In addition to solicitation by mail, our employees may solicit proxies personally or by telephone, e-mail or facsimile, but they will not receive additional compensation for these services. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxy materials to their principals, and we may reimburse them for their expenses. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost that is not expected to exceed $15,000 plus reasonable out-of-pocket expenses.

Executive Officers

Set forth below, as of March 9, 2023, are the executive officers of the Company and certain information with respect to each of them. There are no family relationships among any of the executive officers.

Name	Age	Position with the Company

F. Nicholas Grasberger III	59	Chairman, President and Chief Executive Officer

Peter F. Minan	61	Interim Senior Vice President and Chief Financial Officer

Samuel C. Fenice	48	Vice President and Corporate Controller

Russell C. Hochman	58	Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary

Jennifer O. Kozak	54	Senior Vice President and Chief Human Resources Officer

A. Russell Mitchell	56	Harsco Environmental Vice President and Chief Operating Officer

F. Nicholas Grasberger III – See biography on page 18.

Peter F. Minan - Interim Senior Vice President & Chief Financial Officer in this interim capacity since August 2022, returning to the Company to serve in this interim capacity after retiring as the Chief Financial Officer in August 2021. Mr. Minan served as Special Advisor to our Chief Executive Officer from August 2021 to March 2022. Before joining the Company in November 2014, Mr. Minan has an extensive background in global financial management acquired through a nearly 30-year career with KPMG from 1983 to 2012. He became a partner at KPMG in 1993 and served as global lead partner for several multi-national Fortune 500 industrial and consumer audits. His roles included National Managing Partner, U.S. Audit practice, and Partner in Charge, Washington/Baltimore Audit practice. His most recent role prior to Harsco was with Computer Sciences Corporation, where he served as Vice President of Enterprise Risk Management and Internal Audit from 2012 to 2013. After retiring from Harsco, Mr. Minan began teaching as an adjunct Professor of Finance at Drexel University. Mr. Minan holds a bachelor’s degree in commerce from the University of Virginia’s McIntire School of Commerce.

Samuel C. Fenice - Vice President and Corporate Controller since August 16, 2016. Mr. Fenice oversees the administration of all corporate accounting policies and procedures, including internal and external corporate reporting. Mr. Fenice joined Harsco’s Internal Audit team in 2002 and has since held progressively responsible roles in Finance, including two terms as Interim Corporate Controller. Mr. Fenice holds a Bachelor of Science degree in Accounting from The Pennsylvania State University and is a Certified Public Accountant.

Russell C. Hochman - Senior Vice President and General Counsel, Chief Compliance Officer and Corporate Secretary since May 2015. Served as Vice President, Interim General Counsel, Chief Compliance Officer and Corporate Secretary from March 2015 to May 2015. Served as Deputy General Counsel from July 2013 to March 2015. Prior to joining Harsco in 2013, Mr. Hochman served in senior legal roles with Pitney Bowes Inc. and leading law firms based in New York. Mr. Hochman holds a J.D. from Albany Law School of Union University and a B.A. from Cornell University.

Jennifer O. Kozak - Senior Vice President and Chief Human Resources Officer since June 2022. In this role, Ms. Kozak leads the Company’s Human Resources strategy worldwide, including culture and employee engagement, talent management, compensation, and benefits. Ms. Kozak joined Harsco in February 2022 as Vice President, Clean Earth Human Resources. Previously, she served in roles of increasing responsibility over the last 15 years with General Electric and subsequently SUEZ Water Technologies & Solutions. Ms. Kozak holds an MBA from The Pennsylvania State University and a B.A. from Temple University.

A. Russell Mitchell - Vice President and Chief Operating Officer of Harsco Environmental. In this role, Mr. Mitchell has oversight for Harsco Environmental’s global operations. Russ joined the Company in this role in 2018 from Armstrong World Industries, where he served in progressively responsible roles before being named Senior Vice President of Global Technology in 2012. He holds an MBA from the University of Alabama and a BS from Virginia Tech.

The Board of Directors

General Oversight

The Board has general oversight responsibility for the Company’s affairs. Although the Board does not have responsibility for day-to-day management of the Company, Board members stay informed about the Company’s business through regular meetings, site visits and other periodic interactions with management. The Board is deeply involved in the strategic planning process for the Company and each of its business divisions. The Board also plays an important oversight role in the Company’s risk management, leadership development and succession planning processes.

Composition

The Board is currently comprised of nine Directors, eight of whom qualify as independent. There are no family relationships among any of the directors, or between any director and any of the Company’s executive officers. In accordance with the Board’s Corporate Governance Principles and applicable sections of the NYSE Listed Company Manual (the “NYSE Rules”), the independent Directors regularly meet in executive session. These meetings allow the independent Directors to discuss important issues, including the business and affairs of the Company as well as matters concerning management, without any member of management present. During the 2022 fiscal year, the independent Directors held four meetings.

Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its stockholders. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and CEO. This approach allows the Board to elect the most qualified Director as Chairman of the Board while also maintaining the ability to separate the Chairman of the Board and CEO roles when necessary or appropriate.

In 2018 the Board elected F. Nicholas Grasberger III, our President & CEO, as Chairman of the Board. In addition, the Board elected David C. Everitt as independent Lead Director of the Board. When the Board appointed Mr. Everitt as the Lead Director, the Board reviewed the Lead Director’s role and responsibilities to ensure responsible oversight, including taking into account feedback received from existing investors.

As Lead Director, Mr. Everitt has the following responsibilities, which are set forth in the Company’s Corporate Governance Principles:

•	Establishing the agenda for the executive sessions of the independent Directors;

•	Calling meetings of the independent Directors, in addition to the executive sessions of independent Directors held after each Board meeting;

•	Chairing the executive sessions and other meetings of the independent Directors;

•	Communicating the result of meetings of the independent Directors to the Chairman and other members of management, as appropriate;

•	Regularly consulting with the Chairman;

•	Discussing the schedule and agenda for the Board meetings with the Chairman;

•	Approving the meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Presiding at Board meetings in the absence of the Chairman;

•	Reviewing information that is sent to the Board and all critical communications to the Board; and

•	Being available for consultation and direct communication at the request of major stockholders.

Finally, the Board has established three standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Management Development and Compensation Committee (the “MD&C Committee”); and (3) the Governance Committee. Each of the Audit Committee, MD&C Committee and Governance Committee is comprised entirely of independent Directors.

Board Role in Risk Oversight

Management is responsible for identifying, evaluating, managing and mitigating the Company’s exposure to risk. It is the Board’s responsibility to oversee the Company’s risk management process and to ensure that management is taking appropriate action to identify, manage and mitigate key risks. The Board administers its risk oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to committees for further consideration and evaluation. The following table summarizes the role of the Board and each of its committees in overseeing risk:

Governing Body	Role of Risk Oversight
Board

• Regularly reviews the strategic plans of the Company and each of its business divisions, including risks associated therewith

• Reviews enterprise-level and other key risks identified through the Company’s enterprise risk management (“ERM”) process as well as management’s plans to mitigate those risks

• Annual briefing by the Chief Information Officer on information security matters

• Regularly reviews the Company’s insurance policies, which includes cyber insurance

• Conducts annual succession plan reviews to ensure the Company maintains appropriate succession plans for its senior officers

Audit Committee

• Oversees compliance with legal and regulatory requirements and the Company’s Code of Conduct

• Oversees financial risks, including risks relating to key accounting policies

• Oversees the Company’s ERM framework and the process for identifying, assessing and monitoring key business risks

• Reviews internal controls with the Principal Financial Officer, Principal Accounting Officer and internal auditors

• Reviews information security matters quarterly with the Chief Information Officer

• Meets regularly, including executive sessions, with representatives of the independent auditors

MD&C Committee

• Oversees risks relating to the Company’s compensation programs*

• Oversees risks relating to the Company’s equity programs*

• Oversees the process for conducting annual risk assessments of the Company’s compensation policies and practices*

• Employs an independent compensation consultant to assist in reviewing compensation programs, including the potential risks created by the programs*

• Oversees the Company’s executive management succession planning program

• Oversees diversity and inclusion process

Governance Committee

• Oversees risks relating to the Company’s governance structure and other corporate governance matters and processes

• Oversees the Company’s ESG strategy

• Evaluates related person transactions

• Oversees compliance with key corporate governance documents, including the Corporate Governance Principles and the Insider Trading Policy

• Oversees the delegation of risks identified in the ERM framework to the Board and its committees

• Oversees the Company’s chief executive officer assessment, development and succession planning process and provides input on assessment to MD&C for compensation decisions

*Further detail regarding the MD&C Committee’s review of compensation-related risks can be found under the heading “Compensation Policies and Practices as They Relate to Risk Management” in this Proxy Statement.

The decision to administer the Board’s oversight responsibilities in this manner has a key effect on the Board’s leadership and committee structure, described in more detail above.

Oversight of Cybersecurity Risks

As part of the Board’s role in overseeing the Company’s risk management process, the Board and its Audit Committee devote time and attention to cybersecurity and information management risks. The Chief Information Officer reports to the Audit Committee quarterly, and the full Board at least once a year, on cybersecurity matters and related risk exposures. These reports include the results of the Company’s continuous security awareness training and anti-phishing scenarios, as well as the status of the Company’s goal of becoming compliant with the NIST800 framework, which the Company expects to occur before the end of the first quarter of 2023. In addition, management regularly reports on the Company’s insurance policies to the full Board, which includes the Company’s $10 million cyber insurance policy.

Environmental, Social and Governance Oversight

As noted above, the Board has charged the Governance Committee with oversight responsibility of the Company’s ESG strategy. The Governance Committee receives quarterly reports from management on the Company’s environmental and sustainability activities and risks, including risks related to climate change, and key performance indicators the Company uses to track performance. The Governance Committee provides regular updates to the Board on the Company’s environmental initiatives.

The MD&C Committee assists the Board in discharging its oversight responsibilities for the Company’s human capital management matters, including overseeing the Company’s diversity and inclusion process and initiatives. Management provides quarterly updates to the MD&C Committee on these areas and initiatives.

The full Board receives quarterly updates from both the Governance Committee and the MD&C Committee on environmental and human capital management matters and initiatives discussed within the respective committees, and also receives regular updates from management on both topics.

The Company also voluntarily discloses key ESG matters and metrics both on its website and in its annual Environmental, Social and Governance Report. The Company’s most recent Environmental, Social and Governance Report, published in October 2022, is available on its website at www.harsco.com/sustainability. Unless specifically stated herein, documents and information on the Company’s website are not incorporated by reference in this proxy statement.

Experience, Skills and Qualifications

The Governance Committee works with the full Board to determine the appropriate characteristics, skills and experiences for the Board as a whole as well as its individual members. While the Governance Committee has not established minimum criteria for Director candidates, it has established important factors that it considers when evaluating potential candidates. These factors are set forth in the Board’s Corporate Governance Principles and include integrity and strength of character, mature judgment, strategic thinking, demonstrated leadership skills, relevant business experience, experience with international business issues and risk, public company experience, innovation, technology or information technology expertise, brand marketing experience, availability, career specialization, relevant technical skills, time and willingness to perform duties as a Director, absence of conflicts of interest, diversity and the extent to which the candidate would fill a present need on the Board. In addition, as explained in more detail below in the section entitled “Diversity,” the Board is committed to a policy of inclusiveness that requires all new Board nominees to be drawn from a pool that includes diverse candidates, with a commitment to seeking out highly qualified women and minority candidates.

In addition to evaluating new Director candidates, the Governance Committee regularly assesses the composition of the Board in order to ensure it reflects an appropriate balance of knowledge, skills, expertise, diversity and independence. As part of this assessment, each Director is asked to identify and assess the particular experiences, skills and other attributes that qualify him or her to serve as a member of the Board. Based on the most recent assessment of the Board’s composition completed in February 2023, the Governance Committee and the Board have determined that, in light of the Company’s current business structure and strategies, the Board has an appropriate mix of Director experiences, skills, qualifications and backgrounds.

Set forth below is a general description of the types of experiences and skills the Governance Committee and the Board believe to be particularly relevant to the Company at this time:

Leadership Experience

Directors who have demonstrated significant leadership experience over an extended period of time, especially current and former executive officers or leaders of significant business units, provide the Company with valuable insights that can only be gained through years of managing complex organizations. These individuals understand both the day-to-day operational responsibilities facing senior management and the role Directors play in overseeing the affairs of large organizations.

International Experience

Given the Company’s global footprint and current focus on growing its presence in emerging markets, Directors with experience in markets outside the United States are critical to the Company’s long-term success.

Innovation and Technology Experience

In light of the important role of innovation and technology to the Company’s businesses, Directors with innovation and technology experience add significant value to the Board.

Financial Experience

Directors with an understanding of accounting, finance and financial reporting processes, particularly as they relate to large, multi-national businesses, are critical to the Company. Accurate financial reporting is a cornerstone of the Company’s success, and Directors with financial expertise help to provide effective oversight of the Company’s financial measures and processes.

A description of the most relevant experiences, skills, attributes and qualifications that qualify each Director candidate to serve as a member of the Board is included in his or her biography.

Diversity

The Board believes that diversity is one of many important considerations in board composition. To ensure the Board is comprised of members with an appropriate mix of characteristics, skills, experiences and backgrounds, the Board has adopted a Board diversity policy, which is set forth in the Board’s Corporate Governance Principles as well as the Governance Committee’s written charter. Pursuant to the diversity policy, the Board is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search the Company undertakes and ensuring that Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates.

Currently, the Board includes two female directors, K. G. Eddy and C. I. Haznedar. K. G. Eddy has reached the recommended retirement age under the Company’s Corporate Governance Principles but has agreed to remain on the Board while the Company’s search for a replacement director is completed. In addition, while the Company had one director, Mr. Longhi, who self-identified as Latin American, Mr. Longhi resigned from the Board on February 23, 2023 due to other time commitments. Consistent with its Corporate Governance Principles, the Company is committed to having a diverse Board and will look to add an ethnically diverse director prior to the next annual meeting.

As noted above, the Governance Committee evaluates the current composition of the Board from time to time to ensure that the Directors reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board, the Governance Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating potential Director candidates.

The Board and the Governance Committee believe that the Company’s current Directors, as a group, reflect the diverse mix of skills, experiences, backgrounds and opinions necessary to foster an effective decision-making environment and promote the Company’s culture across the globe. Each of the Company’s current Directors has significant experience working in international environments (including Directors who have lived and worked outside the United States for significant portions of their careers), and Board member experiences cover a wide range of industries.

Service on Other Boards

The Company’s Corporate Governance Principles provides limitations and requirements for Directors’ service on other boards of directors. Independent Directors who are members of the Audit Committee may serve on audit committees of no more than three public companies, including the Board. Non-Executive Directors may serve on the boards of directors of no more than four public companies, including the Board. The Company’s Corporate Governance Principles provide for the Board to make an exception on a case-by-case basis; however, no exceptions have been made for existing Directors. The Governance Committee reviews annually each Director’s time commitments to other companies in determining whether each Director should be nominated to the Board at an upcoming Annual Meeting.

In addition, in the event a Director is invited to serve on another for-profit company’s board of directors, such Director must provide advance notice to the Chairman of the Board and the Chair of the Governance Committee, and the Board must approve the additional time commitment on such Director before the Director may accept the invitation. In considering such approval, the Board takes into consideration the extent to which a Director’s ability to adequately fulfill his or her responsibilities to the Company and the Board may be impaired by service on other boards or committees.

Proposal 1: Election of Directors

The first proposal to be voted on at the Annual Meeting is the election of nine Directors, each of whom has been recommended for election by the Board. If elected, the Directors will hold office until the next annual meeting of stockholders or until their successors are elected and qualified, subject to the Board’s resignation requirement (as described in more detail below).

The Board recommends that stockholders vote “FOR” the election of each of the following nominees:

•	J. F. Earl,

•	K. G. Eddy,

•	D. C. Everitt,

•	F. N. Grasberger III,

•	C. I. Haznedar,

•	T. M. Laurion,

•	E. M. Purvis, Jr.,

•	J. S. Quinn, and

•	P. C. Widman.

As discussed above, under the Company’s Restated Certificate of Incorporation, in any uncontested election, each Director nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. This is known as a “majority voting standard.” If any Director nominee fails to receive more “for” votes than votes “against” for his or her election, then such Director will be required by the Company’s by-laws to tender his or her resignation to the Board for consideration. The Governance Committee will then review the resignation and recommend to the Board whether to accept or reject it. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision within 90 days following certification of the election results. In the event the Board determines not to accept the Director’s resignation, the Board will also disclose the reasons such resignation was rejected. The Director who tendered his or her resignation will not participate in the Governance Committee’s recommendation or the Board’s decision. If a Director’s resignation is not accepted by the Board, then the Director who tendered that resignation will continue to serve on the Board until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier death, unconditional resignation or removal.

Nominees for Director

All of the following Directors have been recommended for election by the Governance Committee, and the Board has approved all such recommendations. Each of the following nominees for Director has accepted the nomination and has agreed to serve as a Director if elected by the Company’s stockholders.

The information set forth below states the name of each nominee for Director standing for re-election, his or her age (as of March 1, 2023), a listing of present and recent employment positions, the year in which he or she first became a Director of the Company, other directorships held, the nominee’s specific experience, qualifications, attributes or skills that qualify him or her to serve as a Director and the committees of the Board on which the individual serves.

Nominees for Election as Directors with Terms Expiring in 2024

James F. Earl

Director since 2012, Age 66

Retired Executive Vice President of GATX Corporation (“GATX”) (one of the world’s leading railcar and locomotive leasing companies). Mr. Earl served as an executive with GATX since 1988 and was most recently Executive Vice President of GATX from 2006 until his retirement on March 1, 2018 and President of the GATX Rail International business segment and CEO of American Steamship Company (a division of GATX) from 2012 until his retirement on March 1, 2018. Prior to GATX, Mr. Earl held management positions with two railroad companies, Soo Line Railroad and Southern Pacific Transportation Company. He is a past recipient of the Norman W. Seip Award for Industry Excellence in the rail finance industry. Mr. Earl serves on the board of directors of Textainer Group Holdings Ltd., where he is a member of the Audit Committee and Compensation Committee.

With several decades of senior management experience in the rail industry, Mr. Earl contributes to the Board a sophisticated and informed perspective on one of the Company’s business units. Furthermore, as the retired President of the GATX Rail International business segment, Mr. Earl has gained substantial international business experience, which enhances his contributions to the Board.

Committee Memberships: Audit, Governance

Kathy G. Eddy

Director since 2004, Age 72

Founding partner of McDonough, Eddy, Parsons & Baylous, AC (a public accounting firm) since 1981. Chairman of the Board of Directors of the American Institute of Certified Public Accountants (“AICPA”) between 2000 and 2001. Current member of the AICPA Governing Council. Member of the Board of Directors, Executive Committee and Chairman of the Audit Committee of West Virginia United Health System, Inc. since 2011.

Ms. Eddy brings substantial financial accounting and consulting experience to our Board, having served as a certified public accountant for over 30 years. She is a past recipient of the AICPA gold medal for distinguished service, and she continues to serve the AICPA as a member of the Governing Council. Ms. Eddy also gained significant leadership experience while serving as Chairman of the West Virginia Jobs Investment Trust Board from 1993 to 1997. In addition, Ms. Eddy served as Chairman of the Board of Directors of Camden Clark Memorial Hospital in Parkersburg, West Virginia from 1997 to 2000, and she continues to serve on Camden Clark’s Board of Directors and on its Executive Committee. Ms. Eddy’s extensive accounting career, her long tenure as a member of the Company’s Board and Audit Committee (where she served as Chairman from 2007 to 2010), her service from 2013 to 2020 as Chair of the Governance Committee, and her previous service as Lead Director, as well as her demonstrated leadership skills, make her an integral part of our Board.

Committee Memberships: Audit, MD&C

Nominees for Election as Directors with Terms Expiring in 2024 - Contd...

David C. Everitt

Director since 2010, Age 70

Independent Lead Director of the Company since October 22, 2018. Former Non-Executive Chairman of the Company from August 1, 2014 to October 22, 2018. Interim President & CEO of the Company from February 28, 2014 to July 30, 2014. Former Co-Leader of the Agriculture and Turf division of Deere & Company (the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment), the company’s largest operating group. Mr. Everitt served as President – North America, Asia, Australia, Sub-Saharan and South Africa and Global Tractor and Turf Products from 2009 until his retirement from Deere & Company in September 2012. Prior to that, he had served as President, Agricultural Division – North America, Australia, Asia and Global Tractor and Implement Sourcing since January 2006. Mr. Everitt is a member of the Board of Directors of Allison Transmission, where he serves on the Nominating and Corporate Governance Committee and the Finance Committee, and Brunswick Corporation, where he serves on the Nominating and Corporate Governance Committee and as the Chair of the Human Resources and Compensation Committee. Mr. Everitt previously served on the Board of Directors of Agrium, Inc. until its merger with Potash Corporation, as well as Nutrien Ltd., the successor to such merger, retiring in August 2020. In March 2021, Mr. Everitt joined the Board of Directors of Corteva, Inc., where he serves on the Governance and Compliance Committee and Sustainability, Safety and Innovation Committee.

Mr. Everitt’s service both as former Non-Executive Chairman and as former Interim President & CEO of the Company provides him with comprehensive knowledge of the various segments of our business and of the critical internal and external challenges facing the Company and the industries in which it operates. His leadership within the Company, as well as his senior leadership roles across various Deere & Company entities, combined with his engineering experience and global expertise, make him a valuable Board contributor.

Committee Memberships: MD&C, Governance

F. Nicholas Grasberger III

Director since 2014, Age 59

Chairman, President and Chief Executive Officer since October 22, 2018. President and Chief Executive Officer from August 1, 2014 to October 22, 2018. Mr. Grasberger served as Senior Vice President and Chief Financial Officer from April 2013 to November 2014, and as President and Chief Operating Officer from April 2014 to August 2014. Prior to joining Harsco in 2013, Mr. Grasberger served as the Managing Director of the multinational Precision Polymers division of Fenner Plc from March 2011 to April 2013. From April 2009 to November 2009 he served as Executive Vice President and Chief Executive Officer of Armstrong Building Products. From January 2005 to March 2009 he served as Senior Vice President and Chief Financial Officer of Armstrong World Industries, Inc. Prior to his employment with Armstrong, Mr. Grasberger served as Vice President and Chief Financial Officer of Kennametal Inc. and before that as Corporate Treasurer and Director of the corporate planning process at H.J. Heinz Company. He started his career with USX Corporation. In June 2019, Mr. Grasberger joined the board of directors of Louisiana-Pacific Corporation, where he serves as Chair of the Finance and Audit Committee, and on the Executive Committee and Governance and Corporate Responsibility Committee.

Mr. Grasberger’s day-to-day leadership of Harsco Corporation provides an invaluable contribution to the Company’s Board of Directors. From his previous executive positions with other large public companies serving in accounting, financial and operational roles, Mr. Grasberger brings leadership, vision and extensive business operating, financing and global experience to the Company.

Committee Memberships: None

Nominees for Election as Directors with Terms Expiring in 2024 - Contd...

Carolann I. Haznedar

Director since 2018, Age 63

Retired Senior Vice President Americas, DuPont Performance Materials. Ms. Haznedar held various positions with E.I. du Pont de Nemours and Company from August 1981 until June 2016. Most recently, she served as Senior Vice President Americas, DuPont Performance Materials from September 2015 until June 2016, Senior Vice President Americas, Packaging & Industrial Polymers from October 2011 until September 2015, and Senior Vice President Global, Packaging & Industrial Polymers from July 2008 until October 2011. Prior to E.I. du Pont de Nemours and Company, Ms. Haznedar worked for Edo Aire Corporation. Ms. Haznedar is currently a director of Allison Transmission, where she serves on the Audit Committee and the Nominating and Corporate Governance Committee, and as the Chair of the Finance Committee.

Ms. Haznedar’s career at E.I. du Pont de Nemours included responsibility for their multi-billion dollar global packaging and industrial polymers business. Other global businesses she led include Engineering Polymers focused in the automotive industry, Kevlar® Life Protection, and Elastomers serving industrial markets. She started at DuPont in manufacturing at one of their largest plants. Ms. Haznedar brings strong operational excellence and business leadership to our Board. In addition, her experience in driving growth and innovation, and her deep global experience with lean organizations, identifying and developing talent, combined with her outstanding record of achieving significant profitable growth is a benefit to our Board.

Committee Memberships: Audit, Governance (Chair)

Timothy M. Laurion

Director since 2023, Age 64

Retired in November 2022 after spending his 41 year career at Bank of America and predecessor organizations with the last several decades covering the Environmental Services industry as a Managing Director and Senior Corporate Banker in the bank’s Global Corporate & Investment Banking division. He has particular expertise in the Environmental Services sector having developed and maintained lead bank relationships as a C-suite trusted advisor with most of the nation’s top environmental and waste firms during his decades long career supporting this industry. He has broad experience with capital markets, acquisition finance, and the bank market having structured over $100 billion of credit facilities across dozens of transactions to support the growth initiatives of the Bank’s clients. Mr. Laurion has a BA from Bowdoin College, and an MBA from Suffolk University. He is a Chartered Financial Analyst.

Mr. Laurion’s career as one of the leading environmental services bankers brings significant value to the Company and the Board. His extensive experience in this area will assist the Board as the Company completes its transition to an environmental services business. In addition, his background with Bank of America and his financial expertise will provide the Board with significant insight.

Committee Memberships: Audit, Governance

Nominees for Election as Directors with Terms Expiring in 2024 - Contd...

Edgar (Ed) M. Purvis, Jr.

Director since 2018, Age 65

Retired Executive Vice President and Chief Operating Officer of Emerson Electric Co. (Emerson). Mr. Purvis served as Executive Vice President and Chief Operating Officer at Emerson from January 2015 until his retirement in November 2017. Mr. Purvis served as Executive Vice President in the Emerson Climate Technologies division until 2015 when he became Chief Operating Officer of Emerson. Prior to working for Emerson, Mr. Purvis served in a number of senior management positions with Copeland Corporation from 1983 until it was acquired by Emerson in 1986. Mr. Purvis is a former member of the executive board of the Air-Conditioning, Heating and Refrigeration Institute, holds a bachelor’s degree in mechanical engineering from the University of Tennessee, a master’s degree in mechanical engineering from the University of Michigan – Dearborn, and a master’s degree in business administration from Capital University in Columbus, Ohio.

During Mr. Purvis’ career at Emerson he was responsible for Emerson’s day-to-day business activities, which included financial reviews, global procurement, logistics, information technology, product development and strategic planning. His experience brings to the Board valuable insight into the operational challenges for a global organization. In addition, Mr. Purvis brings strong business acumen and leadership skills to the Board.

Committee Memberships: MD&C (Chair), Governance

John S. Quinn

Director since 2021, Age 64

Mr. Quinn served as executive strategic advisor for LKQ Corporation, a Fortune 500 company, the largest European distributor of aftermarket automotive parts from 2020 through 2022. From 2015 – 2019, he served as CEO and Managing Director of LKQ Europe. Before that, Mr. Quinn served as Executive Vice President and CFO of LKQ Corporation from 2009 – 2015. Mr. Quinn worked for Casella Waste Industries as SVP, Treasurer and CFO from 2008 – 2009 and for Republic Waste Industries as SVP Finance from 2005 – 2009. From 2001 Mr. Quinn served in a variety of roles including CAO and SVP Finance at Allied Waste before the merger with Republic Waste Industries. Prior to joining Allied Waste, he held a number of positions with Waste Management International plc including CAO and Finance Director from 1997 to 2001. He also held a number of financial and operational roles with Waste Management Inc. subsidiaries in Canada from 1987 to 1997. Mr. Quinn was the Chairman of the Board of Directors of Mekonomen AB, a company publicly listed on the Stockholm Stock Exchange, from 2017 to 2021, serving on the Audit, Nomination and Remuneration Committees. Mr. Quinn is a retired CPA.

Mr. Quinn brings extensive operational experience in the waste and recycling industries to the Board. His knowledge of these industries provides valuable insights as the Company continues to grow and expand in these industries. In addition, his various finance and accounting roles, both as a retired CPA and in his former positions as chief financial officer and chief accounting officer, provides the Board with considerable financial expertise and insight.

Committee Memberships: MD&C, Audit (Chair)

Nominees for Election as Directors with Terms Expiring in 2024 - Contd...

Phillip C. Widman

Director since 2014, Age 68

Retired Senior Vice President and CFO of Terex Corporation (a global manufacturer delivering customer-driven solutions for a wide range of commercial applications, including the construction, infrastructure, quarrying, mining, manufacturing, transportation, energy and utility industries). Mr. Widman held this position from 2002 until his retirement in March 2013. Prior to that, he served as Executive Vice President and CFO of Philip Services Corporation (an integrated environmental and industrial service corporation) from 1998 to 2001. Mr. Widman currently serves as a director of Sturm, Ruger & Company, Inc., where he also serves as Chairman of the Risk Oversight Committee, as a member of the Compensation Committee and as a member of the Capital Policy Committee; and V2X, Inc. (formerly Vectrus, Inc.) where he serves on the Audit Committee and as Chair of the Compensation and Personnel Committee. He served as a member of the Board of Directors and Nominating and Governance Committee, and as Chairman of the Audit Committee, of Lubrizol Corporation from November 2008 until its acquisition by Berkshire Hathaway in September 2011.

Having served as a CFO for multiple businesses operating in the industrial services and manufacturing markets for more than 15 years, Mr. Widman adds considerable financial expertise, business management skills and operational knowledge to the Board. His membership on other public company boards further enhances his contribution to the Board.

Committee Memberships: Audit, Governance

Meetings and Committees of the Board

Meetings of the Board and Director Attendance at Annual Meeting

The Board held six meetings during the fiscal year ended December 31, 2022. Each Director attended at least 75% of the aggregate number of Board and applicable committee meetings held during 2022.

It is our policy to request that all Board members attend annual stockholder meetings. However, we also recognize that personal attendance by all Directors is not always possible. All Directors who served on the Board at the time of the Annual Meeting of Stockholders in 2022 virtually attended the Annual Meeting of Stockholders in 2022.

Committees of the Board

The Board has established standing Audit, Management Development and Compensation, and Governance committees. Membership in each of these committees, as of March 1, 2023, is shown in the following chart:

Audit	Management Development and Compensation	Governance

John S. Quinn (Chair)	Edgar M. Purvis, Jr. (Chair)	Carolann I. Haznedar (Chair)

James F. Earl	Kathy G. Eddy	James F. Earl

Kathy G. Eddy	David C. Everitt	David C. Everitt

Carolann I. Haznedar	John S. Quinn	Timothy M. Laurion

Timothy M. Laurion		Edgar M. Purvis, Jr.

Phillip C. Widman		Phillip C. Widman

All Directors listed above, including committee chairs, served on the respective committees listed above for the entire 2022 fiscal year, except as follows:

•	Audit Committee – Mr. Laurion was added on February 25, 2023

•	Governance Committee – Mr. Laurion was added on February 25, 2023

The table below identifies the number of meetings held by each committee in 2022, provides a brief description of the duties and responsibilities of each committee, and provides general information regarding the location of each committee’s charter:

Committee	Meetings	Duties & Responsibilities	General Information

Audit	7

•   Oversee financial reporting processes, including meeting with members of management, the external auditors and the internal auditors;

•   Review and approve audit and non-audit services including responsibility for approving the appointment, compensation, retention, and oversight of the work of the external auditors;

•   Review results of the annual audit;

•   Review adequacy of internal controls;

•   Discuss (with management and the independent auditors) the Company’s guidelines, policies and controls with respect to risk assessments and risk management;

•   Oversee the Company’s ERM framework and the process for identifying, assessing and monitoring key business risks;

•   Oversee (in conjunction with the Governance Committee) the Company’s compliance program;

•   Maintain and oversee procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•   Review and discuss Quarterly Reports on Form 10-Q and Annual Report on Form 10-K prior to filing with the Securities and Exchange Commission (the “SEC”); and

•   Review and discuss Quarterly Earnings Releases prior to their release.

•   Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Exchange Act Rule 10A-3

•   Copy of the Audit Committee charter can be viewed at the Corporate Governance section of our website at www.harsco.com/ corporate-governance

•   See “Report of the Audit Committee”

MD&C	6

•   Establish and review the Company’s overall executive compensation philosophy, structure and operation to ensure they do not encourage excessive risk taking;

•   Review and approve goals and objectives relevant to executive officer compensation and evaluate performance relative to established goals and objectives;

•   Evaluate and approve (or recommend that the Board approve) compensation grants to executive officers under annual and incentive compensation plans, including equity-based compensation, and other executive benefits of executive officers;

•   Review incentive compensation plans and equity- based compensation plans; and

•   Oversee and approve the executive officer assessment, development and succession planning process for the Company.

•   Established in accordance with Exchange Act Rule 10C-1

•   Copy of the MD&C Committee charter can be viewed at the Corporate Governance section of our website at www.harsco.com/ corporate-governance

•   See “Compensation Committee Report”

Committee	Meetings	Duties & Responsibilities	General Information

Governance	5

•   Establish criteria for the selection of new Directors to serve on the Board;

•   Oversee the Company’s ESG strategy;

•   Identify individuals qualified as candidates to serve on the Board and recommend Director candidates for election to the Board;

•   Consider matters relating to the retirement of Board members, including term limits or age caps;

•   Review matters relating to Director and Director nominee independence;

•   Review and make recommendations to the Board regarding Board and committee size and composition;

•   Oversee the evaluation of the Board and each of its committees;

•   Make recommendations to the Board regarding non-employee Director compensation, including equity compensation;

•   Oversee the Company’s corporate governance program and Corporate Governance Principles;

•   Oversee (in conjunction with Audit Committee) the Company’s compliance program;

•   Oversee the delegation of risks identified in the ERM framework to the Board and its committees; and

•   Oversee the chief executive officer assessment, development and succession planning process and provide input on assessment to MD&C for compensation decisions.

•   Copy of the Governance Committee charter can be viewed at the Corporate Governance section of our website at www.harsco.com/corporate- governance;

•   Additional details regarding the role of the Governance Committee can be found in the section entitled “Nominations of Directors.”

Corporate Governance

We have a long-standing commitment to good corporate governance practices. These practices come in many different forms and apply at all levels of our organization. They provide the Board and our senior management with a framework that defines responsibilities, sets high standards of professional and personal conduct and promotes compliance with our various financial, ethical, legal and other obligations and responsibilities.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles that, along with the charters of the Board committees, provide the framework for our Board’s operation and governance. The Governance Committee is responsible for overseeing and reviewing our Corporate Governance Principles at least annually and recommending any proposed changes to the Board for approval. The Corporate Governance Principles are available on our website at www.harsco.com/corporate-governance in the Corporate Governance section.

Code of Conduct

We have adopted a Code of Conduct applicable to our Directors, officers and employees worldwide. The Code of Conduct is issued in booklet form and an online training program facilitates new employee orientation and individual refresher training. Our Code of Conduct is produced in over 20 languages. Each year, all of our Company leaders throughout the world are required to certify their compliance with the Code of Conduct. The Code of Conduct, including amendments thereto or waivers thereof granted to a Director or executive officer, if any, can be viewed on our website at www.harsco.com/corporate-governance in the Corporate Governance section.

Stockholder and Interested Party Communications with Directors

The Board has established a formal process for stockholders and interested parties to communicate directly with the Lead Director, the non-management Directors or with any individual member of the Board. Stockholders and interested parties may contact any member of the Board by writing to the specific Board member in care of our Corporate Secretary at our Corporate Headquarters (Two Logan Square, 100-120 North 18th Street, 17th Floor, Philadelphia, PA 19103). Our Corporate Secretary will forward any such correspondence to the applicable Board member; provided, however, that any such correspondence that is considered by our Corporate Secretary to be improper for submission to the intended recipients will not be provided to such Directors. In addition, Board members, including the Lead Director, can be contacted by e-mail at BoardofDirectors@harsco.com.

Director Independence

The Board has affirmatively determined that the following eight Directors are independent pursuant to the applicable independence requirements set forth in the NYSE Rules and by the SEC because they either have no relationship with the Company (other than as a Director and stockholder) or because any relationship they have with the Company is immaterial: Messrs. Earl, Everitt, Laurion, Purvis, Quinn and Widman and Ms. Eddy and Ms. Haznedar. In making these independence determinations, the Board, in consultation with the Governance Committee, reviewed the direct and indirect relationships between each Director and the Company and its subsidiaries, as well as the compensation and other payments each Director received from or made to the Company and its subsidiaries.

Nominations of Directors

The Governance Committee is responsible for overseeing the selection of qualified nominees to serve as members of the Board. Consistent with the Board diversity policy, in administering its oversight responsibilities, the Governance Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search the Company undertakes, and to ensuring that Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. Beyond those specific parameters, the

Governance Committee has not adopted formal selection procedures, but instead utilizes general guidelines that allow it to adjust the selection process to best satisfy the objectives established for any Director search. The Governance Committee considers Director candidates recommended by any reasonable source, including current Directors, management and stockholders. In the case of Mr. Laurion, the Governance Committee engaged a search firm in 2022 to identify potential Director candidates.

Pursuant to its charter, the Governance Committee has the authority to retain search firms to assist it in identifying candidates to serve as Directors and to approve the fees and other retention terms of any such firms. The Governance Committee evaluates all Director candidates in the same manner, regardless of the source of the recommendation of such Director candidate. The Governance Committee will consider recommendations for Director candidates from stockholders if such recommendations are submitted in writing to:

Corporate Secretary

Harsco Corporation

Two Logan Square

100-120 North 18th Street

17th Floor

Philadelphia, PA 19103

Any such written recommendation from stockholders must set forth the following information:

•

The full legal name, address and telephone number of the stockholder recommending the Director candidate for consideration and whether that stockholder is acting on behalf of or in concert with other beneficial owners, and, if so, the same information with respect to them;

•

The number of shares held by the recommending stockholder as of a recent date and how long such shares have been held, or, if such shares are held in street name, reasonable evidence satisfactory to the Governance Committee of such stockholder’s ownership of such shares as of a recent date;

•	The full legal name, address and telephone number of the proposed nominee for Director;

•

A reasonably detailed description of the proposed nominee’s background, experience and qualifications, financial literacy and expertise, as well as any other information required to be disclosed in the solicitation of proxies for election of Directors pursuant to the rules of the SEC, and the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our Directors;

•	Disclosure of any direct or indirect relationship (or arrangements or understandings) between the recommending stockholder and the proposed nominee (or any of their respective affiliates);

•

Disclosure of any direct or indirect relationship between the proposed nominee and the Company, any of our employees or Directors, any beneficial owner of more than 5% of our common stock, or any of their respective affiliates;

•

Disclosure of any direct or indirect interest that the recommending stockholder or proposed nominee may have with respect to any pending or potential proposal or other matter to be considered at this Annual Meeting or any subsequent meeting of our stockholders; and

•

A written, signed and notarized acknowledgement from the proposed nominee consenting to such recommendation by the recommending stockholder, confirming that he or she will serve as a Director, if so elected, and consenting to our undertaking of an investigation into his or her background, experience and qualifications, any direct or indirect relationship with the recommending stockholder, the Company, our Directors or management or 5% stockholders, or interests in proposals or matters, and any other matter reasonably deemed relevant by the Governance Committee to its consideration of such person as a potential Director candidate.

On October 19, 2022, in connection with the effectiveness of new SEC rules regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law, and a periodic review of the by-laws by the Company, the Board of

Directors adopted amended and restated by-laws. Among other things, the amendments effected enhanced procedural mechanics and disclosure requirements in connection with stockholder nominations of directors, including requiring additional disclosures, addressing matters relating to Rule 14a-19 under the Exchange Act, and requiring that proposed nominees make themselves available for and submit to interviews by the Board or any Board committee within 10 days following the date of any reasonable request by the Board or any Board committee. The Governance Committee believes that these procedural requirements are intended solely to ensure that it has a sufficient basis on which to assess potential Director candidates and are not intended to discourage or interfere with appropriate stockholder nominations. The Governance Committee does not believe that any such requirements subject any stockholder or proposed nominee to any unreasonable burden. The Governance Committee and the Board reserve the right to change the above procedural requirements from time to time and/or to waive some or all of the foregoing requirements with respect to certain nominees, but any such waiver shall not preclude the Governance Committee from insisting upon compliance with any and all of the above requirements by any other recommending stockholder or proposed nominees.

Non-Employee Director Compensation

The general policy of our Board is that compensation for non-employee Directors should be competitive with similarly situated companies and should be comprised of a mix of cash and equity. Our Governance Committee annually reviews market data regarding comparable director compensation programs. This data is prepared by management and the independent compensation consultant utilizing several broad board compensation studies completed within one year of the Governance Committee’s review.

The compensation structure for non-employee Directors for 2022 was as follows:

Compensation Element	Current Program Value

Annual Retainer:	$75,000

Lead Director Retainer (Annual):(1)	$35,000

Audit Committee Chair Retainer (Annual):(2)	$17,500

Audit Committee Member Retainer (Annual):	$10,000

MD&C Committee Chair Retainer (Annual):(2)	$17,500

MD&C Committee Member Retainer (Annual):	$10,000

Governance Committee Chair Retainer (Annual):(2)	$17,500

Governance Committee Member Retainer (Annual):	$10,000

Board and Committee Meeting Fee (Per Meeting):	(3)

Other Meetings (Per Meeting):	(3)

Telephonic Board Meeting Fee (Per Meeting):	(3)

Telephonic Committee Meeting Fee (Per Meeting):	(3)

Restricted Stock Unit Grant Value (Annual):	$125,000

Plan Participation:	Deferred Compensation Plan

(1)	The Lead Director retainer is paid in addition to the annual retainer.
(2)	Committee chair retainers are paid in lieu of, not in addition to, committee member retainers.
(3)

For each Board or applicable committee meeting held in a given year in excess of twice the number of regularly scheduled meetings established at the beginning of such year, the non-employee Directors will receive a per meeting fee equal to $1,500 (for in-person/telephonic Board meetings and in-person committee meetings) or $750 (for telephonic committee meetings).

In addition to the above listed compensation, Directors are reimbursed for reasonable travel expenses related to attendance at Board or committee meetings.

Our Board has instituted a stockholding requirement for Board members equal to five times the annual retainer. Board members have five years from the date they join the Board to comply with this requirement. Vested and unvested RSUs, as well as phantom shares acquired through deferral of Director fees (as described below), are included for purposes of determining compliance with Director stockholding requirements. On December 31, 2022, all of our non-employee Directors who had served for at least five years were in compliance with Director stockholding requirements.

Beginning in 2016, RSUs are granted under the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (the “Director Plan”). Each RSU under the Director Plan vests at the close of business on the earlier of (i) the first anniversary of the grant date or (ii) the annual meeting of stockholders in the year immediately following the year of grant, subject to accelerated vesting in full if service as a Director terminates due to death, disability or under a mandatory retirement policy, and subject to pro rata vesting in the event of termination of service in other circumstances. Each RSU will be settled by issuance of a share of our common stock. Dividend equivalents on the RSUs are not paid prior to vesting, but are settled thereafter.

The Deferred Compensation Plan for Non-Employee Directors allows each non-employee Director to defer all or a portion of his or her Director compensation, including RSU grant, until some future date selected by the Director. Pursuant to the Director’s election, the accumulated deferred compensation is held in either an interest-bearing account or a Company phantom share account. The interest-bearing deferred account accumulates notional interest on the account balance at a rate equal to the five-year United States Treasury Note yield rate in effect from time to time. Contributions to the phantom share account are recorded as notional shares of the Company’s Common Stock. Deferred amounts are credited to the Director’s account quarterly on the 15th of February, May, August and November. The number of phantom shares recorded is equal to the number of shares of Common Stock that the deferred compensation would have purchased at the market price of the stock on the day the account is credited. Dividend equivalents are earned on the phantom shares and are credited to the account as additional phantom shares. All phantom shares are non-voting and payments out of the account are made solely in cash, based upon the market price of the Common Stock on the date of payment selected by the Director. Under certain circumstances, the accounts may be paid out early upon termination of directorship following a change in control.

Directors who are actively employed by us receive no additional compensation for serving as Directors, and we do not pay consulting or professional service fees to Directors.

2022 Director Compensation

The table below details the compensation earned by our non-employee Directors for 2022:

Name*	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

James F. Earl	95,000	125,003	220,003

Kathy G. Eddy	95,000	125,003	220,003

David C. Everitt	130,000	125,003	255,003

Carolann I. Haznedar	102,500	125,003	227,503

Mario Longhi	95,000	125,003	220,003

Edgar M. Purvis, Jr.	102,500	125,003	227,503

John S. Quinn	100,250	125,003	225,253

Phillip C. Widman	96,875	125,003	221,878

* Timothy M. Laurion is not included in the table since he was appointed to the Board on February 25, 2023.

(1)	Includes fees associated with chairing or sitting on a Board committee as well as fees relating to Board and committee meetings.
(2)

The amounts shown in this column represent the aggregate grant date fair value of the RSUs granted to each non-employee Director in 2022, computed in accordance with Financial Accounting Standards Board (“FASB”)

Accounting Standards Codification Topic 718. Each non-employee Director was granted 15,924 RSUs on May 9, 2022 and the RSUs are expected to vest on April 19., 2023. The information in this column does not reflect an estimate for forfeitures, and none of these awards has been forfeited as of February 22, 2023. See Note 14, “Stock-Based Compensation” to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions used to calculate share-based compensation expense under FASB ASC Topic 718.

As of December 31, 2022, non-employee Directors held the following RSUs and deferred equity awards: Mr. Earl, 15,924; Ms. Eddy, 91,434; Mr. Everitt, 60,668; Ms. Haznedar, 38,129; Mr. Longhi, 38,129; Mr. Purvis, 15,924; Mr. Quinn 15,924; and Mr. Widman, 27,135.

Share Ownership of Directors, Management and Certain Beneficial Owners

The following table sets forth information with respect to the beneficial ownership of our outstanding voting securities, stock options and other stock equivalents by: (1) our Chairman, President & CEO, our CFO, and the other three current executive officers named in the 2022 Summary Compensation Table, whom we refer to collectively as our NEOs; (2) each Director and Director candidate; (3) all current Directors and executive officers as a group; and (4) certain beneficial owners of more than 5% of our Common Stock. All of our outstanding voting securities are Common Stock.

Beneficial ownership information in the table is as of February 22, 2023, except the number of shares beneficially owned by beneficial owners of more than 5% of the Common Stock which is as of the dates stated in footnotes (3), (4), (5) and (6) to the table (percentages are calculated assuming continued beneficial ownership at February 22, 2023).

	Number of Shares Beneficially Owned (1)	Percent of Class	Number of Other Stock Equivalents (2)

Named Executive Officers

F. N. Grasberger III	802,126	1.0%	389,303

P. F. Minan	252,555	*	—

J. O. Kozak	1,739	*	8,697

R. C. Hochman	61,114	*	67,933

A. R. Mitchell	53,134	*	44,383

Directors and Director Candidates who are not Named Executive Officers

J. F. Earl	51,859	*	15,924

K. G. Eddy	21,862	*	91,434

D. C. Everitt	51,415	*	60,668

C. I. Haznedar	12,444	*	38,129

T. M. Laurion	—	*	—

E. M. Purvis, Jr.	38,241	*	15,924

J. S. Quinn	5,806	*	15,924

P. C. Widman	76,859	*	27,135

All current Directors and executive officers as a group (13 persons in total, including those listed above)	1,429,154	1.8%	775,454

More than 5% Beneficial Owners

BlackRock, Inc. (3) East 52nd Street New York, NY 10055	13,182,275	16.6%	-

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	9,337,561	11.7%	-

Barrow Hanley Global Investors(5) 2200 Ross Avenue 31st Floor Dallas, TX 75201	4,806,424	6.0%	-

	Number of Shares Beneficially Owned (1)	Percent of Class	Number of Other Stock Equivalents (2)

Cooper Creek Partners Management LLC(6) 501 Madison Avenue, Suite 302 New York, NY 10022	4,398,355	5.5%

* Less than 1%.

(1)

Includes securities that are exercisable, or vest, within 60 days. For each Director, includes RSUs which have vested and RSUs that will vest within 60 days. Includes only vested SARs that were “in the money” as of February 22, 2023.

(2)

Includes, for executive officers, unvested RSUs, PSUs (stated at target), and SARs (stated on a gross basis). In addition, Directors are able to defer a portion of their Director fees in the forms of credits for non-voting phantom shares under the terms of our Deferred Compensation Plan for Non-Employee Directors. These phantom shares are included as stock equivalents. They will ultimately be paid out in cash based upon the value of the shares at the time of payout. While unvested awards and phantom shares included in this column may not be voted or transferred, we have included them in the table as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

(3)

The information for BlackRock, Inc. is derived from a Schedule 13G/A filing by such entity with the SEC on January 26, 2023. Based on its filings with the SEC, BlackRock, Inc. has the sole voting power over 13,017,994 shares of our common stock and sole dispositive power over 13,182,275 shares of our common stock.

(4)

The information for The Vanguard Group is derived from a Schedule 13G/A filing by such entity with the SEC on February 9,2023. Based on its filings with the SEC, The Vanguard Group has the shared voting power over 144,950 shares of our common stock, sole dispositive power over 9,121,506 shares of our common stock and shared dispositive power over 216,055 shares of our common stock.

(5)

The information for Barrow Hanley Global Investors is derived from a Schedule 13G filing by such entity with the SEC on February 15, 2023. Based on its filings with the SEC, Barrow Hanley Global Investors has the sole voting power over 4,770,968 shares of our common stock, shared voting power over 35,456 shares of our common stock and sole dispositive power over 4,806,424 shares of our common stock.

(6)

The information for Cooper Creek Partners Management LLC is derived from a Schedule 13G filing by such entity with the SEC on February 13, 2023. Based on its filings with the SEC, Cooper Creek Partners Management LLC has the sole voting power over 4,398,355 shares of our common stock and sole dispositive power over 4,398,355 shares of our common stock.

Except as otherwise stated, each individual or entity has sole voting and investment power over the shares set forth opposite his, her or its name.

Report of the Audit Committee

The Audit Committee is currently composed of six Directors, each of whom is considered independent under the rules of the NYSE and the SEC. The Board has determined that each of Ms. Eddy and Messrs. Quinn and Widman qualifies as an “audit committee financial expert” as that term is defined under the rules promulgated by the SEC.

The Audit Committee operates pursuant to a written charter that complies with the guidelines established by the NYSE.

The Audit Committee is responsible for monitoring our financial reporting processes and system of internal controls, supervising our internal auditors and overseeing the independence and performance of the independent auditors. In carrying out these responsibilities, the Audit Committee meets with our internal auditors and our independent auditors to review the overall scope and plans for their respective audits of our financial statements. The Audit Committee also meets privately (and in separate meetings) with members of management, our independent auditors and our internal auditors following each Audit Committee meeting and as may otherwise be needed. The Audit Committee meets with management and with the independent auditors each quarter to review and discuss our Annual Report on Form 10-K and quarterly reports on Form 10-Q prior to their being filed with the SEC, and meets with management and our independent auditors to review and discuss our quarterly earnings prior to their release.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm. While the Audit Committee and the Board monitor our financial record keeping and controls, management is ultimately responsible for our financial reporting process, including our system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent auditors support the financial reporting process by performing an audit of our financial statements and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements for the year ended December 31, 2022 and related periods. These discussions focused on the quality, not just the acceptability, of the accounting principles used by us, key accounting policies followed in the preparation of the financial statements and the reasonableness of significant judgments made by management in the preparation of the financial statements and alternatives that may be available.

In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has also received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included (and the Board approved such inclusion) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

J. S. Quinn, Chairman

J. F. Earl

K. G. Eddy

C. I. Haznedar

P. C. Widman

Fees Billed by the Independent Auditors for Audit and Non-Audit Services

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by PricewaterhouseCoopers LLP, our principal auditor for the years ended December 31, 2022 and December 31, 2021.

	2022	2021

Audit Fees (1)	$5,245,000	$4,648,000

Audit-Related Fees (2)	$-	$135,000

Tax Fees (3)	$372,714	$183,444

All Other Fees (4)	$23,000	$5,669

Total Fees	$5,640,714	$4,972,113

(1)

The 2022 and 2021 figures includes fees related to the integrated audit of the consolidated financial statements and internal controls over financial reporting as well as statutory audits and quarterly reviews.

(2)	The 2021 figure includes fees primarily related to the acquisition and divestiture.
(3)

The 2022 and 2021 figures include fees related to income tax services other than those directly related to the audit of the income tax accrual, such as tax compliance and tax planning initiatives. 2021 figure includes fees related to Treasury planning.

(4)	The 2022 and 2021 figure includes fees related primarily to licensing fees for software products.

The Audit Committee has considered the possible effect of non-audit services on the auditors’ independence and pre-approved the type of non-audit services that were rendered. The Audit Committee has adopted a policy authorizing the pre-approval of certain audit, non-audit and tax services (and related fees) to be provided by the independent auditors. The services to be provided are to be reviewed with the Audit Committee and approval is given for a specific dollar amount and for a period of not greater than 12 months. Services that are not pre-approved in this manner must be pre-approved on a case-by-case basis throughout the year. Additionally, if the pre-approved fee is exceeded, the Audit Committee must be advised of such overruns. In making its decision regarding the approval of services, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the independent auditor is best positioned to provide such services and whether the services might enhance the Company’s ability to manage or control risk or improve audit quality. No services were provided during the last two fiscal years pursuant to the de minimis safe harbor exception from the pre-approval requirements.

All of the fees included in the table above were pre-approved by the Audit Committee.

Proposal 2: Ratification of Appointment of Independent Auditors

The Audit Committee has appointed PricewaterhouseCoopers LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2023. Although not required to do so, the Board has determined to submit the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent auditors to stockholders for ratification as a matter of good corporate governance. In the absence of contrary direction from stockholders, all proxies that are submitted will be voted in favor of the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent auditors.

If this proposal is not ratified by at least a majority of the shares of our outstanding common stock present in person or by proxy and entitled to vote on matters at the Annual Meeting, the appointment of the independent auditors will be reevaluated by the Audit Committee. Due to the difficulty and expense of making any substitution of auditors, it is unlikely that their appointment for the audit of the financial statements for the fiscal year ending December 31, 2023 would be changed. However, the Audit Committee may review whether to seek new independent auditors for the fiscal year ending December 31, 2024.

A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting, with the opportunity to make a statement and answer questions of stockholders.

Required Vote: The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors will be approved if it receives the approval of at least a majority of the shares represented at the Annual Meeting.

The Board recommends that stockholders vote “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023.

Compensation Discussion & Analysis

Introduction

In this Compensation Discussion & Analysis (“CD&A”), we review the objectives and elements of Harsco’s executive compensation program and discuss the 2022 compensation earned by our NEOs. Pursuant to the disclosure requirements contained in the SEC rules, our NEOs for fiscal 2022, consisting of five current NEOs and three former executives, are listed below.

Our current NEOs:

F. Nicholas Grasberger III Chairman, President & Chief Executive Officer	Peter F. Minan [1] Interim Senior Vice President & Chief Financial Officer

Russell C. Hochman Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary	A. Russell Mitchell Vice President & Chief Operating Officer, Harsco Environmental

Jennifer O. Kozak Senior Vice President & Chief Human Resources Officer [2]
(1)

On August 29, 2022, Mr. Minan, the Company’s former CFO who served in this position for seven years until his retirement on March 18, 2022, was re-hired as the Interim Senior Vice President and CFO until a permanent replacement is hired.

(2)	On February 28, 2022, Ms. Kozak was hired as the Vice President, Human Resources, Clean Earth. On September 1, 2022, Ms. Kozak was appointed Senior Vice President and CHRO.

Our NEO list also includes the following individuals who are no longer employed by the Company:

Former Executives	Former Role
Anshooman Aga (1)	Former Senior Vice President & Chief Financial Officer
David Stanton (2)	Former Senior Vice President & Group President, Clean Earth
Wendy A. Livingston (1)	Former Senior Vice President & Chief Human Resources Officer
(1)	Mr. Aga and Ms. Livingston resigned their positions on August 24, 2022 and June 10, 2022, respectively.
(2)	Mr. Stanton’s separation date was effective May 5, 2022.

Executive Summary

Our executive compensation program’s primary objective is aligning our executives’ pay with the interests of our stockholders. The program is also designed to reward short- and long-term financial, strategic and operational business results, while facilitating the Company’s need to attract, motivate, develop and retain highly qualified executives who are critical to our long-term success.

Our Company

Harsco is a market-leading, global provider of environmental solutions for industrial and specialty waste streams. Our two reportable business segments are Harsco Environmental and Clean Earth, and we are a single-thesis environmental solutions company that is a leader in the markets we serve.

We have worked in recent years to both transform our portfolio and strengthen our financial results, and we have invested to achieve these objectives and to grow the Company. These investments include targeted organic investments, as well as mergers and acquisitions that have accelerated our business transformation and reduced the Company’s portfolio complexity and business cyclicality.

2022 Key Business and Compensation Highlights:

Key performance results include:

•   Generated revenues of $1.89 billion, a 6% increase compared with the prior year (excluding foreign exchange impacts).

•   Operating Income in the second half of 2022 increased 9% versus comparable period of 2021, which also represented a significant increase versus first half of 2022 reflecting broad-based initiatives to strengthen financial performance.

Our executive compensation program aligns with long-term stockholder value creation:

•   About 66% of our CEO’s target direct compensation and 50% of our other NEOs’ compensation is at-risk and performance based, tied to achievement of pre-set rigorous performance targets and stock price improvement.

Target opportunity revisions limited for 2022:

•   In 2022 each current NEO’s base salary increase was limited to 3%, consistent with all merit eligible employees in the United States.

•   No change to AIP targets for current NEO’s.

•   No change to Long Term Incentive Plan (“LTIP”) targets for current NEO’s.

Annual Incentive Plan (“AIP”) payouts reflect our business unit and Harsco financial performance:

•   Harsco Consolidated Business Unit Contribution (“Harsco Consolidated BUC”) result equals 77%.

•   Business Unit - Clean Earth BUC (“Clean Earth BUC”) result equals 59%.

•   Business Unit - Harsco Environmental BUC (“Harsco Environmental BUC”) result equals 25%.

•   MD&C Committee modified applicable business unit contribution (BUC) payout post assessment of pre-determined strategic and ESG goals.

PSUs for the 2020- 2022 performance period were forfeited:

•   Harsco’s Total Stockholder Return (“TSR”) performance relative to the S&P 600 Industrial Index was below threshold.

•   No payout was earned as a result.

CEO’s realized compensation from 2020-2022 was lower than total target compensation:

•   Realized compensation was $7.7 million.

•   Total target compensation was $16.0 million.

•   Realized compensation was 48% of total target compensation.

2022 Strategic and Operational Business Objectives

During 2022, Harsco’s strategic and operational business objectives consisted of the following four priorities:

1.	Continue to focus on our core capabilities by delivering to our customers value-based, sustainable environmental solutions by both Harsco Environmental and Clean Earth.

Harsco Corporation derived 100% of continuing operations revenue from environmentally focused businesses, compared to 67% five years ago. While the Company’s transformation to a pure-play environmental solutions company is largely complete, management remains focused on expanding its service capabilities to meet customer needs as well as sustainably focused innovation to support business growth.

Meanwhile, Clean Earth (“Clean Earth”) focused on improving its operational capabilities at its sites by implementing new solutions and upgrading its infrastructure to better serve the market in several key areas: paint can processing technology, tank farm infrastructure upgrades, new solid waste permit, and certification of an additional facility as a certified electronics processor. Clean Earth focused on organic growth opportunities, including expanding the FullcircleTM concierge advance waste lifecycle program and launching the hospitality and convenience store hazardous waste services. In 2022, Harsco Environmental introduced Steelphalt’s most environmentally friendly asphalt product as well as a new line of abrasive materials in Reed Minerals. Our priorities for 2022 included growing our market share with both products.

2.	Address inflation pressures through aggressive actions to improve profitability by implementing price increases, improving operational effectiveness, and completing cost reduction initiatives.

Harsco’s business segments experienced unprecedented economic challenges due to several factors over the course of the year. The Company was impacted by global headwinds, including significant inflationary pressures early in 2022 and customer production curtailments due to high energy prices in Europe as a result of the Russia-Ukraine War. In addition, the Company faced operational challenges specific to our industries, including supply chain disruptions, a very tight labor market and an unparalleled lack of third-party disposal capacity for hazardous waste.

These external challenges were most prominent within Clean Earth, where we implemented specific actions mid-year to mitigate their impacts while restoring margins and boosting second-half 2022 performance. These actions included successfully securing commercial pricing increases in addition to price increases obtained earlier in 2022 without any significant customer loss. Our ability to execute price increases demonstrates the value proposition of our reuse and recycling services. Clean Earth also implemented an effective cost reduction program accompanied by targeted operational efficiency initiatives, including actions to reduce transportation and container expenditures and monetize certain waste streams. Overall, these Clean Earth initiatives delivered second-half 2022 benefits of more than $30 million.

While the energy crisis in Europe presented unique challenges for Harsco Environmental and its customers, the impact of inflation was less severe since the business’ standard contract terms provided protections that enable a pass-through of cost changes to customers. Harsco Environmental also actively managed its overhead costs and controlled capital spending to support its earnings and cash flow during 2022.

3.	To further strengthen the Company’s financial flexibility, we amended our credit agreement and completed an accounts receivable securitization facility.

Management remains focused on optimizing the Company’s capital structure, while preserving its financial flexibility and lowering its financing costs. In this regard, Harsco completed an accounts receivable securitization facility of $150 million with a key relationship bank. This transaction provided annual interest savings of approximately $2 million and lowered Harsco’s leverage as defined under its existing senior secured credit agreement. In addition, Harsco obtained an amendment of its existing senior secured credit facilities. As part of the amendment, the Company’s maximum net leverage ratio covenant applicable to its revolving credit facility was reset, providing more financial flexibility.

4.	Further advancing our ESG performance.

Harsco is proud of its continued contributions to making the world a better place by responsibly solving our customers’ difficult environmental challenges. The Company’s clear vision of sustainable environmental solutions gives purpose to our present while defining our future. Harsco’s ESG focus areas along with the Company’s strategy, Values, Code of Conduct, and governance practices drive our mission of creating energy efficiencies, recycling, and repurposing solutions for our customers.

With a focus on our Employee Care Value, we are committed to creating safe workplaces; placing considerable efforts on reducing the total recordable incident rate (“TRIR”) as well as creating a safety culture. Both Harsco Environmental and Clean Earth leadership teams actively engaged in our Visible Felt Leadership program – a leadership model where every leader is consistently visible and leads in such a way that their teams know their leader genuinely cares for their well-being. Clean Earth and Harsco Environmental materially improved their 2022 TRIR results having experienced significant injury reductions, thus positively impacting the Company’s overall result due to the successful application of this program. We continue aggressively to review our workplace processes to ensure our employees complete each task from a safety point of view.

Our global Diversity, Equity, Engagement, and Inclusion (“DEE&I”) Council, co-chaired by our CEO and CHRO, and supported by 10 cross-functional leaders from each of our business units, continued to address our DEE&I strategy. The DEE&I Council’s goals include continuing to foster a workplace culture where our people are treated fairly and with respect, feel valued, are fully involved, and have a strong sense of belonging. We recognize and celebrate the fact that every individual has a unique contribution to make.

Women of Harsco, our employee resource group that promotes the advancement of women across all of Harsco through personal and professional development, mentorship, and empowerment, continued its efforts as well as expanding its reach to India. This year, a number of key initiatives were undertaken to increase our connections within various communities, supporting the United States Girl Scouts, expanding our mentorship program, and increasing visibility of female leaders by spotlighting their success stories, along with various other activities, all to attract, retain, and promote top talent.

We continue to include ESG-focused goals in the Company’s AIP; which are reflected in this year’s performance modifier. The inclusion of enterprise-wide ESG goals and strategic initiatives in our AIP ensures a link between compensation earned and goal achievement. For further details, please refer to the “AIP Performance Metrics and Payouts” section below.

Other financial and operational highlights for our business units are summarized in the table below:

The Rail business unit is classified and reported as discontinued operations in the Company’s audited consolidated financial statements for the year ended December 31, 2022. Rail is a non-core business with a unique asset base and a positive long-term outlook, and the Company remains committed to selling this business on a disciplined basis.

Advisory Vote on Named Executive Officer Compensation

At our 2022 Annual Meeting, approximately 98% of the votes cast were in support of our executive compensation proposal. The Board and the MD&C Committee viewed this strong support as an indicator of a general approval of our approach to executive compensation.

We continue to engage our stockholders on various issues through ongoing stockholder engagement. During these engagement meetings, stockholders have an opportunity to provide feedback on a variety of topics, including executive compensation. Additionally, the Company’s outreach via investor conferences, roadshows, and other means has increased and we have received strong favorable support from our stockholders over the past few years. The MD&C Committee will continue to consider stockholders’ viewpoints in the development and approval of all compensation policies and practices at Harsco.

Interim Senior Vice President & CFO Appointment

On August 8, 2023, Mr. Aga resigned to join another organization. Effective August 29, 2022, Mr. Minan, the Company’s former CFO who served in this position for seven years until his retirement on March 18, 2022, was re-hired as the Interim Senior Vice President and CFO. The interim appointment tenure will continue until a permanent replacement is announced. Prior to his retirement he also served as Special Advisor to the Company’s CEO from September 2021 until March 18, 2022. Below is a summary of his compensation as Interim Senior Vice President and CFO:

•

Mr. Minan’s compensation was delivered using a mix of cash and equity. Based on a review of market driven analysis for a full-time CFO position and considering this role is temporary, Mr. Minan received cash compensation of $85,000 per month and a monthly common stock grant equal to $94,833 determined using the closing stock price on the last business day of each month, subject to applicable tax deductions and withholdings. Stock grants were awarded at the end of each calendar month. Mr. Minan was not eligible to participate in the Company’s 2022 AIP or LTIP programs.

2022 Total Direct Compensation At-A-Glance

The resulting payouts from the AIP along with the base salary earned plus the long-term incentives (“LTI”) granted in 2022 for the NEOs are presented in the table below.

Executive(1)	Overall AIP Payout Factor	Base Salary Earned	Non-Equity Incentive Earned (AIP)	Long-Term Incentive Award Value Granted	Total Direct Compensation(2)
F. Nicholas Grasberger III(3)	65%	$975,259	$702,138	$3,938,251	$5,615,648
Peter F. Minan(4)	n/a	$361,877	$0	$474,171	$836,048
Anshooman Aga	n/a	$372,702	$0	$1,271,856	$1,644,558
Russell C. Hochman(3)	73%	$501,806	$238,596	$691,570	$1,431,972
A. Russell Mitchell	35%	$409,800	$87,041	$451,828	$948,669
Jennifer O. Kozak(3,5)	69%	$277,865	$100,456	$152,314	$530,635
David Stanton	n/a	$187,183	$0	$745,249	$932,432
Wendy A. Livingston	n/a	$192,390	$0	$599,472	$791,862
(1)	Mr. Aga, Mr. Stanton, and Ms. Livingston are no longer employed with the Company. Thus, they were not eligible to participate in our 2022 AIP Program.
(2)	Total direct compensation is equal to the sum of base salary earned, non-equity incentive earned for 2022 and paid in 2023 and accounting fair value of long-term incentives granted in 2022.
(3)

Mr. Grasberger, Mr. Hochman, and Ms. Kozak’s non-equity incentive earned reflects the adjustment for the below noted performance modifier result. See section “AIP Performance Metrics and Payouts” for additional details.

(4)	On August 29, 2022, Mr. Minan was rehired by the Company. For additional payment details, refer to the “Interim Senior Vice President & CFO Appointment” section above.
(5)

Ms. Kozak’s AIP factor reflects the combination of the results, both from incentive rewards related to her tenure as Vice President, Human Resources, Clean Earth, and her appointment as Senior Vice President and CHRO.

Discussion of Chief Executive Officer Pay

We believe our executive compensation program strikes an appropriate balance between our ability to attract, motivate, develop, and retain highly qualified leaders and help to ensure our executives’ interests are parallel with the long-term interests of our stockholders.

The MD&C Committee looks at CEO compensation through various lenses to ensure that it is setting appropriate and competitive total target compensation opportunities and approving actual compensation outcomes that are aligned with actual performance results and stockholder expectations.

Target vs. Realized Pay

The CEO’s total compensation package is initially targeted at or near the median (50th percentile) of market data for executives in similar positions. An emphasis is placed on variable pay at risk, which enables the compensation structure to deliver pay above or below target depending on performance. Total target compensation opportunities are set by the MD&C Committee at the beginning of each performance period and are intended to be forward looking. A significant portion of executive pay is delivered in the form of long-term incentives with strong alignment to the stock price returns our stockholders’ experience.

Realized Pay

As a large majority of pay opportunity represents potential pay that could be realized in future years, we also reviewed the CEO’s realized pay for each full year. In short, realized pay is comprised of actual pay earned including base salary and AIP payouts plus the value of vested/exercised equity awards during the period. While Mr. Grasberger’s pay opportunity is established to be competitive with median market levels, his realized pay varies (as noted above) based on Harsco’s actual stock price performance, equity vesting and incentive payouts.

Evaluating realized pay provides the MD&C Committee with an additional measure to assess the robustness of our pay for performance. Realized pay demonstrates the positive correlation between larger cash and equity payouts in years of strong performance and lower cash and equity payouts in years of weak performance. In the illustration below, total realized pay consisted of the following:

•	base salary paid;

•	cash incentive payouts under the AIP;

•	value of RSU vested during the year;

•	value of vested SARs exercised during the year; and

•	value of PSUs vested during the year.

Realized Pay as a Percent of Pay Opportunity

As shown in the below chart, Mr. Grasberger’s realized pay in 2020, 2021 and 2022 was lower than his total target compensation, demonstrating the “at-risk” nature of a substantial portion of his pay. It also shows that his realized pay has declined commensurate with the Company’s TSR, demonstrating alignment with stockholder experience and the MD&C Committee’s commitment to pay-for-performance.

As shown below, Mr. Grasberger’s total realized pay for 2020 to 2022 was 48% of the target pay opportunity granted over the same time period due to mixed results of actual AIP payouts and PSUs earned, and no SARs exercised and standard RSUs vesting.

Program Governance Highlights

We strive to maintain a program that is consistent with market best practices, supportive of our business structure, and aligned with our stockholders’ expectations. The table below presents our compensation governance practices and policies:

Discussion and Analysis of 2022 Compensation

Compensation Guiding Principles

The Company has a set of principles that guide our compensation program design with the core assumption that executive compensation is a highly effective business tool when designed, communicated and administered properly. The principles listed below strongly influenced our executive compensation decisions for fiscal 2022.

Guiding Principles	How We Employ Them

Promote a Performance-Oriented Environment

• Ensure employees have a clear line-of-sight regarding how their actions drive business results and how their overall compensation must be aligned to stockholder value creation;

• Provide greater rewards to those individuals and teams who most positively impact the success of the business; and

• Differentiate compensation in a manner that enables us to retain our high-performing and high-potential talent and continue to attract high-caliber talent.

Provide Market-Competitive Rewards

• Regularly monitor the practices and trends in the markets in which we compete for talent;

• Structure our program to target the median of relevant markets for talent; and

• Design a program in which realizable compensation is aligned with stock price and business performance outcomes.

Allow Flexibility within a Common Framework

• Create a program with a common global strategy and framework; and

• Allow flexibility to accommodate the unique talent and compensation needs of our diverse businesses, workforce, and global markets.

Adhere to a Clear Governance Model	• Employ appropriate oversight and controls to govern design and administration; and • Clearly define the roles and responsibilities of all program stakeholders.

Be Well Communicated

• Specify the objectives, design, and value of each component of fixed and variable compensation within the context of total rewards; and

• Use multiple sources of communication to help ensure the link between pay and performance is well understood by our key stakeholders.

Talent Management Strategy

Integral with our guiding principles is our talent management strategy, developed by management, and supported by both the Company’s MD&C Committee and the Board. Delivering our strategic goals and driving positive stockholder return requires a strong focus on attracting and retaining a talented senior management team.

Annually, the Harsco talent review is performed to assess the critical organizational capabilities required to execute the Company’s strategy, executive team performance, succession depth, and retention risk across all critical executive leadership positions. Feedback is sought from both the MD&C Committee and the Board. In addition, Board members are involved in the selection process for our NEOs.

Overview of 2022 Compensation Decisions and Actions

Applying our principles and stated compensation practices, the MD&C Committee reviewed each NEO’s compensation package individually with the objective of supporting our business strategies, ensuring market competitiveness, providing incentives to motivate and retain our key executives, and underpinning our succession planning process.

Elements of 2022 NEO Compensation Program

The key elements of our 2022 NEO compensation program are described in the following table:

Element	Description

Base Salary	• Annual fixed source of income based on competitive market data.

Annual Incentive (AIP Awards)	• Variable, performance-based annual cash payment linked to and focused on financial, strategic, and ESG goals.

Long-Term Incentive (LTIP Awards)

•   Variable, performance, and time-based annual award grant comprised of a mix of equity vehicles, including PSUs, SARs and RSUs.

•   Realizable compensation based upon the intrinsic value of the Company’s stock price performance.

Target Total Compensation Mix

As reflected in the following charts, the MD&C Committee approved a significant amount of each NEO’s target total compensation opportunity in the form of variable (AIP plus LTIP Targets), rather than fixed, compensation for 2022. The chart below computes each compensation component at target as a percentage of the CEO and all other NEOs target total compensation, excluding retirement benefits and post-employment payments.

2022 Target Compensation Mix CEO	2022 Target Compensation Mix Average of Other NEOs(1,2)

(1)

These results exclude compensation details for Mr. Aga, Mr. Stanton, and Ms. Livingston as they are no longer employed with the Company. Mr. Minan’s compensation details are also excluded due to his role as Interim Senior Vice President & CFO status.

(2)	Reflects Ms. Kozak’s 2022 target compensation as Senior Vice President & CHRO role effective September 1, 2022.

Compensation Decision-Making Framework

General Process

Executive compensation decisions at the Company are the product of several factors, in each case subject to modification by the MD&C Committee as it may deem necessary at its discretion and are also dependent upon whether the decisions are made in the normal pay setting cycle or under special circumstances for a newly appointed or hired executive. For 2022, the predominant factors influencing pay determinations for our NEOs included:

•	Performance against the adjusted BUC performance target;

•

Advancement of our strategic business objectives that supported our four priorities for 2022 (outlined in the Executive Summary of this CD&A) as well as the strategic objectives included in our performance modifier;

•	Achievement of specific operational and ESG goals included in our performance modifier relating to the sphere of influence of each applicable NEO; and

•	Market competitive compensation levels reflected in survey data and peer group data as described in more detail below.

Below are the roles for the MD&C Committee, the Chairman, President & CEO, and the Compensation Consultants regarding the Compensation decision-making process.

Roles

MD&C Committee

All members of the MD&C Committee are independent Directors, enabling them to be objective representatives for our stockholders. The MD&C Committee oversaw the design and development of our 2022 NEO compensation program and determined our CEO’s compensation consistent with the overall objectives of the program. In addition, the MD&C Committee approved all incentive compensation plans and approved or revised recommendations made by the Chairman, President & CEO for compensation decisions affecting any of the other NEOs.

Chairman, President & CEO

Our Chairman, President & CEO, assisted by our Human Resources department, administered the executive compensation program as delegated by the MD&C Committee. Mr. Grasberger met with the MD&C Committee and, in collaboration with the Compensation Consultant, made recommendations related to the overall structure of our NEO compensation program, set and evaluated 2022 AIP metrics, including the performance modifier goals, and made specific recommendations regarding the form and amount of compensation opportunities for the other NEOs.

Final decisions regarding NEO compensation are always made by the MD&C Committee, and the Chairman, President & CEO does not play any role with respect to his own compensation.

Independent Compensation Consultant

Our MD&C Committee has the authority to engage and retain an independent compensation consultant to provide independent counsel and advice. At least annually, the MD&C Committee formally conducts an evaluation as to the effectiveness of the independent compensation consultant and periodically runs a request for proposal process to ensure the independent compensation consultant is meeting its needs. For 2022, our MD&C Committee retained the services of Pearl Meyer & Partners, LLP (“Pearl Meyer” or “Compensation Consultant”). The following services were provided by the independent Compensation Consultant:

Consultant	Description of Services Provided

Pearl Meyer

•  Updates on trends and developments in executive compensation;

•  Conducted a risk assessment of the Company’s executive incentive plans;

•  Review and provide a recommendation regarding the compensation peer group for use in 2022 and 2023;

•  Annual competitive market assessment and recommendations for 2022 pay decisions;

•  Support Director Pay assessment and recommendations;

•  Review, design and provide recommendations for the 2022 short- and long-term incentive plans;

•  Support in drafting the CD&A of the 2023 Proxy Statement; and

•  Other ad hoc requests related to executive compensation market practices.

At the MD&C Committee’s direction during 2022, management provided all MD&C Committee materials to the independent Compensation Consultant and discussed such materials and any recommendations relating thereto with the Compensation Consultant in advance of each MD&C Committee meeting. Pearl Meyer considered and discussed the information with the MD&C Committee chairperson, specifically identifying any issues or concerns. The MD&C Committee considered Pearl Meyer’s input as part of its decision-making process.

Independence Assessment: No Compensation Consultant Conflicts of Interest

The MD&C Committee assessed the independence of Pearl Meyer in 2022, as required under NYSE listing rules. The MD&C Committee has also considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to the compensation consultant described above. Based on this review, we are not aware of any conflict of interest raised by the work performed by Pearl Meyer that would prevent it from serving as an independent consultant to the MD&C Committee.

Management Consultants

Our human resources department retained Willis Towers Watson (“WTW”) during 2022 to provide additional executive compensation support, including guidance related to the CEO pay ratio disclosure requirements. Our human resources department also used various survey data compiled by WTW to provide information to the MD&C Committee as part of its decision-making processes.

In 2022, WTW also provided pension plan-related and other similar advice to our human resources and finance departments as well as measurement support for various casualty exposures. The decision to engage WTW for these non-compensation related services was made by management.

How We Used Market Data for 2022 Pay Decisions

Our first step in establishing pay levels for each of our NEOs is to target compensation initially at or near the median (50th percentile) of market data for executives in similar positions. In reviewing compensation of our NEOs and setting compensation for 2022, the MD&C Committee consulted with Pearl Meyer in late 2021 and referenced two sources of market data when making decisions: survey data and peer group data. As we are a diversified services company, no other company perfectly matches our profile, and we believe our most direct competitors for executive talent are not necessarily limited to companies within our peer group. Below are details concerning survey and peer group data.

Item	Key Details, Process and Decisions
Survey Data - WTW

•  Selected surveys focused on capital goods, industrial manufacturing, diversified metals and minerals, environmental services and commodity-based companies reflecting similar revenue size to Harsco.

•  The MD&C Committee does not materially rely upon data from any individual company participating in any of the surveys in making compensation decisions.

Compensation Peer Group

•  Compensation data obtained from SEC filings helps us understand the pay levels in industries in which we compete for talent.

•  Focus on elements of compensation (base salary, annual bonus, and long-term incentives) for NEOs at companies with comparable revenues, market capitalization, industry focus, number of employees, global (multi-national) footprint, and other similar business-related factors.

MD&C Committee Process

•  Initially target all components of the Company’s NEO compensation packages, as well as the aggregate target total compensation (the sum of base salary, target annual incentives, and target long-term incentives) to the 50th percentile of similarly situated employees including relevant survey data.

•  Variation above or below the 50th percentile results, in the judgment of the MD&C Committee when:

✓  the value of the NEO’s experience, performance, scope and/or specific skills, together with his or her ability to impact business results, or other business conditions warrants additional consideration; or

✓  the terms of individually negotiated employment arrangements require review and year-to-year fluctuations in the peer group data and/or the survey data.

Compensation Peer Group

Each year, we review our compensation peer group to ensure our compensation is being benchmarked to comparable companies considering industry, financial, and operational similarities. As in previous years, the following selection criteria was used in the development of the compensation peer group:

Compensation Peer Group Criteria

Diversified industrial organizations including, at a minimum, companies in these primary industries : Environmental & Facilities Services and related companies as well Industrial Machinery, Construction Machinery and Heavy Trucks and Metals & Minerals;

Global (multi-national) footprint, operating in many individual locations with approximately 30% or more of total revenues deriving from outside the United States;

Asset/capital intensive nature and/or long-term contract service providers; and

Sized to be approximately one half to 2.5 times our size as measured by revenues and within a reasonable range on a market cap basis.

Ensuring our compensation peer group is aligned with our business objectives is an ongoing priority. Harsco reviewed the compensation peer group during June 2021. At that time, and consistent with the parameters of our selection criteria described above, the Company’s revenue and market capitalization were both within a reasonable range. As such, and considering the Rail divestiture had not occurred, the MD&C Committee approved the recommendation of Harsco management and Pearl Meyer that no changes were necessary to the peer group for purposes of setting compensation levels for 2022.

Although there are other companies that compete with Harsco’s various business segments, some were not included in the compensation peer set due to their differences in size and scope as compared to Harsco. Companies included in the 2022 compensation peer group were companies that had one or more business aspects that corresponded with one or more of the main aspects of our business. The following companies comprise the 2022 compensation peer group (“Compensation Peer Group”)

2022 Compensation Peer Group

• Allegheny Technologies Incorporated	• GFL Environmental Inc.

• Astec Industries Inc.	• Gibraltar Industries, Inc.

• Clean Harbors, Inc.	• The Greenbrier Companies, Inc.

• Covanta Holding Corporation	• Heritage-Crystal Clean, Inc.

• Commercial Metals Company	• Meritor, Inc.

• EnPro Industries, Inc.	• Minerals Technologies Inc.

• Evoqua Water Technologies Corp.	• Stericycle, Inc.

• GATX Corporation	• US Ecology, Inc.

The following chart illustrates Harsco’s total revenue and market capitalization relative to the Compensation Peer Group measured as of September 30, 2022. However, as noted above, when the peer group study was conducted in June 2021, Harsco’s total revenue and market capitalization were at the 56th and 26th percentiles of the peer companies, respectively. Consistent with past practice, we will continue to conduct a comprehensive analysis on an annual basis to ensure our compensation is being benchmarked to comparable companies considering industry, financial, and operational similarities.

Initial Benchmarking

In reviewing base salaries, target total cash compensation, and target total compensation for 2022, the MD&C Committee initially targeted each NEO’s compensation opportunity at or near the 50th percentile of both the Compensation Peer Group data and survey data. The MD&C Committee believes NEOs should not be compensated at either the high or low end of compensation as compared to the market, but rather should receive a reasonable level of compensation based on both the Company’s overall performance and their individual performance. The MD&C Committee then sets final compensation amounts either above or below the initial benchmarks, specifically taking into account:

Initial Benchmarks

Differences in the scope of responsibilities held by the NEOs;

Performance of duties during a NEO’s tenure with Harsco, specifically the effect of what the MD&C Committee viewed as exceptional performance;

Market requirements; and

Length of service with the Company in specific positions.

While past performance is considered by the MD&C Committee in setting current year target compensation opportunities, the effect of current performance is much more significant in determining the level at which those compensation opportunities are earned and paid. Our program provides each NEO an opportunity to earn a competitive level of compensation each year if we achieve our pre-established objectives, with an opportunity to earn greater amounts by helping us exceed those targets or lesser amounts when performance falls short of targets.

Impact of NEO Individual Performance on 2022 Compensation

The compensation structure for the Chairman, President & CEO is designed to deliver approximately 18% of the annual compensation opportunity in the form of base salary (fixed compensation) and the remaining 82% in the form of variable compensation (target annual incentive compensation and target long-term equity-based compensation). The actual compensation amount realized by the CEO may vary from this target based upon performance evaluated under the terms of our variable compensation plans.

Once per year, the MD&C Committee completes an evaluation with respect to the Company’s goals and objectives and makes a report to the Board. Based upon this assessment, the CEO’s compensation was set for the 2022 fiscal year, including base salary, annual incentive target, long-term equity-based compensation, perquisites, and other benefits. When evaluating the total level of CEO compensation for the 2022 fiscal year, the MD&C Committee considered the following information:

Factors While Evaluating the Total Level of CEO Compensation

• Personal performance against pre-established goals and objectives;

• The Company’s performance and relative TSR; and

• The compensation of CEOs at comparable companies, as reflected in the benchmark compensation data.

With respect to setting the compensation for the other NEOs, the MD&C Committee strives to deliver a competitive level of total compensation to each of the NEOs by evaluating and balancing the following objectives:

Factors While Evaluating NEO Compensation

• The strategic importance of the position within our executive team;

• The overall performance level of the individual and the potential to make significant contributions to the Company in the future;

• The value of the position in the marketplace;

• Internal pay equity; and

• Our executive compensation structure and guiding principles.

Target total direct compensation for our NEOs, excluding the Chairman, President & CEO is designed to deliver approximately 36% of the annual compensation opportunity in the form of base salary (fixed compensation) and approximately 64% of the annual compensation opportunity in the form of variable compensation at target performance. The amounts of compensation realized by our NEOs will vary from the target awards based upon performance evaluated under the terms of our compensation plans.

Each year, the Chairman, President & CEO presents his Harsco talent review to the MD&C Committee to discuss the individual performance and potential of each of the NEOs. The Chairman, President & CEO submits compensation recommendations to the MD&C Committee for each NEO. These recommendations address all elements of compensation, including base salary, target annual incentive compensation, long-term equity-based compensation, perquisites, and other benefits. In evaluating these compensation recommendations, the MD&C Committee considers information such as the NEOs’ individual performance, the performance of the Company, and the compensation of similarly situated executive officers as determined by the referenced benchmark data. The MD&C Committee applies the same considerations as noted above when making its compensation decisions for the Chairman, President & CEO.

2022 Compensation Decision Details

Base Salary

Base salary represents a stable source of income (fixed compensation) and is a standard element of compensation necessary to attract and retain talent. Base salary is set at the MD&C Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected Compensation Peer Group and survey data from a broader index of comparable companies, our business strategy, our short- and long-term performance goals, and individual factors, such as position, salary history, individual performance and contribution, an individual’s length of service with the Company, and placement within the general base salary range offered to our NEOs.

During 2022, the MD&C Committee approved merit-based salary increases for all eligible NEOs to become effective January 1, 2022. Mr. Grasberger’s increase was approved by the Board. Messrs. Grasberger, Aga, Hochman, Mitchell, and Ms. Livingston’s increases of 3% were merit-based consistent with the overall timing and budget for all merit-based salary increases for Harsco employees in the United States. Mr. Stanton’s increase was merit-based and further adjusted to bring his salary to a more competitive market level for his experience and role. As Mr. Minan had announced his intention to retire, no change to his base salary occurred. Ms. Kozak was not eligible for a merit increase due to her hire date of February 28, 2022.

Consistent with this process, early in 2023, the MD&C Committee also approved merit-based salary increases for our NEOs, while the MD&C Committee recommended, and the Board approved, Mr. Grasberger’s increase, all which became effective January 1, 2023 as shown in the table below. Mr. Grasberger and Mr. Mitchell received merit increases of 4% and 6% respectively, which were consistent with the overall timing and budget for all merit-based salary increases for Harsco employees in the United States and United Kingdom. Mr. Hochman’s increase was merit-based and further adjusted to bring his salary to a more competitive market level for his experience and role. Since Ms. Kozak was just recently appointed to her role, no merit adjustment was made. As Mr. Minan is the Interim Senior Vice President and CFO, he was excluded from this review.

The table below reflects the base salaries approved by the MD&C Committee:

Executive(1)	Annual Base Salary Rate
	Effective Jan. 1, 2022	Effective Jan. 1, 2023	% Increase
F. Nicholas Grasberger III	$975,259	$1,014,269	4%
Peter F. Minan(2)	n/a	n/a	n/a
Anshooman Aga	$576,800	n/a	n/a
Russell C. Hochman	$501,806	$551,987	10%
A. Russell Mitchell	$409,800	$434,388	6%
Jennifer O. Kozak(3)	$410,000	$410,000	0%
David Stanton	$540,750	n/a	n/a
Wendy A. Livingston	$434,969	n/a	n/a
(1)	Mr. Aga, Mr. Stanton, and Ms. Livingston are no longer employed with the Company. Thus, they were not eligible for a merit increase.
(2)

Mr. Minan was re-hired as Interim Senior Vice President and CFO on August 29, 2022. For information about his compensation arrangement, which differs from the other NEOs, please refer to the “Interim Senior Vice President & CFO Appointment” section above.

(3)	Ms. Kozak’s reported annual base salary reflects her Senior Vice President & CHRO role effective September 1, 2022.

2022 AIP Awards

The NEOs were eligible to participate in the 2022 AIP program, which provides the opportunity to earn a performance-based cash incentive predicated on the achievement of near-term financial results and achieving specific strategic and other ESG goals. The MD&C Committee is given discretion to reduce (but not increase) the final payout amounts for the NEOs.

Setting 2022 AIP Award Opportunities

Target annual incentive opportunities are expressed as a percentage of base salary. For 2022, payouts could range from 0% to 200% of target award amounts based on financial performance. Annual incentive targets were established by the MD&C Committee based on each NEO’s level of responsibilities and his or her ability to impact our overall results, as well as consideration of the benchmarking data as previously discussed. For 2022, there were no changes to target annual incentive levels for all NEOs, excluding Ms. Kozak as she joined the Company during the year.

Executive(1)	FY’22 Target AIP (2)	AIP Opportunity Range (% of Target Award Opportunity)				Performance Modifier
		Below Threshold	Threshold	Target	Maximum	BUC payout modified based on +/- 20% of approved goals
F. Nicholas Grasberger III	110%	0% of Target	25% of Target	100% of Target	200% of Target
Peter F. Minan	n/a
Russell C. Hochman	65%
A. Russell Mitchell	60%
Jennifer O. Kozak(3)	65%
(1)

As Interim Senior Vice President and CFO, Mr. Minan was not eligible to participate in our 2022 AIP program. For information about his compensation arrangement, which differs from the other NEOs, please refer to the “Interim

Senior Vice President & CFO Appointment” section above. Mr. Aga, Mr. Stanton, and Ms. Livingston are no longer employed with the Company; thus, none of these NEOs were eligible to participate in our 2022 AIP program nor earned a payout.

(2)	As of December 31, 2022, expressed as a percentage of base salary.
(3)	Ms. Kozak’s 65% AIP target reflects her role as Senior Vice President & CHRO effective September 1, 2022. Ms. Kozak’s AIP target based on her role prior to this appointment was 40%.

AIP Performance Metrics and Payouts

Our annual cash incentive plan, the AIP, is intended to:

•	Hold our leadership team accountable for the efficient use of capital;
•	Drive growth;
•	Focus our NEOs on the achievement of pre-determined BUC targets;
•	Ensure accountability towards delivering near-term commitments and consistent operating improvements; and
•	Incentivize delivery of specific business unit strategic and enterprise-wide ESG goals.

For 2022, all AIP payouts for NEOs were dependent upon achievement of the two distinct components equaling BUC performance which were then adjusted by each NEO’s performance modifier results. Specific weightings between Harsco Consolidated BUC and business unit BUC for each NEO plus the performance modifier is presented in the table below:

AIP Weighting Plus Performance Modifier

Executive (1)	Harsco Consolidated	Business Unit - Harsco Environmental	Business Unit - Clean Earth	Performance Modifier

F. Nicholas Grasberger III	100%	0%	0%	BUC payout modified based on +/- 20% of approved goals
Peter F. Minan	n/a	n/a	n/a
Russell C. Hochman	100%	0%	0%
A. Russell Mitchell	50%	50%	0%
Jennifer O. Kozak(2)	20%	0%	80%
	100%	0%	0%
(1)

As Interim Senior Vice President and CFO, Mr. Minan was not eligible to participate in our 2022 AIP program. For information about his compensation arrangement, which differs from the other NEOs, please refer to the

“Interim Senior Vice President & CFO Appointment” section above. Mr. Aga, Mr. Stanton, and Ms. Livingston are no longer employed with the Company; thus, none of these NEOs were eligible to participate in our 2022 AIP program nor earned a payout.

(2)

Ms. Kozak’s first line reflects her AIP Plan during her tenure as Vice President, Human Resources for Clean Earth. Effective September 1, 2022, her AIP Plan reflects her appointment as Senior Vice President and CHRO (second line).

In developing the Harsco Consolidated BUC goal, we established the threshold, target and maximum levels by starting with our EBITDA target as approved by the Board of Directors in our annual operating plan early in 2022. We then applied a fixed cost of capital rate to controllable net tangible assets deployed. After review of rigorously prepared sensitivity analyses around earnings and assets, the 2022 approved performance level percentage at threshold and maximum were applied against each business unit BUC target to create the final threshold and maximum goals. Harsco Consolidated BUC goals were a product of the goals across the individual lines of business less a capital charge for corporate operating expenses.

These goals, as summarized in the table below, were designed to enable business unit leadership to execute controllable strategic actions that delivered improved income generation with an efficient use of capital resources.

Performance Level	Harsco BUC Goal (% of Target)		Harsco Consolidated BUC ($ Millions) (1)	AIP Payout Factor (% of Target)

Maximum	152.1%	=	$116.3	200%

Target	100%	=	$76.4	100%

Threshold	55.6%	=	$43.2	25%

Below Threshold	< 56.6%	=	<$43.2	0%
(1)

Payouts are interpolated between each specific performance level using a non-linear payout schedule. The schedule uses a commonly established non-linear design with an intermediate payout range of 80% to 120% of target for BUC results of $58.8 million to $97.4 million.

The Harsco Consolidated BUC goal for 2022 was based on: (1) an EBITDA target of $275.4 million minus (2) a fixed cost of capital rate applied to controllable net tangible assets deployed. This EBITDA target excludes the Rail business unit as this business segment was reported as discontinued operations for 2022. In determining the EBITDA target for 2022, we reviewed the prior year’s financial performance, the anticipated impact of investments, the expected benefits of key initiatives and improvements, and actions to strengthen cash flow and asset performance as well as the outlook for key end-markets. Below are specific factors by business unit which were considered impactful and contributed to the target for 2022.

The MD&C Committee established a performance range around the BUC target of 56% to 152% of target from threshold to maximum after considering the volatility and visibility of relevant end markets, and the results of a market review of performance ranges in the industry.

The 2022 strategic and enterprise-wide ESG goals supporting the performance modifier for each NEO, were established based on our Company’s short- and long-term strategic objectives. These goals were chosen to focus the senior leadership team on actions and decisions that increase enterprise value and drive operational and transformational activities. Ten percent (10%) of the performance modifier was assigned to the predominately quantitative strategic goals for each business unit. The other ten percent (10%) was assigned to the enterprise-wide ESG goals which include both quantitative and qualitative metrics.

(1)	TRIR = Total Recordable Incident Rate
(2)	MIR = Major Injury Rate

Adjusted Harsco Consolidated BUC was $57.9 million, which placed the AIP payout achievement at 77% of target. As contemplated when setting the targets, certain other adjustments were made due to the impact on results of certain nonrecurring, unusual items. The net adjustments increased EBITDA with the largest component related to the Clean Earth non-cash goodwill impairment of $104.6 million. These adjustments were determined by the MD&C Committee to be excluded from the BUC calculation since they did not directly reflect Company or management performance and are unusual and infrequent in nature.

With respect to the performance modifier, upon receipt of the CEO’s assessment of how the business units and NEOs performed relative to the pre-determined goals, the MD&C Committee deliberated and approved the performance modifier adjustments for each NEO. In addition, the MD&C Committee evaluated, and the Board approved, the CEO’s achievements against his respective performance goals and determined his performance modifier results. Given the overall achievements, in particular the delayed timing of Rail business unit divestiture, relative to the various established goals linked to the performance modifier, the MD&C Committee applied the modifier result to the awards as outlined below:

CEO / Consolidated / Business Unit	Performance Modifier
	Assessment	Modifier Factor

CEO Individual Result	Mixed Results	Reduced by 15%

Harsco Consolidated	Mixed Results	Reduced by 5%

Harsco Environmental	Met Expectations	No Adjustment

Clean Earth	Met Expectations	No Adjustment

The 2022 AIP calculations and results were as follows for the NEOs:

Executive(1)	FY’22 Target AIP	BUC Payout Factor Achieved					Payout Before Performance Modifier	Performance Modifier(2)	Final AIP Earned(3)
		Consolidated		Business Unit	Result
F. Nicholas Grasberger III(4)	$1,072,785	77%	+	n/a	=	77%	$826,044	Reduced by 15%	$702,138
Peter F. Minan(5)	n/a	n/a	+	n/a	=	n/a	n/a	n/a	n/a
Russell C. Hochman(4)	$326,174	77%	+	n/a	=	77%	$251,154	Reduced by 5%	$238,596
A. Russell Mitchell(6)	$245,880	77%	+	25%	=	35%	$87,041	No Adjustment	$87,041
Jennifer O. Kozak(4,7)	$56,269	77%	+	59%	=	63%	$35,225	No Adjustment	$35,225
	$89,175	77%	+	n/a	=	77%	$68,665	Reduced by 5%	$65,232
(1)	Mr. Aga, Mr. Stanton, and Ms. Livingston are no longer employed with the Company. Thus, none of these NEOs were eligible to participate in our 2022 AIP program.
(2)	Reflects the performance modifier results.
(3)	Reflects the NEO’s AIP payout results after application of the performance modifier.
(4)

Mr. Grasberger’s BUC result was then reduced by fifteen percent (-15%), resulting in his respective final payout earned. Mr. Hochman’s BUC result was then reduced by five percent (-5%), resulting in his respective final payout earned. Ms. Kozak’s BUC result corresponding to the portion of her AIP plan as Senior Vice President and CHRO was then reduced by five percent (-5%), resulting in her respective final payout earned.

(5)	As Interim Senior Vice President and CFO, Mr. Minan is not eligible to participate in the Company’s 2022 AIP Program.
(6)

BUC performance for Harsco Environmental BUC was $73.8 million. We calculated Mr. Mitchell’s combined BUC based on twenty percent (20%) Harsco Consolidated BUC plus eighty percent (80%) Harsco Environmental BUC, resulting in a combined payout factor of thirty-five percent (35%).

(7)

Ms. Kozak’s AIP target is pro-rated to reflect her hire date with the company on February 28, 2022 as the Vice President, Human Resources, Clean Earth and then her appointment to Senior Vice President and CHRO on September 1, 2022. While holding the position of Vice President, Human Resources, Clean Earth, Ms. Kozak’s incentive award was based on a weighting of 20% Harsco Consolidated BUC and 80% Clean Earth BUC. For 2022, BUC performance for Clean Earth BUC was $25.1 million, which resulted in a payout factor of 59% for Ms. Kozak on the business unit component. When combined with Harsco Consolidated BUC, Ms. Kozak’s combined payout factor was 63%, for which she was awarded $35,225.

Long-Term Incentive Plan Awards

The MD&C Committee’s philosophy, where long-term compensation is balanced between performance-based and service- based pay, helps us achieve alignment of stockholder and executive interests by:

•	Rewarding NEOs for the creation of sustained stockholder value, with compensation varying in line with performance;

•	Encouraging ownership of our stock, including via our stock ownership guidelines;

•	Fostering teamwork that drives improved performance; and

•	Providing us with a means to retain and motivate high-caliber executives needed to attain our desired performance goals.

Setting 2022 LTIP Award Opportunities

Target long-term incentive opportunities are expressed as a percentage of base salary while the realized value is dependent on stock price and total stockholder return over a specified period of time. Targets were established by the MD&C Committee based on each NEO’s level of responsibilities and his or her ability to impact our overall results, as well as consideration of the benchmarking data previously discussed. The table below reflects long-term incentive targets approved by the MD&C Committee. No changes were made in the approved targets for 2022.

Executive(1)	FY’22 Target LTIP

F. Nicholas Grasberger III	350%

Peter F. Minan(2)	n/a

Anshooman Aga	200%

Russell C. Hochman	125%

A. Russell Mitchell	100%

Jennifer O. Kozak(3)	125%

David Stanton	115%

Wendy A. Livingston	125%
(1)	Mr. Aga, Mr. Stanton, and Ms. Livingston are no longer employed with the Company.
(2)	As Interim Senior Vice President and CFO, Mr. Minan is not eligible to participate in our 2022 LTIP Program.
(3)	Ms. Kozak’s target reflects her appointment as Senior Vice President and CHRO effective September 1, 2022.

For the LTIP award cycle granted in 2022, the MD&C Committee and the Board established the grant level for each NEO as a percentage of that NEO’s base salary. The MD&C Committee and the Board set target values for the 2022 LTIP awards with the intent that each NEO’s total direct compensation opportunity falls within a reasonable range of the market median for the NEO’s position.

For 2022, the CEO’s LTIP mix reflects 50% PSUs, 25% RSUs and 25% SARs reflecting more emphasis on performance-based equity further aligning our CEO’s focus on stockholder value. All other NEOs maintained an equal mix across all three vehicles.

CEO LTI Mix	NEOs LTI Mix

A Closer Look at the LTIP Components

PSU Performance Level

Harsco’s TSR performance relative to the S&P 600 Industrials Index will generally determine the number of shares delivered at the end of the three-year performance cycle as follows (achievement will be interpolated between the various performance points on the table):

Performance Level	Index Percentile Achievement	Payout as a % of Target

Maximum	75th	200%

Target	50th	100%

Threshold	25th	25%

Below Threshold	Below 25th	0%

Vesting of 2020 to 2022 PSU Plan

The Company granted PSUs in 2020 with vesting conditioned on Harsco’s TSR performance relative to the S&P 600 Industrials Index for the three-year period from 2020 through 2022. Harsco’s TSR result for the period equaled the 5th percentile of the index, resulting in a payout at 0% of the units granted in 2020.

Other Compensation Elements

During 2022, we provided our NEOs with the following broad-based employee benefits on the same terms that apply to our non-executive U.S. employees:

•	Health insurance;

•	Disability insurance; and

•	401(k) plan participation.

Term life insurance benefits equal to two times the individual’s salary up to a maximum benefit of $800,000 are provided to our NEOs. Our NEOs, except for Mr. Stanton, are also eligible to participate in the Non-Qualified Retirement Savings and Investment Plan (“NQ RSIP”), which supplements the Retirement Savings and Investment Plan (“RSIP”) with respect to 401(k) contributions that could not be made because of Internal Revenue Service compensation and contribution limitations.

We provided other benefits to certain NEOs during 2022. While rarely used, the Board maintains a policy regarding our Chairman, President & CEO’s personal use of our corporate aircraft. In the event of personal use of the corporate aircraft, our Chairman, President & CEO is taxed on the imputed income attributable to personal use of our aircraft, and our Chairman, President & CEO does not receive a tax gross-up from us with respect to such imputed amounts.

To support the Global Headquarters relocation to Philadelphia, Pennsylvania during 2022, NEOs required to relocate were eligible to participate in the Executive Philadelphia Relocation Program. This program offered the participants two options for relocation assistance. Option one supported the sale of their principal residence and purchase of a new one in the Philadelphia area. The second option was a one-time lump sum amount to facilitate a transition to a new residence. Both options require the NEO to agree with the terms and conditions of a repayment agreement which contains a pro-rata repayment schedule should the NEO terminate employment from the Company within two years of receipt of relocation payments. Standard tax treatments were applied, which included a gross-up to all estimated tax liabilities. Please see amounts reported under the “All Other Compensation” column in the Summary Compensation Table detailed below.

We offer limited perquisites and other personal benefits to our NEOs at competitive levels with those provided by our Compensation Peer Group companies, as well as the larger group of companies within the general industry that are similar in overall size and relative performance. We believe the other benefits we provided to our NEOs were necessary to help us attract and retain our senior executive team and the values of these benefits were reasonable, competitive, and consistent with the overall executive compensation program.

For more information on the perquisites and certain other benefits provided to the NEOs in 2022, see the All Other Compensation Table that serves as a supplement to the 2022 Summary Compensation Table.

Nonqualified Deferred Compensation

Retirement Savings and Investment Plan

Under the RSIP, we make matching contributions to the account of each participating employee equal to 100% of the employee’s contributions up to the first 3% of compensation and 50% of the employee’s contributions up to the next 2% of compensation. In addition, the RSIP provides for a discretionary contribution, as decided by the Company each year, to the account of each eligible employee who remains an active employee as of December 31 of such plan year. Under the NQ RSIP, we provide the matching and discretionary contributions, if any, that would otherwise be made under the qualified portion of the RSIP for salaried employees’ contributions, but for Internal Revenue Code limitations under Section 402(g), Section 401(a)(17), Section 415 or Section 401(m). Company contributions to the NQ RSIP are made in the form of credits of non-qualified deferred compensation to bookkeeping accounts maintained as a record of the benefits to which employees are entitled.

Under the Harsco 401(k) Retirement Savings Plan, we make matching contributions to the account of each participating employee equal to 50% of the employee’s contributions up to the first 6% of compensation. In addition, the Harsco 401(k) Retirement Savings Plan provides for a profit- sharing contribution, as decided by the Company each year, to the account of each eligible employee who remains an active employee as of December 31 of such plan year. The Harsco 401(k) Retirement Savings Plan does not offer the equivalent of the NQ RSIP.

Employment Arrangements with NEOs

The Company is not a party to any employment agreements with its NEOs.

Potential Payments upon Change in Control and Other Potential Post-Employment Payments

Change in Control Severance Agreements

We are currently a party to change in control severance agreements with Messrs. Grasberger, Hochman, and Ms. Kozak. These change in control severance agreements reflect what we believe to be a market-based approach to a potential change in control scenario and incorporate several stockholder-favored compensation practices, including:

•	“Double-trigger” payment provisions that require a qualifying termination of employment after a change in control before benefits and payments are received; and

•

No excise tax gross-ups on severance benefits (each NEO will either pay the excise taxes on his or her severance benefits or the severance benefits will be reduced to a point where the excise tax does not apply, depending on which result is more favorable to the executive).

Mr. Grasberger is entitled to receive double-trigger severance benefits equal to three times his highest base salary in effect during the period beginning 90 days prior to the change in control through the date of termination, plus three times his highest target annual incentive for the year of termination. Mr. Hochman and Ms. Kozak are entitled to receive double-trigger severance benefits equal to two times his or her highest base salary in effect during the period beginning 90 days prior to the change in control through the date of termination, plus two times his or her highest target annual incentive for the year of termination. Each change in control severance agreement provides for a rolling three-year term that renews each year, subject to certain exceptions.

The change in control severance agreements are reviewed on a regular basis, though not necessarily as part of the annual compensation review. The MD&C Committee believes the change in control severance agreements serve the following purposes:

•	Assure we have the continued dedication and full attention of certain key employees prior to and after the consummation of a change in control event;

•

Help ensure, if a possible change in control should arise and a change in control officer should be involved in deliberations or negotiations in connection with the possible change in control, such officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in our best interest as well as the best interests of our stockholders, without concern for his or her position or financial well-being; and

•	Protect us by retaining key talent in the face of corporate changes.

Separation Arrangements

On May 18, 2022, the Company and David Stanton entered into a Separation Agreement and General Release (“Separation Agreement”) further to the separation date of May 5, 2022. Under this Separation Agreement, Mr. Stanton received:

•	A cash severance payment of $355,564;

•	A cash payment of $21,669 representing unused vacation time; and

•	Health insurance premiums for the continuation of health insurance coverage under COBRA for a period of up to 7 months from the separation date.

Under the Separation Agreement, all of Mr. Stanton’s outstanding unvested equity compensation awards granted to him by the Company were forfeited without additional consideration, and Mr. Stanton is subject to certain non-disparagement and confidentiality provisions as well as restrictions outlined in the non-compete and non-disclosure clauses of his agreement. Mr. Stanton also executed a general release of claims against us and we agreed to release Mr. Stanton from claims to the extent they were suspected or known to the Company.

Other Potential Post-Employment Payments

Upon certain types of terminations of employment not related to a change in control, payments under various Company policies and plans may be paid to NEOs. These events and amounts are more fully explained under the heading “Termination or Change in Control Arrangements.”

Stock Ownership Guidelines

In 2022, we continued to maintain stock ownership guidelines that applied to the NEOs. Our stock ownership guidelines encourage the retention of stock acquired through our LTIP awards. No shares may be sold by participants until their applicable ownership guidelines are satisfied, subject to a hardship exception administered by the MD&C Committee. Effective January 1, 2023, the stock ownership guidelines were amended to exclude unvested performance shares from being counted towards ownership compliance.

The stock ownership guidelines are established as a multiple of each NEO’s base salary and were benchmarked against the stock ownership guidelines for similarly situated executives at Compensation Peer Group companies. They were also based on the Board’s determination of appropriate share ownership levels based on our compensation system. Under the guidelines, each NEO is encouraged to own a specific amount of our common stock and is restricted from selling shares until the guideline has been satisfied. The share ownership levels, based on fair market value as measured periodically, for each NEO for 2022 were as follows:

Name	Level

F. Nicholas Grasberger III

Peter F. Minan(1)	None

Anshooman Aga(2)

Russell C. Hochman

A. Russell Mitchell

Jennifer O. Kozak

David Stanton(2)

Wendy A. Livingston(2)
(1) In connection with his employment as Interim Senior Vice President and CFO, Mr. Minan is not subject to any share ownership requirement.
(2) Mr. Aga, Mr. Stanton, and Ms. Livingston are no longer employed with the Company.

Our NEOs have five years from the date they are first granted LTIP awards to comply with the guidelines. If a NEO is promoted into a position with greater ownership requirements, that individual has five additional years to comply with the new guideline. All common stock held by the NEOs, whether acquired because of an LTIP award or otherwise, is included in determining whether they have achieved the applicable ownership guideline. Unvested stock options and unvested SARs are not included in calculating whether the guidelines have been met. Failure to meet the guidelines within the applicable five- year period will result in a review by the MD&C Committee to determine the cause of such failure and to develop an appropriate corrective action plan.

Mr. Grasberger and Mr. Hochman previously met their ownership guidelines. Mr. Minan is not subject to any ownership guidelines since he is not eligible to participate in the company’s LTIP Program. As of December 31, 2022, Mr. Mitchell and Ms. Kozak are within the five-year phase-in period for meeting their ownership guidelines and continue to accumulate shares. Mr. Aga, Mr. Stanton, and Ms. Livingston are no longer employed with the Company, and thus are not subject to any ownership guidelines.

Right to Recover Incentive Compensation

Consistent with the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company and the Board reserve the right to recover (or “clawback”) from certain current and/or former key employees any wrongfully earned performance-based compensation, including stock-based awards, under the following circumstances:

•	There is a restatement of Company financials due to material noncompliance with any financial reporting requirement; or

•

The Board determines the current or former employee has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties that contributed to the noncompliance that resulted in the requirement to restate Company financials; and

•	The cash incentive or performance-based equity compensation would have been less valuable than what was actually awarded or paid based upon the application of the correct financial results.

These provisions are designed to deter and prevent detrimental behavior and to protect our investors from financial misconduct.

Policies on Hedging and Pledging of Shares

Consistent with the Dodd-Frank Act, the Company’s Insider Trading Policy prohibits all Board members, employees, including corporate officers, from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company securities (or “hedging”). For this purpose, “hedging” includes “short-sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like), and other hedging transactions designed to minimize the risk inherent in owning common stock, such as zero-cost collars and forward sales contracts.

Additionally, Board members and executives are prohibited from pledging shares as collateral for a loan or in a margin account.

Policy Regarding Tax and Accounting Impact on Executive Compensation

The MD&C Committee annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the NEOs. Under the Tax Cuts and Jobs Act of 2017, the exemption for qualifying performance-based compensation was repealed for taxable years beginning after December 31, 2017. As a result, compensation paid to our executive officers (on or after January 1, 2018) in excess of $1 million is generally not deductible unless it qualifies for certain transition relief. While the Company will monitor guidance and developments in this area, the MD&C Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Company may pay or provide compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Compensation Committee Report

The MD&C Committee has reviewed and discussed the Compensation Discussion & Analysis, set forth above, with management. Based on this review and discussion, the MD&C Committee recommended to the Board that the Compensation Discussion & Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Proxy Statement for our 2023 Annual Meeting of Stockholders, for filing with the SEC.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD

E. M. Purvis, Chairman

D. C. Everitt

K. G. Eddy

M. Longhi

J. S. Quinn

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Compensation Policies and Practices as They Relate to Risk Management

In 2022, Pearl Meyer and senior management reviewed our compensation policies and practices for all employees. They concluded, and the MD&C Committee concurred, that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse impact on the Company. In addition, we reviewed the relationship between our risk management policies and practices and the incentive compensation we provide to our NEOs and other key employees to confirm that our incentive compensation does not encourage unnecessary and excessive risk taking. The findings of these reviews indicated that:

•	Our compensation program provides a balance between our short-term and long-term goals and objectives;

•	Under our compensation program, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time, which discourages short-term risk taking;

•	Incentive awards are capped by the MD&C Committee; and

•	Stock ownership guidelines, the clawback policy, and prohibition on hedging mitigate excessive risk taking.

Furthermore, as described above, compensation decisions may include the subjective use of negative discretion, which has the ability to restrain the influence of formulae or objective factors on excessive risk taking.

2022 Summary Compensation Table

The following table presents the compensation provided to our NEOs for services rendered to us in 2020, 2021 and 2022, as applicable:

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)(5)	Option Awards ($)(5)(6)	Non-equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Earnings ($)(8)	All Other Compensation ($)	Total ($)

F. Nicholas Grasberger III

Chairman, President & Chief Executive Officer	2022	$975,259	$0	$3,084,900	$853,351	$702,138	$0	$310,359	$5,926,007
	2021	$946,959	$0	$3,091,940	$828,507	$395,785	$0	$130,526	$5,393,717
	2020	$954,632	$0	$1,249,494	$923,871	$586,597	$0	$78,427	$3,793,021

Peter F. Minan

Interim SVP & Chief Financial Officer	2022	$361,877	$312,976	$474,171	$0	$0	$0	$55,485	$1,204,509
	2021	$463,247	$0	$0	$0	$165,450	$0	$79,095	$707,792
	2020	$572,278	$0	$333,635	$275,751	$239,943	$0	$46,010	$1,467,617

Anshooman Aga(9)

Former SVP & Chief Financial Officer	2022	$372,702	$0	$887,318	$384,538	$0	$0	$25,394	$1,669,952
	2021	$215,385	$200,000	$1,120,018	$0	$68,659	$0	$374,559	$1,978,621

Russell C. Hochman

SVP & General Counsel, Chief Compliance Officer & Corporate Secretary	2022	$501,806	$0	$482,482	$209,088	$238,596	$0	$223,954	$1,655,926
	2021	$487,321	$0	$480,307	$202,998	$126,669	$0	$39,074	$1,336,369
	2020	$469,522	$0	$228,483	$188,836	$170,885	$0	$35,954	$1,093,680

A. Russell Mitchell

VP & Chief Operating Officer, Harsco Environmental	2022	$409,800	$0	$315,222	$136,606	$87,041	$0	$525,986	$1,474,655

Jennifer O. Kozak

SVP & Chief Human Resources Officer	2022	$277,865	$25,000	$152,314	$0	$100,456	$0	$12,356	$567,991

David Stanton(9)

Former SVP & Group President, Clean Earth	2022	$187,183	$0	$519,932	$225,317	$0	$0	$403,355	$1,335,787
	2021	$515,058	$0	$467,119	$197,422	$150,444	$0	$24,190	$1,354,233
	2020	$423,077	$100,000	$231,906	$191,669	$140,883	$0	$22,765	$1,110,300

Wendy A. Livingston(9)

Former SVP & Chief Human Resources Officer	2022	$192,390	$0	$418,234	$181,238	$0	$0	$18,453	$810,315
	2021	$422,347	$0	$416,345	$175,959	$109,798	$0	$34,726	$1,159,175
	2020	$138,769	$100,000	$357,089	$166,671	$51,335	$0	$6,975	$820,839
(1)	Amounts are not reported for 2021 and 2020 if the executive was not a NEO in that year.

(2)

Mr. Minan received a one-time cash payment of $312,976 representing compensation for additional efforts to remain in his role through 2021 and continuing as special advisor to the CEO through March 2022. Ms. Kozak received a hiring bonus of $110,000 upon hire, of which $25,000 was payable within 60 days of her start date of February 28, 2022 and $85,000 was payable within 30 days after the one year service anniversary.

(3)

The amounts in this column reflect the aggregate grant date fair values (computed in accordance with FASB ASC Topic 718) of the RSU and PSU portion of the LTIP awards for 2020, 2021 and 2022. The actual value, if any, realized by each NEO for these awards is a function of the value of the underlying shares if and when these awards vest and, for the PSUs, the level of attainment of the applicable performance goal. The above information does not reflect an estimate for forfeitures.

(4)

The amounts for the PSUs granted in 2022 reflect a Monte-Carlo simulation that considers the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. For these amounts, see the “Grant Date Fair Value of Stock and SAR/Option Awards” column of the “2022 Grants of Plan-Based Awards” table below. The following are the values of the 2022 PSUs as of the grant date assuming attainment of the maximum level of performance: Mr. Grasberger, $4,463,087; Mr. Aga, $1,005,566; Mr. Hochman, $546,779; Mr. Mitchell, $357,231; Ms. Kozak, $172,611; Mr. Stanton, $589,221; and Ms. Livingston, $473,970. Mr. Minan did not receive a standard grant on March 4, 2022 due to his planned retirement. However, as part of Mr. Minan’s compensation as Interim Senior Vice President & CFO, he received an award of common stock grant equaling approximately $94,833 monthly determined using the closing stock price on the last business day of each month.

(5)

See Note 14, “Stock-Based Compensation,” to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the assumptions used by us to calculate these grant date fair values.

(6)

The amounts shown in this column for 2022 represent the grant date fair value (computed in accordance with FASB ASC Topic 718) for the SAR portion of the 2022 LTIP awards. These amounts may not represent actual compensation that will be realized by the NEOs with respect to these awards, but instead represent the grant date fair value of the awards for accounting purposes, as required to be shown in this table by SEC rules. In order for each NEO to realize any value upon exercise of the SARs, the market price of our Common Stock must be above $12.65 per share on the applicable exercise date for grants issued on March 4, 2022. Any amounts that may become payable to the NEOs with respect to these awards are also subject to the service-based vesting criteria described above under the heading “Long-Term Incentive Awards” in the CD&A. Mr. Minan did not receive a SAR grant in 2022.

(7)

The amounts shown in this column reflect the actual AIP award payout (if any) for each NEO, as applicable, as approved by the MD&C Committee based on the achievement of the pre-determined financial objectives and performance modifier goals as further described above in the CD&A.

(8)	None of the NEOs are covered under the Harsco Employees Pension Plan. Therefore, no amounts are reported under this column.

(9)

Mr. Aga, and Ms. Livingston resigned from their positions on August 24, 2022, and on June 10, 2022, respectively. Mr. Stanton’s separation date was effective May 5, 2022. Upon Mr. Aga’s resignation and according to the terms and conditions related to the hiring bonus received in 2021, Mr. Aga repaid to the Company the applicable pro-rated amount.

All Other Compensation

The following table summarizes the incremental cost of perquisites and other benefits provided to our NEOs in 2022, and describes the benefits included in the “All Other Compensation” column of the 2022 Summary Compensation Table:

All Other Compensation	Year	F. Nicholas Grasberger III	Peter F. Minan	Anshooman Aga	Russell C. Hochman	A. Russell Mitchell	Jennifer O. Kozak	David Stanton	Wendy A. Livingston

Relocation expenses (1)	2022	$231,174	$0	$0	$182,080	$0	$0	$0	$0

Expat assignment (2)	2022	$0	$0	$0	$0	$474,801	$0	$0	$0

Company contributions to qualified plan	2022	$12,200	$12,200	$12,200	$12,200	$12,200	$10,953	$9,150	$12,200

Dollar value of executive physical exam paid by us or on our behalf	2022	$3,000	$3,000	$0	$0	$3,000	$0	$0	$0

Dollar value of life insurance premiums paid by Company or on our behalf	2022	$1,718	$610	$1,146	$1,718	$859	$716	$573	$788

Dollar value of health insurance premiums paid by Company or on our behalf	2022	$18,335	$17,680	$8,898	$13,517	$21,240	$337	$15,714	$4,697

Company contributions to Health Savings Account	2022	$870	$425	$788	$1,080	$0	$0	$545	$575

Dollar value of long-term disability premiums paid by us or on our behalf	2022	$420	$158	$280	$420	$420	$350	$140	$193

Company contributions under Non-Qualified Restoration Plan	2022	$42,642	$21,412	$2,082	$12,939	$13,466	$0	$0	$0

Severance payments and benefits (3)	2022	$0	$0	$0	$0	$0	$0	$377,233	$0

Total	2022	$310,359	$55,485	$25,394	$223,954	$525,986	$12,356	$403,355	$18,453
(1)

The amounts reported consist of relocation expense payments to Mr. Grasberger and Mr. Hochman pursuant to the Executive Philadelphia Relocation Program described above in the CD&A. Both Mr. Grasberger and Mr. Hochman’s payment includes $106,174 and $57,080, respectively, as a tax gross up due to the relocation expenses. None of the other NEOs received benefits under this program. Upon Mr. Aga’s resignation and according to the terms and conditions related to the relocation program, Mr. Aga repaid the corresponding prorated potion of the 2021 relocation expenses.

(2)

The amounts reported relate to Mr. Mitchell’s United Kingdom expat assignment in accordance with the Company’s standard expat policy. The total amount reported includes standard hypothetical tax gross up of $385,599, housing and car allowances of $80,313, and flights and other sundry expenses of $8,889.

(3)

The amount for Mr. Stanton reflects payment received (or to be received) pursuant to the terms of his Separation Agreement, the terms of which are described in detail under the heading “Separation Arrangements”.

2022 Grants of Plan-Based Awards Table

The following table sets forth information concerning grants of plan-based awards made to the NEOs during 2022:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of shares of Stock or Units RSUs (#)(3)	All Other Option Awards: Number of Securities or Underlying Options SARs (#)(4)	Exercise or Base Price of SAR/ Option Awards ($)	Grant Date Fair Value of Stock and SAR/ Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

F. Nicholas Grasberger III

		$268,196	$1,072,785	$2,145,570

	3/4/2022				33,730	134,918	269,836				$2,231,544

	3/4/2022							67,459			$853,356

	3/4/2022								118,521	$12.65	$853,351

Peter F. Minan(5)(6)

	8/31/2022							16,726			$94,836

	9/30/2022							25,357			$94,835

	10/31/2022							17,927			$94,834

	11/30/2022							12,678			$94,831

	12/31/2022							15,077			$94,834

Anshooman Aga(7)

	3/4/2022							7,600	30,398	60,796	$502,783

	3/4/2022									30,398	$384,535

	3/4/2022								53,408	$12.65	$384,538

Russell C. Hochman

					$81,543	$326,174	$652,348

	3/4/2022							4,132	16,529	33,058	$273,390

	3/4/2022									16,529	$209,092

	3/4/2022								29,040	$12.65	$209,088

A. Russell Mitchell

					$61,470	$245,880	$491,760

	3/4/2022							2,700	10,799	21,598	$178,615

	3/4/2022									10,799	$136,607

	3/4/2022								18,973	$12.65	$136,606

Jennifer O. Kozak(8)

					$36,361	$145,444	$290,888

	3/4/2022							1,305	5,218	10,436	$86,306

	3/4/2022									5,218	$66,008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of shares of Stock or Units RSUs (#)(3)	All Other Option Awards: Number of Securities or Underlying Options SARs (#)(4)	Exercise or Base Price of SAR/ Option Awards ($)	Grant Date Fair Value of Stock and SAR/ Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David Stanton(7)

	3/4/2022				4,453	17,812	35,624				$294,610

	3/4/2022									17,812	$225,322

	3/4/2022								31,294	$12.65	$225,317

Wendy A. Livingston(7)

	3/4/2022				3,582	14,328	28,656				$236,985

	3/4/2022									14,328	$181,249

	3/4/2022								25,172	$12.65	$181,238
(1)

These columns reflect 2022 AIP award opportunities for the NEOs. AIP awards were made pursuant to the 2013 Equity and Incentive Compensation Plan, as amended (“2013 Plan”), and are described more fully in the section entitled “2022 AIP Awards” in the CD&A. Target estimated payouts are based on the NEO’s annual base salary rate multiplied by their target AIP percent pro-rated for their hire date or change in role. Threshold amounts represent approximately 25% of the full target values, the target is 100% of the full target values and maximum amounts represent 200% of full target values. Actual 2022 AIP payouts are disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table.

(2)

These columns reflect the range of 2022 PSU award opportunities. Threshold amounts represent approximately 25% of target values, the target is 100% of the full target value, and maximum amounts represent 200% of target values. These PSUs will generally cliff vest on December 31, 2024.

(3)

This column reflects the RSU component of the 2022 LTIP awards granted to the NEOs under our 2013 Plan, as amended and are described more fully under the heading “Long-Term Incentive Awards” in the CD&A. These RSUs will generally vest ratably on the first three anniversaries of the grant date. The value reflects the RSU’s grant date fair value as of March 4, 2022 (computed in accordance with FASB ASC Topic 718) of $12.65 for all NEO’s except for Mr. Minan whose 2022 grants immediately vested per the terms and conditions discussed under the “Interim Senior Vice President & CFO Appointment” section, and as set forth in the 2022 Option Exercises and Stock Vested Table.

(4)

This column reflects the SAR component of the 2022 LTIP awards granted to the NEOs, which were granted under our 2013 Plan, as amended and are described more fully under the heading “Long-Term Incentive Awards” in the CD&A. These SARs will generally vest ratably over three years and expire 10 years from the date of grant. On March 4, 2022, SARs were granted with a strike price of $12.65, the Company’s grant date stock price, to all NEO’s except for Mr. Minan, who did not receive a SAR grant in 2022.

(5)	Mr. Minan was not eligible to participate in the AIP program for 2022.

(6)

Mr. Minan did not receive a LTIP grant in 2022 due to his planned retirement, and prior to his appointment as Interim Senior Vice President and CFO. However, as described in footnote (3) above and under the heading “Interim Senior Vice President & CFO Appointment”, in connection with his services as Interim Senior Vice President and CFO for the period of August 29, 2022 through December 31, 2022, Mr. Minan received a common stock grant award equaling approximately $94,833 determined using the closing stock price on the last business day of each month.

(7)	Mr. Aga, Mr. Stanton, and Ms. Livingston forfeited all unvested LTIP awards on August 24, 2022, May 5, 2022 and June 10, 2022, respectively, and did not participate in the 2022 AIP Program.

(8)	Ms. Kozak’s AIP target is pro-rated based on her hire date of February 28, 2022 as well as her appointment as the Senior Vice President and CHRO on September 1, 2022.

Outstanding Equity Awards at 2022 Fiscal Year-End Table

The following table sets forth information concerning the outstanding equity awards for the NEOs as of December 31, 2022:

Name	Option Awards (1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

F. Nicholas Grasberger III

	0	118,521	$12.65	3/4/2032

	26,352	52,704	$18.58	3/1/2031

	203,272	101,636	$10.29	3/10/2030

	86,994	0	$22.51	3/6/2029

	93,232	0	$19.80	3/2/2028

	134,585	0	$13.70	3/3/2027

	281,570	0	$7.00	5/6/2026

	243,579	0	$16.53	5/8/2025

	84,290	0	$25.11	8/1/2024

	51,900	0	$23.25	4/7/2024

	65,872	0	$22.70	5/10/2023

					127,115	$799,553

							33,730	$212,159

Peter F. Minan(6)

Anshooman Aga(6)

Russell C. Hochman

	0	29,040	$12.65	3/4/2032

	6,456	12,914	$18.58	3/1/2031

	41,548	20,774	$10.29	3/10/2030

	16,165	0	$22.51	3/6/2029

	17,102	0	$19.80	3/2/2028

	19,848	0	$13.70	3/3/2027

	25,955	0	$7.00	5/6/2026

	18,710	0	$16.53	5/8/2025

	7,258	0	$25.93	5/9/2024

					29,931	$188,266

							4,132	$25,992

A. Russell Mitchell

	0	18,973	$12.65	3/4/2032

	4,218	8,437	$18.58	3/1/2031

	28,330	14,165	$10.29	3/10/2030

	11,771	0	$22.51	3/6/2029

	7,622	0	$24.65	7/30/2028

					19,730	$124,102

							2,700	$16,981

Name	Option Awards (1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Jennifer O. Kozak

	0	0	0.00	N/A

					5,218	$32,821

							1,305	$8,205

David Stanton(6)

Wendy A. Livingston(6)

(1)	These columns reflect the following awards:
(a)	For Mr. Grasberger, Mr. Hochman and Mr. Mitchell (the first entry in these columns), the SARs granted on March 4, 2022;
(b)	For Mr. Grasberger, Mr. Hochman and Mr. Mitchell (the second entry in these columns), the SARs granted on March 1, 2021;
(c)	For Mr. Grasberger, Mr. Hochman and Mr. Mitchell (the third entry in these columns), the SARs granted on March 10, 2020;
(d)	For Mr. Grasberger, Mr. Hochman and Mr. Mr. Mitchell (the fourth entry in these columns), the SARs granted on March 6, 2019;
(e)	For Mr. Grasberger and Mr. Hochman (the fifth entry in these columns), the SARs granted on March 2, 2018;
(f)	For Mr. Mitchell (the fifth entry in these columns), the SARs granted on July 30, 2018;
(g)	For Mr. Grasberger and Mr. Hochman (the sixth entry in these columns), the SARs granted on March 3, 2017;
(h)	For Mr. Grasberger and Mr. Hochman (the seventh entry in these columns), the SARs granted on May 6, 2016;
(i)	For Mr. Grasberger and Mr. Hochman (the eight entry in these columns), the SARs granted on May 8, 2015;
(j)	For Mr. Grasberger (the ninth entry in these columns), the SARs granted on August 1, 2014;
(k)	For Mr. Hochman (the ninth entry in these columns), the SARs granted on May 9, 2014;
(l)	For Mr. Grasberger (the tenth entry in these columns), the SARs granted on April 7, 2014; and
(m)	For Mr. Grasberger (the eleventh entry in these columns), the SARs granted on May 10, 2013.

2013 SARs grants generally vest and become exercisable in five equal installments on the first five anniversaries of the date of grant. The 2014 and later SARs grants generally vest and become exercisable in three equal installments on the first three anniversaries of the date of grant. The exercise prices for the SARs granted in 2013 and later are equal to the closing price of our Common Stock on the date of grant, except the March 10, 2020 where the strike price was set at $10.29 and the grant date stock price was $8.05. 2013 and later SARs grants were made pursuant to the 2013 Plan.

(2)	The stock awards reflected in this column consist of:
(a)

The following numbers of RSUs granted to Mr. Grasberger, Mr. Hochman, Mr. Mitchell and Ms. Kozak on March 4, 2022, which in each case will generally vest one-third annually over three years after the grant date: Mr. Grasberger, 67,459 RSUs; Mr. Hochman, 16,529 RSUs; Mr. Mitchell, 10,799 RSUs; Ms. Kozak, 5,218 RSUs;

(b)

The remaining unvested portion of the following numbers of RSUs granted to Mr. Grasberger, Mr. Hochman and Mr. Mitchell on March 1, 2021, which in each case will generally vest one-third annually over three years after the grant date: Mr. Grasberger, 29,728 RSUs; Mr. Hochman, 7,284 RSUs; Mr. Mitchell, 4,759 RSUs; and

(c)

The remaining unvested portion of the following numbers of RSUs granted to Mr. Grasberger, Mr. Hochman, and Mr. Mitchell on March 10, 2020, which in each case will generally vest one-third annually over three years after the grant date: Mr. Grasberger, 29,928 RSUs; Mr. Hochman, 6,118 RSUs; Mr. Mitchell, 4,172 RSU.

(3)	The market value was computed by multiplying the closing market price of our stock on December 31, 2022 ($6.29) by the number of RSUs and estimated shares in the previous column.

(4)	The stock awards reflected in this column consist of PSUs based on:

(a)

An estimate of below threshold performance for target grants of 89,182, 10,926 and 7,138 PSUs made to Mr. Grasberger, Mr. Hochman, and Mr. Mitchell, respectively, on March 1, 2021, which will generally “cliff” vest on December 31, 2023 based on performance for the three-year period ended December 31, 2023; and

(b)

An estimate of at threshold performance for target grants of 134,918, 16,529, 10,799 and 5,218 PSUs made to Mr. Grasberger, Mr. Hochman, Mr. Mitchell and Ms. Kozak, respectively, on March 4, 2022, which will generally “cliff” vest on December 31, 2024 based on performance for the three-year period ended December 31, 2024.

(5)

The market value reflects a zero market value for the PSUs for all grants issued with a three-year performance period ending December 31, 2023 since it is anticipated that no payout will occur due to a below threshold performance attainment and a market value based on the closing market price of our stock on December 31, 2022 ($6.29) multiplied by the number of PSUs (25% of the target amount) for all PSUs granted on March 4, 2022 for all NEO’s except Mr. Minan as he did not receive a PSU grant in 2022. PSUs granted to Mr. Aga, Mr. Stanton, and Ms. Livingston were forfeited due to their terminations.

(6)

Mr. Minan forfeited all outstanding unvested equity awards due to his retirement on March 18, 2022, prior to his appointment as Interim Senior Vice President and CFO. Mr. Aga, Mr. Stanton, and Ms. Livingston forfeited all outstanding unvested equity awards on August 24, 2022, May 5, 2022 and June 10, 2022, the last day worked at the Company, respectively. For Mr. Minan, Mr. Stanton and Ms. Livingston any vested but not exercised SARs were cancelled on June 16, 2022, August 3, 2022 and September 8, 2022 respectively. As a result, neither Mr. Minan, Mr. Aga, Mr. Stanton, or Ms. Livingston had any equity awards outstanding at December 31, 2022.

2022 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#) (4)	Value Realized on Exercise ($) (4)	Number of Shares Acquired on Vesting (#)(1), (2)	Value Realized on Vesting ($)(3)
F. Nicholas Grasberger III	-	-	58,472	$754,400
Peter F. Minan	23,311	$231,434	100,663	$644,567
Anshooman Aga	-	-	19,964	$239,768
Russell C. Hochman	-	-	12,302	$158,244
A. Russell Mitchell	-	-	8,402	$108,141
Jennifer O. Kozak	-	-	0	$0
David Stanton	-	-	9,751	$126,113
Wendy A. Livingston	-	-	3,157	$37,916
(1)	The number of shares in this column consists of the shares earned in settlement of the time-based portion of the LTIP awards, pursuant to the terms of the 2013 Plan, as follows:
(a)

Mr. Grasberger’s shares consisted of three RSU grants, one grant of 14,863 RSUs vested on March 1, 2022, at a fair market value of $12.01; the second grant of 13,681 RSUs vested on March 6, 2022, at a fair market value of $12.65; and the third grant of 29,928 RSUs vested on March 10, 2022, at a fair market value of $13.46.

(b)

Mr. Minan’s shares consisted of two RSU grants, one grant of 3,965 RSUs vested on March 6, 2022, at a fair market value of $12.65; and the second grant of 8,933 RSUs vested on March 10, 2022, at a fair market value of $13.46.

Additionally, Mr. Minan received five grants that vested automatically, as part of his Interim Senior Vice President and CFO role agreement. One grant of 16,726 RSUs granted and vested on August 31, 2022, at a fair market value of $5.67; the second grant of 25,357 RSUs granted and vested on September 30, 2022, at a fair market value of $3.74; the third grant of 17,927 RSUs granted and vested on October 31, 2022, at a fair market value of $5.29; the fourth grant of 12,678 RSUs granted and vested on November 30, 2022, at a fair market value of $7.48; and the fifth grant of 15,077 granted and vested on December 31, 2022, at a fair market value of $6.29.

(c)	Mr. Aga’s shares consisted of one RSU grant of 19,964 RSUs vested on March 1, 2022, at a fair market value of $12.01.

(d)

Mr. Hochman’s shares consisted of three RSU grants, one grant of 3,642 RSUs vested on March 1, 2022, at a fair market value of $12.01; the second grant of 2,543 RSUs vested on March 6, 2022, at a fair market value of $12.65; and the third grant of 6,117 RSUs vested on March 10, 2022, at a fair market value of $13.46.

(e)

Mr. Mitchell’s shares consisted of three RSU grants, one grant of 2,379 RSUs vested on March 1, 2022, at a fair market value of $12.01; the second grant of 1,852 RSUs vested on March 6, 2022, at a fair market value of $12.65; and the third grant of 4,171 RSUs vested on March 10, 2022, at a fair market value of $13.46.

(f)	Ms. Kozak did not have any awards vest during 2022.

(g)

Mr. Stanton’s shares consisted of two RSU grants, one grant of 3,542 RSUs vested on March 1, 2022, at a fair market value of $12.01; and the second grant of 6,209 RSUs vested on March 10, 2022, at a fair market value of $13.46.

(h)	Ms. Livingston’s shares consisted of one RSU grant of 3,157 RSUs vested on March 1, 2022, at a fair market value of $12.01.

(2)

On December 31, 2022, the performance share units granted in 2020 with vesting conditioned on Harsco’s TSR performance relative to the S&P 600 Industrials Index for the 3-year period from 2020 through 2022 ended. Harsco’s TSR for the period was at the 5th percentile of the Index, resulting in no payout earned based on the 2020 grant.

(3)	For the RSUs, the value realized on vesting was calculated using the fair market value based on the closing stock prices of our Common Stock on the respective vesting dates.

(4)

Mr. Minan exercised two SARs tranches during 2022, netting 23,311 SARs corresponding to the May 6, 2016 grant and the March 10, 2020 grant. The value realized at the time of the exercise is calculated by multiplying the number of SARs exercised by the difference between the closing price of our Common Stock at the time of the transaction and the price our Common Stock on the grant date for the respective SARs.

(a)

The SARs corresponding to the May 6, 2016 grants were exercised as follows: 40,000 SARs times $10.28 fair market value, exercised on May 2, 2022; 15,000 SARs times $8.52 fair market value, exercised on June 6, 2022; 15,000 SARs times $8.76 fair market value, exercised on June 7, 2022; 3,618 SARs times $8.35 fair market value, exercised on June 9, 2022; and 10,000 SARs times $7.57 fair market value, exercised on June 15, 2022. The grant date fair value for the May 6, 2016 grant was $7.00.

(b)

The SARs corresponding to the March 10, 2020 grants were exercised as follows: 10,000 SARs times $11.16 fair market value, exercised on April 18, 2022; 15,000 SARs times $11.52 fair market value, exercised on April 19, 2022; and 10,000 SARs times $11.62 fair market value, exercised on April 21, 2022. The grant date fair value for the March 10, 2022 grant was $10.29.

2022 Pension Benefits

None of our NEOs are covered under the Harsco Employees Pension Plan, therefore no future payments are expected.

2022 Nonqualified Deferred Compensation Table

The following table describes the nonqualified deferred compensation of the NEOs:

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

F. Nicholas Grasberger III
	Non-Qualified Restoration Plan	$0	$42,642	($105,582)	$0	$555,538

Peter F. Minan
	Non-Qualified Restoration Plan	$0	$21,412	($54,284)	$0	$205,685

Anshooman Aga
	Non-Qualified Restoration Plan	$0	$2,082	($552)	$0	$6,546

Russell C. Hochman
	Non-Qualified Restoration Plan	$0	$12,939	($29,626)	$0	$148,947

A. Russell Mitchell
	Non-Qualified Restoration Plan	$0	$13,466	($5,891)	$0	$40,956

Jennifer O. Kozak
	Non-Qualified Restoration Plan	$0	$0	$0	$0	$0

David Stanton
	Non-Qualified Restoration Plan	N/A	N/A	N/A	N/A	N/A

Wendy A. Livingston
	Non-Qualified Restoration Plan	$0	$0	($997)	$0	$6,428
(1)

This column reflects amounts contributed by us to the bookkeeping account maintained for each applicable NEO under our NQ RSIP. The NQ RSIP is an unfunded plan, and contributions are made in the form of credits of non-qualified deferred compensation to bookkeeping accounts maintained as a record of the benefits to which participants are entitled. The amounts reported in this column are reported as compensation for 2022 in the 2022 Summary Compensation Table under the “All Other Compensation” column.

(2)

Aggregate earnings/(losses) in 2022 include (a) earnings/(losses) on the bookkeeping account maintained for the applicable NEO under the NQ RSIP, credited at the same rates of return as those applicable to the investment fund(s) selected by the NEO under the RSIP; and (b) as applicable, dividend equivalents credited to the portion of each applicable NEOs’ bookkeeping account, if any, deemed to be invested in the Harsco Corporation Stock fund under the NQ RSIP. The investment options available under the NQ RSIP are substantially consistent with those available under the RSIP. Because there were no preferential earnings/(losses) on deferred compensation during fiscal year 2022, none of the amounts reported in this column are reported as compensation for 2022 in the Summary Compensation Table.

(3)

Amounts reflect the value of the bookkeeping account maintained for each applicable NEO under the NQ RSIP, determined based on the value of the investment fund(s) to which such account is deemed to be allocated. The following amounts are included in the fiscal year-end balance and, for NEOs that were included in the fiscal 2021 proxy disclosure, were previously reported in the 2021 Summary Compensation Table as compensation: Mr. Grasberger, $49,742; Mr. Minan, $16,528; Mr. Aga, $5,015; Mr. Hochman, $14,728; Ms. Livingston, $7,347; for Mr. Mitchell, Ms. Kozak, and Mr. Stanton no amounts were reported in fiscal 2021. The year-end aggregate balance for the NEOs as reported on the 2021 proxy disclosure, which are included in 2021 aggregate balance, were as follows: Mr. Grasberger, $618,478; Mr. Minan, $238,557; Mr. Aga, $5,015; Mr. Hochman, $165,634; and Ms. Livingston, $7,426; for Mr. Mitchell, the calculated amount is $33,380; Ms. Kozak and Mr. Stanton did not participate in the NQ RSIP.

CEO Pay Ratio Disclosure

Pursuant to Section 953(b) of the Dodd-Frank Act, the SEC issued the “Pay Ratio” disclosure rule under Item 402(u) of Regulation S-K requiring companies to disclose the ratio of annual total compensation for their Principal Executive Officer (“PEO”) to that of the employee identified as the Company’s median compensated individual.

We determined that the 2022 annual total compensation of the individual identified as the Company’s median compensated individual (excluding the CEO) was $63,821, the annual total compensation of Mr. Grasberger was $5,926,007 and the ratio between the two was 93:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Methodology for Selecting the Median Employee

The SEC rules permit a company to use the same median employee identified in the first year of the required three-year recalculation period if there are no changes that would significantly affect the pay ratio disclosure. We did not engage in any significant acquisition or divestiture activity that would significantly affect our pay ratio disclosure. However, we determined that, during 2022, a change had occurred to the individual circumstances of the median employee we originally identified in 2020 – who also served as our representative median employee for 2021 – such that the continued use of the same employee would significantly affect our pay ratio disclosure. Accordingly, as permitted by SEC rules, we selected a new median employee whose compensation we determined to be substantially similar to that of the original median employee, drawn from the same cluster of employees identified as being at or near the median using the following methodology:

We selected October 1, 2020 as our determination date and used foreign exchange rates effective on September 30, 2020. We applied the five percent (5%) “de minimis” allowance to exclude the following countries from our employee population totaling 4.9%:

•	Egypt: 561 employees or 4.6% of 12,141; and
•	Turkey: 34 employees or 0.3% of 12,141.

The total population used for the “de minimis” exception prior to these exclusions is 12,141, with 4,119 being U.S. based employees, and 8,022 being non-U.S. employees. After applying the five percent (5%) “de minimis” exclusion, the total population is 11,546.

In selecting the median employee, we utilized a valid statistical sampling approach to identify a cluster of employees within 10% of the median, using a consistently applied compensation measure of annual base pay. To determine annual base pay for our hourly and our part-time employee population, we used reasonable assumptions to calculate the actual hours worked.

From the cluster of employees at or near the median, we selected a median employee that best represented our overall employee population.

Putting the Ratio in Context

As discussed in the CD&A of this proxy, we target pay and benefits at competitive levels based on the job duties and location of the employee. It is our philosophy to offer total remuneration opportunities that actively support recruiting, motivating, and retaining talented employees at all levels within our organization.

Our workforce is global – we have employees located in 35 countries around the world. Our international employee footprint is driven by the needs of our clients, with the majority of our employees working at client sites outside of the United States. As such, when interpreting our pay ratio results, it is important to keep in mind that pay practices vary by country based on client contract terms, local statutory requirements, cost of living and applicable local market competitive pay practices.

Lastly, total compensation for our senior executives is comprised of a significant portion that varies based on financial and stock price performance of the Company. Eighty-two percent (82%) of our CEO’s total pay varies with performance while the majority of pay for our median employee (eighty-eight percent (88%)) is fixed base salary and overtime. The equity portion of the CEO’s pay used in the pay ratio calculation reflects his “opportunity” and the actual value of these awards will vary based on stock price and performance.

Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance for the fiscal years listed below. You should refer to our CD&A for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.
($’s in Thousands)

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment based on:		Net Income/ Loss (6)	Business Unit Contribution (“BUC”) (7)
					Company TSR (4)	Peer Group TSR (5)
2022	$5,926	($1,399)	$1,246	$136	$27.34	$113.61	($176,431)	$57,946
2021	$5,394	$1,521	$1,307	$858	$72.62	$123.67	$2,729	$41,858
2020	$3,793	$5,709	$1,113	$1,268	$78.14	$112.44	($21,975)	$35,177

(1)	Amounts reported per year include only data reported for the NEOs for the corresponding year.

(2)
The amounts reported in this column correspond to the amounts reported in the Company’s Proxy Statement Summary Compensation Table (“SCT”). The PEO in each covered year is Mr. Grasberger. The non-PEO
NEOs for whom the average compensation is presented in this table are for fiscal 2022, Messrs. Minan, Aga, Hochman, Mitchell, Ms. Kozak, Mr. Stanton, and Ms. Livingston. For 2021, the NEOs include Messrs. Minan, Aga, Hochman, Stanton, and Ms. Livingston. For 2020, the NEOs
include Messrs. Minan, Hochman, Stanton, Ms. Livingston, and Tracey McKenzie.

(3)	PEO and non-PEO NEO CAP was calculated as follows:

Year	Summary Compensation Table Total	Less: Grant Date Fair Value per SCT Total Pay	Additions To : SCT Total Pay (a)	Compensation Actually Paid

F. Nicholas Grasberger III, CEO serving as the PEO

2022	$5,926,007	($3,938,251)	($3,386,836)	($1,399,081)

2021	$5,393,717	($3,920,447)	$47,772	$1,521,043

2020	$3,793,021	($2,173,365)	$4,089,080	$5,708,736

Average of Other Non-PEO NEO’s

2022	$1,245,591	($630,208)	($479,135)	$136,248

2021	$1,307,238	($612,034)	$162,649	$857,853

2020	$1,112,707	($472,960)	$627,920	$1,267,667

7
7

(a)
The additions to the SCT includes the
year-end
Fair Market Value (“FMV”) of the awards granted for the applicable year plus or minus the annual change in the FMV as of the year-end
for unvested awards granted in prior years as well as plus or minus the change in the FMV as of the date of vesting for awards vested in each applicable year versus the ending stock price of the prior year. The FMV of each PSU grant was estimated on the measurement date using a Monte Carlo pricing model and is reported on the table below. In addition, the FMV for each SAR grant was estimated on the measurement date using a Black Scholes pricing model; details noted below.

			Performance Share Units

Measurement Dates	12/31/2019		12/31/2020		12/31/2021		12/31/2022		At Vesting

Award Grant Date	Fair Value Price	Stock Price @ Valuation Date	Fair Value Price	Stock Price @ Valuation Date	Fair Value Price	Stock Price @ Valuation Date	Fair Value Price	Stock Price @ Valuation Date	Vesting Date	Stock Price (i)
3/2/2018	$35.24	$23.01							12/31/2020	$17.98
7/30/2018	$35.24	$23.01							12/31/2020	$17.98
3/6/2019	$25.78	$23.01	$15.71	$17.98					12/31/2021	$16.71
3/10/2020			$20.69	$17.98	$6.48	$16.71			12/31/2022	$6.29
10/19/2020			$20.69	$17.98	$6.48	$16.71
3/1/2021					$19.52	$16.71	$1.26	$6.29
3/4/2022							$3.58	$6.29

7
8

		Stock Appreciation Rights

Grant Date (ii)	Measurement Date	Stock Price At Measurement Date	Strike Price	Risk Free Rate	Volatility	Expected Life	Black Scholes Fair Value
3/3/2017	12/31/2019	$23.01	$13.70	1.64%	45.64%	3.68	$12.29
3/3/2017	3/3/2020	$11.40	$13.70	0.75%	55.49%	4.15	$4.39
3/2/2018	12/31/2019	$23.01	$19.80	1.66%	53.19%	4.42	$11.24
3/2/2018	3/2/2020	$12.18	$19.80	0.92%	51.43%	5.71	$4.22
3/2/2018	12/31/2020	$17.98	$19.80	0.27%	61.39%	4.03	$7.90
3/2/2018	3/2/2021	$17.02	$19.80	0.47%	62.83%	4.05	$7.45
7/30/2018	12/31/2019	$23.01	$24.65	1.69%	51.20%	5.11	$10.17
7/30/2018	7/30/2020	$15.83	$24.65	0.28%	61.33%	5.59	$6.82
7/30/2018	12/31/2020	$17.98	$24.65	0.38%	63.67%	5.14	$8.25
7/30/2018	7/30/2021	$20.12	$24.65	0.56%	61.85%	4.21	$8.60
3/6/2019	12/31/2019	$23.01	$22.51	1.70%	50.99%	5.18	$10.80
3/6/2019	3/6/2020	$10.29	$22.51	0.69%	47.34%	7.21	$2.97
3/6/2019	12/31/2020	$17.98	$22.51	0.40%	63.37%	5.27	$8.72
3/6/2019	3/6/2021	$16.95	$22.51	0.81%	64.52%	5.10	$8.08
3/6/2019	12/31/2021	$16.71	$22.51	1.21%	61.11%	4.69	$7.19
3/6/2019	3/6/2022	$12.65	$22.51	1.65%	61.30%	5.20	$5.01
3/10/2020	12/31/2020	$17.98	$10.29	0.39%	63.45%	5.19	$11.86
3/10/2020	3/10/2021	$18.10	$10.29	0.68%	61.17%	4.50	$11.44
3/10/2020	12/31/2021	$16.71	$10.29	1.18%	61.69%	4.44	$10.34
3/10/2020	3/10/2022	$13.46	$10.29	1.89%	65.65%	4.00	$7.74
3/10/2020	12/31/2022	$6.29	$10.29	3.95%	64.86%	5.21	$2.98
10/19/2020	12/31/2020	$17.98	$14.89	0.48%	61.60%	5.80	$10.62
10/19/2020	10/19/2021	$16.97	$14.89	1.05%	61.00%	4.50	$8.96
10/19/2020	12/31/2021	$16.71	$14.89	1.26%	59.97%	5.05	$9.09
10/19/2020	10/19/2022	$4.51	$14.89	4.07%	63.01%	7.10	$1.85
10/19/2020	12/31/2022	$6.29	$14.89	3.93%	61.42%	6.55	$2.73
3/1/2021	12/31/2021	$16.71	$18.58	1.31%	59.08%	5.62	$8.49
3/1/2021	3/1/2022	$12.01	$18.58	1.62%	63.29%	6.27	$5.99
3/1/2021	12/31/2022	$6.29	$18.58	3.92%	63.66%	7.18	$2.78
3/4/2022	12/31/2022	$6.29	$12.65	3.91%	63.45%	7.41	$3.34

(i)	Stock Prices reported equal the company’s year-end stock price for the vesting dates noted.
(ii)	The March 2020 grant FMV was estimated on measurement date using a Monte Carlo simulation because exercise price is greater than the FMV of Harsco Common Stock on the grant date.

(4)	Harsco’s and the peer group’s Total Stockholders Return (“TSR”) is based on investing $100 on December 31, 2019.

(5)	The peer group utilized is the Dow Jones US Diversified Industrials.

(6)	Amounts reflect the Net Income (Loss) of the Company as reported in the Form 10-K Annual Report for the corresponding fiscal years of 2022, 2021 and 2020.

(7)
Amounts reflect the adjusted BUC as reported in the Company’s Proxy Statement for the years 2022, 2021 and 2020. For further details, please refer to the “AIP Performance Metrics and Payouts” section in the CD&A.

Tabular List of Most Important Financial Performance Measures
In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in 2022 to our performance were:

Tabular List of Most Important Financial Measures Used for Determining NEO Pay

Business Unit Contribution – (“BUC”)

Relative Total Stockholder Return – (“rTSR”)
Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (calculated in accordance with the SEC rules) and the following measures:

•	the Company’s cumulative TSR and the peer group’s cumulative TSR;

•	the Company’s Net Income; and

•	the Company Selected Measure, which for Harsco is BUC.
CAP and Cumulative TSR / Cumulative TSR of the Peer Group

CAP and Company N
et
Inc
om
e

CAP and
BU
C
For more information about BUC, please refer to the “AIP Performance Metrics and Payout” section in the
CD
&A.

Termination or Change in Control Arrangements

We have entered into agreements with and maintain plans that will require us to provide compensation to certain of our NEOs in the event of a termination of employment, including as the result of a change in control.

Set forth below are tables, one for each NEO who remained an officer as of December 31, 2022, showing our payment obligations following the potential termination of the officer’s employment with us, including as the result of a change in control. The amounts disclosed below in each table are estimates only and do not necessarily reflect the actual amounts that would be paid to the officers, which would only be known at the time that they become eligible for payment and, in the case of payments related to a change in control, would only be payable if a change in control were to occur. The tables reflect the amounts that would be payable under various change in control arrangements assuming that the termination event occurred on December 31, 2022.

Termination as a Result of

	Change in Control (2)	For Cause or Voluntary (3)	Involuntary not for Cause (4)	Death or Disability (5)	Retirement (6)
Compensation
Unpaid base salary through date of termination	✓	✓	✓	✓	✓
Unpaid non-equity incentive plan compensation	✓		✓	✓	✓
Unpaid long-term incentives
Restricted Stock Units
Vested	✓	✓	✓	✓	✓
Unvested and accelerated (1)	✓			✓	✓
Stock Options
Vested	✓	✓	✓	✓	✓
Unvested and accelerated
Stock Appreciation Rights
Vested	✓	✓	✓	✓	✓
Unvested and accelerated (1)	✓			✓	✓
Performance Shares	✓			✓	✓
Unpaid deferred compensation	✓	✓	✓	✓	✓
Multiple of base salary and target incentive award	✓
Benefits and perquisites
Defined benefit pension plan	✓	✓	✓	✓	✓
401(k) savings plan	✓	✓	✓	✓	✓
Supplemental retirement benefit plan	✓	✓	✓	✓	✓
Life insurance proceeds				✓ (7)
Accrued but unpaid vacation	✓	✓	✓	✓

(1)

Pursuant to the terms of each RSU and SAR award agreement, RSUs and SARs granted to our NEOs immediately vest and become non-forfeitable upon the executive’s death, disability or retirement on or after the specified retirement age (age

62). RSUs and SARs granted to our NEOs under the 2013 Plan immediately vest and become non-forfeitable upon the executive’s qualifying termination following a change in control (as defined in the 2013 Plan).

(2)

In accordance with the terms of the change in control severance agreements entered into by and between us and certain of our NEOs (each, a “CIC Agreement”), Messrs. Grasberger and Hochman, and Ms. Kozak will each be entitled to the payments described below if such executive’s employment is terminated by us or by them under the circumstances described below during the three-year period following the date on which a “change in control” (as defined in the CIC Agreement) occurs (which we refer to as the “Protection Period”):

•

Termination due to death or disability (as defined in the CIC Agreement): the CIC Agreement will terminate without further obligations other than those accrued or earned and vested (if applicable) as of the date of termination, including:

•

the executive’s full base salary through the date of termination at the rate in effect on the date of termination or, if higher, at the highest rate in effect at any time from the 90-day period preceding the effective date of the change in control through the date of termination (the “Highest Base Salary”);

•	a pro-rata target annual incentive compensation payment for the year of termination; and

•

any compensation previously deferred by the executive (together with any accrued interest) and not yet paid by us and any accrued vacation pay not yet paid by us (we refer to the amounts in these three sub-bullets as the “Accrued Obligations”).

•

Termination for “cause” (as defined in the CIC Agreement): the CIC Agreement will terminate without further obligations other than the obligation to pay to the executive the Highest Base Salary through the date of termination plus the amount of any compensation previously deferred by the executive (together with any accrued interest) and not yet paid by us;

•

Termination by the executive other than for “good reason” (as defined in the CIC Agreement), including by reason of retirement: the CIC Agreement will terminate without further obligations other than those accrued or earned and vested (if applicable) through the date of termination, including the executive’s base salary through the date of termination at the rate in effect on the date of termination plus the amount of any compensation previously deferred by the executive (together with any accrued interest) and not yet paid by us; and

•	Termination by us (other than for “cause,” death or disability) or termination by the executive for “good reason”: we shall pay the executive the aggregate of the following amounts:

•

the executive’s full base salary and vacation pay accrued through the date of termination at the rate in effect on the date of termination plus pro-rated annual incentive compensation through the date of termination at the same percentage rate applicable to the calendar year immediately prior to the year in which the date of termination occurs, plus all other amounts to which the executive is entitled under any of our compensation plans, programs, practices or policies in effect at the time such payments are due;

•	any compensation previously deferred by the executive (together with any accrued interest) and not yet paid by us; and

•

a lump sum severance payment in an amount equal to a multiple of the executive’s Highest Base Salary and target annual incentive compensation in effect for the year in which the date of termination occurs. The multiple is three times base salary and target incentive compensation in the case of Mr. Grasberger, and two times base salary and target incentive compensation in the case of Mr. Hochman and Ms. Kozak.

The payments described above and shown in the individual tables below may be subject to reduction to avoid the imposition of golden parachute excise taxes in certain cases. No downward adjustments have been estimated or reflected in the individual tables below. No NEO is entitled to a gross-up payment to offset any golden parachute excise taxes or related taxes that may be owed as a result of the NEO’s receipt of compensation from the Company.

The individual tables below set forth the present value of lump sum payments for Accrued Obligations and the other payments described above based on 2022 salaries and 2022 target annual incentive compensation, assuming the triggering event occurred on December 31, 2022 during a Protection Period.

(3)

The individual tables below set forth the present value of the lump sum payments for each executive officer assuming (a) the executive officer was terminated for cause or voluntarily on December 31, 2022 and (b) that such termination took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the NEO). In the case of a voluntary termination, both qualified pension plan and SERP benefits are payable.

(4)

The individual tables below set forth the present value of the lump sum payments for each executive officer assuming (a) the executive officer was terminated involuntarily without cause on December 31, 2022 and (b) that such termination took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the NEO).

(5)

The individual tables below set forth the present value of the lump sum payments for each executive officer assuming (a) the executive’s death or disability occurred on December 31, 2022 and (b) that such death or disability took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the NEO).

(6)

The individual tables below set forth the present value of the lump sum payments for each executive officer assuming (a) the executive officer retired on December 31, 2022 and (b) that such retirement took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the NEO).

(7)	Life insurance proceeds are payable only in the event of the executive’s death (not disability).

The following table describes the potential compensation upon termination or a change in control for F. Nicholas Grasberger III, our Chairman, President & CEO, assuming such events occurred at December 31, 2022:

	Termination as a Result of

Executive Benefits and Payments Upon Termination	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($) (1)	Involuntary not for Cause ($)	Death ($) (2)	Disability ($) (2)	Retirement ($)
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid long-term incentives (4)
RSUs (unvested and accelerated)	-0-	799,553	-0-	-0-	799,553	799,553	-0-
SARs (unvested and accelerated)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
PSUs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	2,925,777	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	3,218,355	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	555,538	555,538	555,538	555,538	555,538	555,538	555,538
RSIP	421,177	421,177	421,177	421,177	421,177	421,177	421,177
Benefits and perquisites
Pension	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Life Insurance Proceeds	-0-	-0-	-0-	-0-	800,000	-0-	-0-
Total:	976,715	7,920,400	976,715	976,715	2,576,268	1,776,268	976,715
(1)	If Mr. Grasberger were terminated during the Protection Period for cause, he would receive the payment shown for termination as a result of cause in a non-change in control scenario.
(2)	The amounts payable to Mr. Grasberger due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period.
(3)

Assumes all non-equity incentive plan compensation earned for 2022, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, has been earned as of December 31, 2022, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of awards granted under the 2013 Plan only accelerates in the event of a qualifying termination following a change in control.

The following table describes the potential compensation upon termination or a change in control for Peter F. Minan, our Interim Senior Vice President & CFO, assuming such events occurred at December 31, 2022:

	Termination as a Result of(1)(2)

Executive Benefits and Payments Upon Termination	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($)	Involuntary not for Cause ($)	Death ($)	Disability ($)	Retirement ($)
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid long-term incentives
RSUs (unvested and accelerated)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
SARs (unvested and accelerated)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
PSUs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	205,685	205,685	205,685	205,685	205,685	205,685	205,685
RSIP	347,089	347,089	347,089	347,089	347,089	347,089	347,089
Benefits and perquisites
Life Insurance Proceeds	-0-	-0-	-0-	-0-	800,000	-0-	-0-
Total:	552,774	552,774	552,774	552,774	1,352,774	552,774	552,774
(1)	The Company has not entered into a CIC Agreement with Mr. Minan.
(2)

Pursuant to the terms of Mr. Minan’s agreement with the Company, Mr. Minan receives a monthly common stock grant on the last business day of each month. The amounts included in the table assume that such amounts are earned as of December 31, 2022, and thus is not additional compensation resulting from the termination scenarios described in this table.

The following table describes the potential compensation upon termination or a change in control for Russell C. Hochman, our Senior Vice President & General Counsel, Chief Compliance Officer & Corporate Secretary, assuming such events occurred at December 31, 2022:

	Termination as a Result of

Executive Benefits and Payments Upon Termination	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($) (1)	Involuntary not for Cause ($)	Death ($) (2)	Disability ($) (2)	Retirement ($)
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid long-term incentives (4)
RSUs (unvested and accelerated)	-0-	188,266	-0-	-0-	188,266	188,266	-0-
SARs (unvested and accelerated)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
PSUs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	1,003,612	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	652,348	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	148,947	148,947	148,947	148,947	148,947	148,947	148,947
RSIP	566,414	566,414	566,414	566,414	566,414	566,414	566,414
Benefits and perquisites
Life Insurance Proceeds	-0-	-0-	-0-	-0-	800,000	-0-	-0-
Total:	715,361	2,559,587	715,361	715,361	1,703,627	903,627	715,361
(1)	If Mr. Hochman were terminated during the Protection Period for cause, he would receive the payment shown for termination as a result of cause in a non-change in control scenario.
(2)	The amounts payable to Mr. Hochman due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period.
(3)

Assumes all non-equity incentive plan compensation earned for 2022, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table, has been earned as of December 31, 2022, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of awards granted under the 2013 Plan only accelerates in the event of a qualifying termination following a change in control.

The following table describes the potential compensation upon termination or a change in control for Jennifer O. Kozak, our Senior Vice President and Chief Human Resources Officer, assuming such events occurred at December 31, 2022:

	Termination as a Result of

Executive Benefits and Payments Upon Termination	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($) (1)	Involuntary not for Cause ($)	Death ($) (2)	Disability ($) (2)	Retirement ($)
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid long-term incentives(4)
RSUs (unvested and accelerated)	-0-	32,821	-0-	-0-	32,821	32,821	-0-
SARs (unvested and accelerated)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
PSUs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	820,000	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	533,000	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	-0-	-0-	-0-	-0-	-0-	-0-	-0-
RSIP	30,932	30,932	30,932	30,932	30,932	30,932	30,932
Benefits and perquisites
Life Insurance Proceeds	-0-	-0-	-0-	-0-	400,000	-0-	-0-
Total:	30,932	1,416,753	30,932	30,932	463,753	63,753	30,932
(1)	If Ms. Kozak were terminated during the Protection Period for cause, she would receive the payment shown for termination as a result of cause in a non-change in control scenario.
(2)	The amounts payable to Ms. Kozak due to her death or disability during the Protection Period would match the amounts payable to her for such occurrences outside of the Protection Period.
(3)

Assumes all non-equity incentive plan compensation earned for 2022, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table, has been earned as of December 31, 2022, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of awards granted under the 2013 Plan only accelerates in the event of a qualifying termination following a change in control.

The following table describes the potential compensation upon termination or a change in control for A. Russell Mitchell, Harsco Environmental’s Vice President and Chief Operating Officer, assuming such events occurred at December 31, 2022:

	Termination as a Result of(1)

Executive Benefits and Payments Upon Termination	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($)	Involuntary not for Cause ($)	Death ($)	Disability ($)	Retirement ($)
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid long-term incentives
RSUs (unvested and accelerated)	-0-	124,102	-0-	-0-	124,102	124,102	-0-
SARs (unvested and accelerated)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
PSUs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	10,304	10,304	10,304	10,304	10,304	10,304	10,304
RSIP	179,349	179,349	179,349	179,349	179,349	179,349	179,349
Benefits and perquisites
Life Insurance Proceeds	-0-	-0-	-0-	-0-	400,000	-0-	-0-
Total:	189,653	313,755	189,653	189,653	713,755	313,755	189,653
(1)	The Company has not entered into a CIC Agreement with Mr. Mitchell.

Equity Compensation Plan Information (as of December 31, 2022)

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,803,864	(1)	$14,22	2,547,652	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	3,803,864	(1)	$15.06	2,547,652	(2)
(1)

Includes 2,091,862 SARs outstanding, 671,584 RSUs outstanding and 1,040,418 PSUs outstanding, in each case as of December 31, 2022. The SARs have a weighted average remaining term of 5.07 years. Based on our December 31, 2022 closing stock price of $6.29 per share, 30,000 SARs outstanding are in-the-money and 3,879 shares would be issuable for our outstanding SARs as of December 31, 2022. Additionally, based on our calculated total stockholder return, zero shares would be issuable for our outstanding PSUs as of December 31, 2022.

(2)

Plans include the 1995 Executive Incentive Compensation Plan, the 1995 Non-Employee Directors’ Stock Plan, the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan, and the 2013 Plan, as amended. As of December 31, 2022, 302,154 and 2,245,498 shares remained available for future issuance under the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan and the 2013 Plan, respectively. All of the shares under the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan are available for full-value awards granted under such plan, while 1,489,580 shares are available for full-value awards granted under the 2013 Equity and Incentive Compensation Plan. No shares remain available for future issuance under the 1995 Executive Incentive Compensation Plan or the 1995 Non-Employee Directors’ Stock Plan.

Proposal 3: Vote, on an Advisory Basis, to Approve Named Executive Officer Compensation

In accordance with the Dodd-Frank Act and related SEC rules, and as required under Section 14A of the Exchange Act, our Board has adopted a policy of providing an annual stockholder vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement.

Response to Previous Say-on-Pay Votes

Stockholders voted strongly in support of Harsco’s executive compensation programs in 2022 with approximately 98% of votes cast in support of the program. We believe the continued support demonstrates that we are committed to attaining the highest levels of stockholder support for our executive compensation programs and that we respect input from our stockholders and take their concerns seriously.

As described in detail under “Compensation Discussion & Analysis,” our executive compensation program’s primary objective is aligning our executives’ pay with the interests of our stockholders. The program is also designed to reward short- and long-term financial, strategic and operational business results, while facilitating the Company’s need to attract, motivate, develop and retain highly-qualified executives who are critical to our long-term success.

We have many compensation practices that help ensure that our compensation programs are strongly aligned with our goals and strategies and promote good pay and corporate governance practices. These practices are discussed in detail under “Compensation Discussion & Analysis” and include:

•	Tie a significant amount of executive pay to Company performance;

•	Reward for business unit, corporate, and individual performance;

•	Maintain a clawback policy in the event of a material financial restatement;

•	Prohibit hedging and short sales;

•	Utilize an independent compensation advisor and review performance and independence annually;

•	Conduct an annual risk review and make program changes as necessary;

•	Require a “double trigger” for severance payments upon a change in control; and

•	Maintain substantial stock ownership guidelines and stock holding requirements for Directors and executive officers that promote alignment of their interests with our stockholders’ interests.

Please read the “Compensation Discussion & Analysis” section for additional details about our executive compensation programs, including information about the fiscal year 2022 compensation of our NEOs.

We are asking our stockholders to support our NEO compensation as described in this Proxy Statement. This proposal gives you, as a stockholder, the opportunity to express your views on our NEOs’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our NEOs described in this Proxy Statement. Our MD&C Committee and our Board believe our overall program effectively implements our compensation philosophy and achieves our goals. Accordingly, we ask you to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that Harsco Corporation’s stockholders approve, on an advisory basis, the compensation paid to Harsco Corporation’s Named Executive Officers, as disclosed in the Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, the Executive Compensation Tables and related narrative discussion.”

Required Vote: Our NEO compensation as disclosed in this Proxy Statement will be approved if it receives more votes “FOR” than votes “AGAINST.” Abstentions will have the effect of votes “AGAINST” with respect to this proposal and broker “non-votes” are not considered as votes cast with respect to this proposal and therefore will have no effect on the outcome.

This vote on NEO compensation is advisory, and therefore will not be binding on the Company, our MD&C Committee or our Board. However, our Board and MD&C Committee value our stockholders’ opinions. If a significant percentage of our stockholders votes against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Human Resources Department and MD&C Committee will evaluate whether any actions are necessary or appropriate to address those concerns. Unless our Board modifies its policy of holding an advisory vote to approve executive compensation on an annual basis, the next advisory vote will be held at our 2024 Annual Meeting of Stockholders.

The Board recommends that you vote “FOR” the approval, on an advisory basis, of our Named Executive Officer compensation as disclosed in this Proxy Statement.

Proposal 4: Vote, on an Advisory Basis, On the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers

As described in Proposal No. 3 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our NEOs. This Proposal No. 4 affords stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual stockholder meetings or any special stockholder meeting for which we must include executive compensation information in the proxy statement for that meeting (a “say-on-pay frequency proposal”). Under this Proposal No. 4, stockholders may vote to have the say-on-pay vote every year, every two years, or every three years.

Our stockholders voted on a similar proposal in 2017, with the majority voting to hold the say-on-pay vote every year. We continue to believe that say-on-pay votes should be conducted every year so that our stockholders may annually express their views on our executive compensation program.

As an advisory vote, this proposal is not binding on the Company or the Board. However, the Board values the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote.

Stockholders may cast their advisory vote to conduct advisory votes on named executive compensation every “1 Year,” “2 Years,” or “3 Years,” or “Abstain.”

Required Vote: The vote on the frequency of advisory votes on the compensation of the Company’s named executive officers requires the affirmative vote of the holders of at least a majority of the shares represented at the Annual Meeting. Please note that stockholders have four choices (every one, two or three years, or abstain). Stockholders are not voting to approve or disapprove the Board’s recommendation.

The Board recommends a vote to hold say-on-pay votes every 1 YEAR (as opposed to 2 years or 3 years).

Proposal 5: Approval of Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan

On February 25, 2023, upon the recommendation of the MD&C Committee, the Board adopted Amendment No. 3 to the Company’s 2013 Plan subject to stockholder approval of certain provisions of the amendment solicited by this proxy statement. The amendment is set forth in Appendix A hereto.

We are seeking stockholder approval to amend the 2013 Plan to (i) increase the number of shares of Common Stock of the Company (the “Shares”) reserved for issuance under the 2013 Plan by an additional 2,207,000 Shares, increasing the total number of Shares under the 2013 Plan from 9,870,000 to 12,077,000, with a corresponding increase in the total number of shares that may be issued or transferred upon the exercise of incentive stock options from 9,870,000 to 12,077,000; (ii) increase the total number of Shares issuable in connection with “full value awards” (awards other than stock options, SARs or other awards for which the holder pays the intrinsic value existing as of the date of grant) from 6,519,000 Shares to 8,088,000 Shares (an increase of 1,569,000); and (iii) extend the term of the 2013 Plan by five years until April 19, 2028. Our continuing ability to offer equity incentive awards under the 2013 Plan is critical to our ability to attract, motivate and retain qualified personnel, particularly in light of the highly competitive market for employee talent in which we operate.

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board has approved the amendment to the 2013 Plan and share increase subject to stockholder approval and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders approve this proposal, Amendment No. 3 to the 2013 Plan and the share increase will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, Amendment No. 3 to the 2013 Plan and share increase will not take effect and our 2013 Plan will continue to be administered in its current form. The remainder of this discussion, when referring to the 2013 Plan, refers to the 2013 Plan as if this proposal to amend the 2013 Plan is approved by our stockholders, unless otherwise specified or the context otherwise references the 2013 Plan prior to amendment.

Background

The 2013 Plan was initially adopted by the Board on March 18, 2013, and our stockholders approved it in April 2013. Subsequently, Amendment No. 1 to the 2013 Plan was adopted by the Board on February 16, 2017, and our stockholders approved it in April 2017. Subsequently, Amendment No. 2 to the 2013 Plan was adopted by the Board on February 20, 2019, and our stockholders approved it in April 2020.

As of December 31, 2022, approximately 2,159,405 Shares remained available for grant under the 2013 Plan, of which 1,409,220 were issuable as “full value awards” under the remaining 2013 Plan limitation. In connection with their review and approval of Amendment No. 3, the MD&C Committee and the Board reviewed updated data concerning the 2013 Plan as of February 10, 2023. As of that date, approximately 2,561,461 Shares remained available for grant under the 2013 Plan, of which 1,788,128 were issuable as “full value awards” under the remaining 2013 Plan limitation. The Board believes that additional Shares to be added by Amendment No.3, as well as the additional increase in the limitation on “full value awards,” are necessary to meet the Company’s anticipated equity compensation needs for approximately the next three years. This estimate, similar to the estimates made in connection with Amendment No. 2, is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, our historical burn rates, and our current mix of award types under the 2013 Plan, as well as the number of Shares we have currently available for grant under our 2013 Plan. We also have also considered proxy advisory firm guidelines in determining an appropriate number of Shares to seek to add in Amendment No. 3 to the 2013 Plan.

Reasons for Voting for the Proposal

Harsco delivers a significant portion of incentive compensation for eligible employees and senior executives in deferred equity awards, primarily in restricted stock units (RSUs) that are impacted by future stock price performance over a multi- year period, and performance stock units (PSUs) that only deliver value if the Company meets specific performance targets after three years. We believe this approach to executive compensation aligns the interests of the Company’s employees with those of its stockholders and is consistent with executive motivation, best practices, and regulatory principles.

The Board believes that the amendment to the 2013 Plan is in the best interest of stockholders and supports this proposal for the following reasons:

•

In 2022, assuming payout at target for performance related awards, equity awards with approximately 1,445,987 Shares underlying such equity awards were granted to employees as part of the Company’s 2022 long-term incentive compensation plan process. Approximately 52% of these shares were granted to our NEOs. One additional Other Stock grant of 11,944 shares was made through February 10, 2023. As of December 31, 2022, approximately 2,159,405 Shares remained available for grant under the 2013 Plan, including approximately 1,409,220 Shares available under the “full value awards” limitation. As of February 10, 2023, approximately 2,561,461 Shares remained available for grant under the 2013 Plan, including approximately 1,788,128 Shares available under “full value awards,” limitation. Given the significant portion of incentive compensation paid as equity awards, based on the Company’s estimates the number of shares currently available under the 2013 Plan are only expected to be sufficient for the 2023 calendar year.

•	Under the current terms of the 2013 Plan, no new awards may be granted after April 22, 2023.

•

If the proposed amendment to increase the number of shares available under the 2013 Plan, as well as increase the number of shares available for “full value awards” and extend the term of the 2013 Plan is not approved, the Company will lose a critical tool for recruiting, retaining and motivating employees. The Company would thus be at a competitive disadvantage in attracting and retaining talent. The only way to make up this shortfall would be to increase the cash-based component of employee compensation, which could reduce the alignment of employee and stockholder interests.

•

We manage our equity incentive program thoughtfully. We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average burn rate, which we define as the number of Shares subject to equity awards granted plus earned in a fiscal year divided by the weighted average Shares outstanding for that fiscal year, was 1.26% for fiscal years 2020 through 2022.

Information Regarding Company Equity Awards in the Last Three Fiscal Years

Information provided in the table below includes awards granted under the 2013 Plan, the 1995 Non-Employee Directors’ Stock Plan and the Director Plan.

Fiscal Year	Stock Options and SARs Granted	RSUs & Other Stock Granted (1)	PSUs Earned (2)	Total Granted or Earned	Weighted Average Number of Shares Outstanding	Equity Burn Rate % (3)
2022	342,987	602,376	0	945,363	79,492,557	1.19
2021	184,641	366,349	0	550,990	79,234,171	0.70
2020	805,678	557,073	124,050	1,486,801	78,939,020	1.88
(1)	This amount includes both the 514,611 of granted RSUs plus the Other Stock Grant to the Interim Senior Vice President and CFO of 87,765 shares.
(2)

The amount of PSUs earned is based on the actual performance through the end of the applicable three-year performance period. Target PSUs were granted in 2022, 2021 and 2020 in the amounts of 500,624, 316,959 and 525,189, respectively.

(3)

Equity burn rate is the total number of shares subject to stock options, restricted stock units granted and earned performance share units in the year divided by the weighted average number of Shares outstanding during the fiscal year.

Information Regarding Company Share Dilution and Overhang as of December 31, 2022

Information provided in the table below includes awards granted under the 2013 Plan, the 1995 Non-Employee Directors’ Stock Plan and the Director Plan.

Stock Options and SARs Outstanding(1)	Non-vested RSUs and PSUs Outstanding	Shares Available for Future Grant (2013 Plan)	Shares Available for Future Grant (2016 Directors’ Plan)	Total Shares Outstanding or Available for Future Grant	Common Shares Outstanding at Fiscal Year End (less treasury stock)	Diluted Overhang at 12/31/22(2)	Additional Share Request from Amendment No. 3	Diluted Overhang Including Share Request(3)
2,091,862	1,333,536	2,159,405	302,154	5,886,957	79,489,640	6.90%	2,207,000	9.24%
(1)	Outstanding stock options and SARs had a weighted average exercise price of $14.68 and a weighted average remaining term of 5.07 years.
(2)

Diluted Overhang is the Total Shares Outstanding or Available for Future Grant divided by the number of Common Shares outstanding on December 31, 2022 (less treasury stock) plus Total Shares Outstanding or Available for Future Grant.

(3)

Diluted Overhang including Share Request is the Total Shares Outstanding or Available for Future Grant plus Additional Share Request from Amendment No. 3 divided by the number of Common Shares outstanding on December 31, 2022 (less treasury stock) plus Total Shares Outstanding or Available for Future Grant plus Additional Share Request from Amendment No. 3.

Information Regarding Company Share Dilution and Overhang as of February 10, 2023

Information provided in the table below includes awards granted under the 2013 Plan, the 1995 Non-Employee Directors’ Long-Term Equity Compensation Plan and the Director Plan.

Stock Options and SARs Outstanding(1)	Non-vested RSUs and PSUs Outstanding	Shares Available for Future Grant (2013 Plan)	Shares Available for Future Grant (2016 Directors’ Plan)	Total Shares Outstanding or Available for Future Grant	Common Shares Outstanding at February 10, 2023 (less treasury stock)	Diluted Overhang at 2/10/23(2)	Additional Share Request from Amendment No. 3	Diluted Overhang Including Share Request(3)
2,068,714	1,305,738	2,561,461	302,154	6,238,067	79,496,254	7.28%	2,207,000	9.60%
(1)	Outstanding stock options and SARs had a weighted average exercise price of $14.61 and a weighted average remaining term of 4.99 years.
(2)

Diluted Overhang is the Total Shares Outstanding or Available for Future Grant divided by the number of Common Shares outstanding on February 10, 2023 (less treasury stock) plus Total Shares Outstanding or Available for Future Grant.

(3)

Diluted Overhang including Share Request is the Total Shares Outstanding or Available for Future Grant plus Additional Share Request from Amendment No. 3 divided by the number of Common Shares outstanding on February 10, 2023 (less treasury stock) plus Total Shares Outstanding or Available for Future Grant plus Additional Share Request from Amendment No. 3.

•	The 2013 Plan incorporates good compensation and governance practices

o	Administration. The 2013 Plan is administered by the MD&C Committee of the Board, which is comprised entirely of independent non-employee Directors.

o

Broad-based eligibility for equity awards. We grant equity awards to a broad range of our employees. By doing so, we align employee interests with those of stockholders. Approximately 33% of all outstanding equity awards, on a share basis, as of December 31, 2022 were held by employees who are not named executive officers or Directors. Approximately 32% of all outstanding equity awards as of February 10, 2023 were held by employees who are not named executive officers or Directors.

o

Stockholder approval is required for additional Shares. The 2013 Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of Shares for issuance. Stockholder approval is required to increase that number.

o

Exchange or Repricing Programs are not allowed without stockholder approval. The 2013 Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

o

No discount stock options or stock appreciation rights. The 2013 Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our Common Stock on the date the award is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

o	No tax gross-ups. The 2013 Plan does not provide for any tax gross-ups.

o	Double trigger equity treatment. The 2013 Plan does not accelerate unvested awards automatically upon a change in control.

o

Recoupment feature. The 2013 Plan contains a recapture provision for awards granted to those who engage in “detrimental activity” as well as awards that may be covered by Section 10D of the Exchange Act.

Nature of Amendments

Amendment No. 3 to the 2013 Plan modifies the existing 2013 Plan to: (1) increase the number of shares available for new awards under the 2013 Plan from 9,870,000 shares to a total of 12,077,000 available shares; (2) increase the number of shares that may be issued or transferred by the Company in connection with awards other than options or appreciation rights from 6,519,000 shares to 8,088,000 shares; (3) increase the number of shares that may be issued or transferred upon the exercise of incentive stock options from 9,870,000 shares to 12,077,000 shares; and (4) extend the term of the 2013 Plan by five years until April 19, 2028.

The outstanding awards under the existing 2013 Plan will continue to remain outstanding in accordance with their terms.

Description of the 2013 Plan, as Amended

The following is a description of the principal provisions of the 2013 Plan, as amended. This summary is qualified in its entirety by reference to the full text of Amendment No. 3 attached as Appendix A to this Proxy Statement, and to the 2013 Plan document as previously amended through Amendment No. 2 thereto.

2013 Plan Highlights

Administration. The 2013 Plan is administered by the MD&C Committee. The MD&C Committee may delegate its authority under the 2013 Plan to a subcommittee. The MD&C Committee or the subcommittee may delegate to one or more of its members or to one or more of our officers, agents or advisors, administrative duties or powers, and may authorize one or more officers to do one or both of the following (subject to certain limitations described in the 2013 Plan):

•	designate employees to receive awards under the 2013 Plan; and

•	determine the size of any such awards.

Reasonable 2013 Plan Limits. Subject to adjustment as described in the 2013 Plan, total awards under the 2013 Plan are limited to 12,077,000 shares. In addition, the 2013 Plan contains a 67% full-value award limit, which means that, subject to adjustment as described in the 2013 Plan, the aggregate number of shares actually issued or transferred by us in connection with “full value awards” (awards other than stock options, SARs or other awards for which the holder pays the intrinsic value existing as of the date of grant) will not exceed 8,088,000 shares (an increase of 1,569,000). However, all 12,077,000 shares available for awards under the 2013 Plan may be used for stock options and SARs. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

The 2013 Plan also provides that, subject to adjustment as described in the 2013 Plan:

•	the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options, or ISOs, will not exceed 12,077,000 shares of common stock;

•	no participant will be granted stock options or SARs, in the aggregate, for more than 1,000,000 shares of common stock during any calendar year;

•

no participant will be granted awards of restricted stock, RSUs, performance shares or other stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, in the aggregate, for more than 500,000 shares of common stock during any calendar year;

•

no participant in any calendar year will receive an award of performance units or other awards payable in cash that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, other than cash incentive awards, having an aggregate maximum value in excess of $3,000,000;

•

no participant in any calendar year will receive a cash incentive award that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code having an aggregate maximum value in excess of $3,000,000; and

•

awards that do not comply with the minimum vesting periods provided for in the 2013 Plan (as further described below) will not result in the issuance or transfer of more than 5% of the maximum number of shares of common stock available under the 2013 Plan.

Allowances for Conversion Awards and Assumed Plans. Common stock covered by awards granted under the 2013 Plan will not be counted as used unless and until the shares are actually issued or transferred. However, common stock issued or transferred under awards granted under the 2013 Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against the aggregate share limit or other 2013 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2013 Plan under circumstances further described in the 2013 Plan, but will not count against the aggregate share limit or other 2013 Plan limits described above.

Limited Share Recycling Provisions. Common stock covered by awards granted under the 2013 Plan will not be counted as used unless and until the shares are actually issued or transferred. The 2013 Plan also provides that if any common stock issued or transferred with respect to awards granted under the 2013 Plan is forfeited, or if awards granted under the 2013 Plan expire or are settled for cash, those shares will again be available under the 2013 Plan to the extent of the forfeiture, expiration, or cash settlement. The following shares of common stock will not be added back to the aggregate share limit under the 2013 Plan: (1) shares tendered or withheld in payment of an option’s exercise price; (2) shares withheld by us to satisfy tax withholding obligations; and (3) shares that are repurchased by us with stock option proceeds. Further, all shares of common stock covered by SARs that are exercised and settled in stock, whether or not all shares of common stock covered by the SARs are actually issued to the participant upon exercise, will be considered issued or transferred pursuant to the 2013 Plan.

Minimum Vesting Periods. The 2013 Plan provides that, except for awards under which up to an aggregate of 5% of the maximum number of shares common stock are issued or transferred under the 2013 Plan:

•

Restrictions on restricted stock, RSUs and other share-based awards may not lapse solely by the passage of time sooner than ratably over three years, unless those restrictions lapse sooner (1) by virtue of the retirement, death or disability of a participant or (2) in the event of a change of control where either (A) within a specified period of time a participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such awards are not assumed or converted into replacement awards in a manner described in the applicable award agreement (we refer to any change of control satisfying these conditions as a double-trigger change of control); and

•

Restrictions on restricted stock, RSUs and other share-based awards that lapse upon the achievement of management objectives may not lapse sooner than after one year, and the performance period for cash incentive awards, performance shares and performance units must be at least one year, subject to earlier lapse or modification by virtue of the retirement, death or disability of a participant or a double-trigger change of control.

No Repricing Without Stockholder Approval. We have never repriced underwater stock options or SARs, and the repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the 2013 Plan) is prohibited without stockholder approval under the 2013 Plan.

Change of Control Definition. The 2013 Plan includes a definition of “change of control.” Generally, unless otherwise prescribed by the Committee, a change of control will be deemed to have occurred if:

•	we consummate a consolidation or merger in which we are not the surviving entity or a sale of substantially all of our assets, or upon a liquidation or dissolution;

•

a person or group (excluding certain purchases by us or our employee benefit plans), without the prior consent of the Board (1) buys any of our common stock (or securities convertible into common stock) pursuant to a tender or exchange offer or (2) becomes the beneficial owner of 30% or more of our outstanding voting power; or

•

during any two-year period, individuals who at the beginning of such period constituted our entire Board cease for any reason to constitute at least a majority of our Board, unless their replacements are approved as described in the 2013 Plan.

Other Features.

•	The 2013 Plan also provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant; and

•

The 2013 Plan is designed to allow the Committee to grant certain awards made under the 2013 Plan on terms that may qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (however, non-qualifying awards may also be granted under the 2013 Plan).

Section 162(m)

Internal Revenue Code Section 162(m) limits to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to our Chief Executive Officer, our Chief Financial Officer and the three highest compensated officers for the taxable year not serving as our principal executive or principal financial officer (we refer to this limit as the Deduction Limit and to the individuals subject to the Deduction Limit as Covered Employees). For tax years beginning after December 31, 2016, an individual identified as a Covered Employee for any taxable year will retain such status for all future taxable years. Prior to November 2, 2017, the Deduction Limit did not apply to compensation paid under a stockholder-approved plan meeting certain requirements for “qualified performance-based compensation.” The Tax Cuts and Jobs Act of 2017 (“TCJA”) amended Section 162(m) of the Internal Revenue Code to eliminate this “qualified performance-based compensation” exception to the Deduction Limit for tax years beginning on or after January 1, 2018, other than a limited exception for compensation agreements in place on November 2, 2017 and not materially modified after that date.

Generally, prior to the TCJA, compensation attributable to stock options, stock appreciation rights and other performance-based awards was deemed to satisfy the “qualified performance-based compensation” requirement if:

•	the grant was made by a committee of Directors that meets certain criteria;

•

the stockholder-approved plan under which the award was granted stated a maximum number of shares with respect to which share-based awards and the maximum amount of cash awards that may be granted to any individual during a specified period of time; and

•

the amount of compensation the individual could receive under the awards was based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by stockholders (or, in the case of options or SARs, the increase in the value of the shares after the date of grant).

Summary of the Other Provisions of the 2013 Plan

Eligibility. Our, and our subsidiaries’, officers and other eligible employees (estimated to be approximately 3,400 persons as of December 31, 2022, and approximately 3,400 as of February 10, 2023) may be selected by the MD&C Committee to receive awards under the 2013 Plan. Any person who provides services to us or a subsidiary that are equivalent to those typically provided by an employee may also be eligible to participate in the 2013 Plan. The MD&C Committee determines which persons will receive awards and the number of shares subject to such awards.

Stock Options. The MD&C Committee may grant stock options that entitle the optionee to purchase shares of common stock at a price not less than market value per share at the date of grant. The option price is payable:

•	in cash, check or wire transfer at the time of exercise;

•	by the transfer to us of common shares owned by the participant having a value at the time of exercise equal to the option price;

•	by a combination of such payment methods; or

•	by such other method as may be approved by the MD&C Committee.

Further, each grant of stock options will specify whether payment of the option price is payable subject to any other conditions or limitations established by the MD&C Committee or our withholding shares of common stock otherwise issuable pursuant to a “net exercise” arrangement.

To the extent permitted by law, the Committee may permit payment of the exercise price in a broker-assisted process by which the proceeds of a sale through a broker of some or all of the option shares are forwarded to the Company in payment of the exercise price.

Stock options will be evidenced by an award agreement containing such terms and provisions, consistent with the 2013 Plan, as the MD&C Committee may approve. No stock option may be exercisable more than ten years from the date of grant. Each grant will specify the period of continuous service with us or any subsidiary that is necessary before the stock options become exercisable. See “2013 Plan Highlights – Minimum Vesting Periods.” A grant of stock options may provide for the earlier vesting of such stock options in the event of the retirement, death or disability of the participant or a double-trigger change of control. Any grant of stock options may specify management objectives (as described below) that must be achieved as a condition to exercising such rights. Stock options granted pursuant to the 2013 Plan may not provide for any dividends or dividend equivalents thereon.

SARs. A SAR is a right, exercisable by the surrender of a related stock option (if granted in tandem with stock options) or by itself (if granted as a free-standing SAR), to receive from us an amount equal to 100%, or such lesser percentage as the MD&C Committee may determine, of the spread between the base price (or option exercise price if a tandem SAR) and the value of our shares of common stock on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by us in cash, in shares of common stock, or in any combination of the two.

SARs will be evidenced by an award agreement containing such terms and provisions, consistent with the 2013 Plan, as the MD&C Committee may approve. Any grant of a tandem SAR will provide that it may be exercised only at a time when the related stock option is also exercisable, at a time when the spread is positive, and by surrender of the related stock option for cancellation. Successive grants of a tandem SAR may be made to the same participant regardless of whether any tandem SARs previously granted to the participant remain unexercised. Each grant will specify in respect of each free-standing SAR a base price that may not be less than the market value per share of common stock on the date of grant.

Successive grants may be made to the same participant regardless of whether any free-standing SARs previously granted to the participant remain unexercised. No free-standing SAR granted under the 2013 Plan may be exercised more than ten years from the date of grant. Each grant will specify the period of continuous service with us or any subsidiary that is necessary before the SARs become exercisable. See “2013 Plan Highlights – Minimum Vesting Periods.” A grant of SARs may provide for the earlier exercise of such SARs in the event of the retirement, death or disability of the participant or a double-trigger change of control. Any grant of SARs may specify management objectives (as described below) that must be achieved as a condition to exercising such SARs. SARs granted pursuant to the 2013 Plan may not provide for any dividends or dividend equivalents thereon.

Restricted Stock. A grant of restricted stock involves the immediate transfer by us to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares of common stock. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value at the date of grant, as the MD&C Committee may determine.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code for a period no shorter than three years, except that the restrictions may be removed ratably during the three-year period as the MD&C Committee may determine. Each such grant or sale of restricted stock will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the restricted stock will be prohibited or restricted in the manner and to the extent prescribed by the MD&C Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the restricted stock to a continuing substantial risk of forfeiture in the hands of any transferee). The MD&C Committee may provide in certain situations for a shorter period during which the forfeiture provisions are to apply in the event of the retirement, death or disability of the grantee or a double-trigger change of control.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of restricted stock provides that management objectives must be achieved to result in a lapse of restrictions, the restrictions cannot lapse sooner than one year, but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of a participant or a double-trigger change of control. The MD&C Committee may grant some awards, including restricted stock, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards does not exceed 5% of the maximum number of shares of common stock available under the 2013 Plan.

Any grant of restricted stock may also specify, in respect of any applicable management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives. Any such grant must specify that the MD&C Committee must determine that the applicable management objectives have been satisfied before the termination of restrictions.

The MD&C Committee may grant some awards, including restricted stock, that are not subject to the minimum time-based or performance-based vesting requirements, so long as the aggregate number of shares issued or transferred under such awards does not exceed 5% of the maximum number of shares of common stock available under the 2013 Plan.

Any grant or sale of restricted stock may require that any or all dividends or other distributions paid with respect to the restricted stock during the period of restriction be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives.

RSUs. A grant of RSUs constitutes an agreement by us to deliver common shares or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the MD&C Committee may specify. During the applicable restriction period, the participant will have no rights of ownership in the common shares deliverable upon payment of the RSUs and will have no right to vote the common shares. The MD&C

Committee may, at the date of grant, authorize the payment of dividend equivalents on RSUs on either a current, deferred or contingent basis, either in cash or in additional shares of common stock. However, dividends or other distributions on shares of common stock underlying RSUs with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingently upon the achievement of the applicable management objectives.

RSUs with a restriction period that lapses only by the passage of time will have a restriction period of at least three years, except that the restriction period may expire ratably during the three-year period as determined by the MD&C Committee. Additionally, the MD&C Committee may provide in certain situations for a shorter restriction period in the event of the retirement, death or disability of the grantee, or a double-trigger change of control. Any grant of RSUs may specify management objectives that, if achieved, will result in termination or early termination of the restriction period applicable to such shares of common stock. If the RSUs have a restriction period that lapses only upon the achievement of management objectives, the restriction period cannot lapse sooner than one year, but may be subject to earlier lapse or modification by virtue of the retirement, death or disability of the grantee or a double-trigger change of control. The MD&C Committee may grant some awards, including RSUs, that are not subject to the minimum time-based or performance-based vesting requirements, so long as the aggregate number of shares issued or transferred under such awards does not exceed 5% of the maximum number of shares of common stock available under the 2013 Plan.

RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2013 Plan, as the MD&C Committee may approve. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share of common stock at the date of grant. Each grant or sale of RSUs will also specify the time and manner of payment of the RSUs that have been earned and will specify that the amount payable with respect to such grant will be paid by us in shares of common stock or cash, or a combination of the two.

Any grant of RSUs may also specify, in respect of any applicable management objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number RSUs for which the restriction period will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives. Any such grant must specify that the MD&C Committee must determine that the applicable management objectives have been satisfied before the termination of restrictions.

Cash Incentive Awards, Performance Shares and Performance Units. A cash incentive award is a cash award based on the achievement of management objectives. A performance share is the equivalent of one common share and a performance unit is the equivalent of $1.00 or such other value as determined by the MD&C Committee. A participant may be granted any number of cash incentive awards, performance shares or performance units, subject to the limitations set forth above. The participant will be given one or more management objectives to meet within a specified period, or Performance Period. The specified Performance Period will be a period of time not less than one year, except in certain circumstances in the case of the retirement, death or disability of the grantee, or a double-trigger change of control, if the MD&C Committee so determines. The MD&C Committee may, however, grant some awards, including performance shares, that are not subject to these minimum vesting requirements, so long as the aggregate number of shares issued or transferred under such awards does not exceed 5% of the maximum number of shares of common stock available under the 2013 Plan.

Each grant of cash incentive awards, performance shares or performance units may specify, in respect of the relevant management objectives, a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of performance shares or performance units, or amount payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified management objectives. Any such grant must specify that the MD&C Committee must determine that the applicable management objectives have been satisfied before the payment of the award.

To the extent earned, the cash incentive awards, performance shares or performance units will be paid to the participant at the time and in the manner determined by the MD&C Committee. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, shares of common stock, in restricted stock or restricted stock units, or any combination thereof. The MD&C Committee may, at the date of grant of performance shares, provide for the payment of dividend equivalents to a participant either in cash or in additional shares of common stock, subject in all cases to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Cash incentive awards, performance shares and performance units will be evidenced by an award agreement containing such terms and provisions, consistent with the 2013 Plan, as the MD&C Committee may approve. Each grant will specify the amount of cash incentive awards, performance shares or performance units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

Other Awards. The MD&C Committee may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares, including, without limitation:

•	convertible or exchangeable debt securities;

•	other rights convertible or exchangeable into shares of common stock;

•	purchase rights for shares of common stock;

•	awards with value and payment contingent upon our performance or specified subsidiaries, affiliates or other business units of ours or any other factors designated by the MD&C Committee; and

•	awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of ours.

The MD&C Committee will determine the terms and conditions of the other awards. Shares of common stock delivered pursuant to an award in the nature of a purchase right will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of common stock, other awards, notes or other property, as the MD&C Committee will determine. Cash awards, as an element of or supplement to any other award granted under the 2013 Plan, may also be granted.

If the earning or vesting of, or elimination of restrictions applicable to, other awards is based only on the passage of time rather than the achievement of management objectives, the period of time will be no shorter than three years, except that the restrictions may be removed no sooner than ratably during the three-year period. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this section of the 2013 Plan is based on the achievement of management objectives, the earning, vesting or restriction period may not terminate sooner than one year. Any grant of an award under this section of the 2013 Plan may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award in certain circumstances in the event of the retirement, death, or disability of the participant, or a double-trigger change of control. The MD&C Committee may grant some awards, including other awards, that are not subject to these minimum vesting requirements, so long as the aggregate number of shares issued or transferred under such awards does not exceed 5% of the maximum number of shares of common stock available under the 2013 Plan.

The MD&C Committee may grant shares of common stock as a bonus, or may grant other awards in lieu of our obligation or a subsidiary’s obligation to pay cash or deliver other property under the 2013 Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the MD&C Committee in a manner that complies with Section 409A of the Internal Revenue Code.

Management Objectives. The 2013 Plan requires that the MD&C Committee establish “management objectives” for purposes of performance shares, performance units and cash incentive awards. When so determined by the MD&C Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or other awards under the 2013 Plan may also specify management objectives. Management objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region, function or other organizational unit within the company or subsidiary in which the participant is employed. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. Prior to the amendment of Section 162(m) of the Internal Revenue Code by the TCJA, the MD&C Committee could grant awards subject to management objectives that may or may not have been intended to qualify as “qualified performance-based compensation” under Section 162(m). During that time, the management objectives applicable to any award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code to a “covered employee,” within the meaning of 162(m) of the Internal Revenue Code, were based on one or more, or a combination, of the following criteria:

•	cash flow from operations;

•	free cash flow (cash from operations minus capital expenditures plus asset sales);

•	earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization);

•	earnings per share, diluted or basic;

•	earnings per share from continuing operations;

•	net asset turnover;

•	inventory turnover;

•	capital expenditures;

•	debt;

•	debt reduction;

•	debt to capital ratio;

•	working capital;

•	return on investment;

•	return on sales;

•	net or gross sales;

•	days sales outstanding;

•	market share;

•	economic value added;

•	cost of capital;

•	change in assets;

•	expense reduction levels;

•	productivity;

•	safety record;

•	stock price;

•	return on equity;

•	total stockholder return;

•	return on capital or return on invested capital;

•	return on assets or net assets;

•	revenue;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	gross margin, operating margin or profit margin; and

•	completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

As to each management objective, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the MD&C Committee (and to the extent consistent with Code Section 162(m), prior to its amendment by the TCJA), will exclude the effect of certain designated items identified at the time of grant. If the MD&C Committee determines that a change in the business, operations, corporate structure or capital structure of our company, or the manner in which we conduct our business, or other events or circumstances render the management objectives unsuitable, the MD&C Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the MD&C Committee deems appropriate and equitable. (Previously, an exception to such modifications applied in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (other than in connection with a change of control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code prior to the amendment of Section 162(m) by the TCJA. In such a case, the MD&C Committee would not make any modification of the management objectives or minimum acceptable level of achievement with respect to such award.)

Administration. The MD&C Committee may from time-to-time delegate all or any part of its authority under the 2013 Plan to any subcommittee. To the extent of any such delegation, references in the 2013 Plan to the MD&C Committee will be deemed to be references to such subcommittee.

The interpretation and construction by the MD&C Committee of any provision of the 2013 Plan or of any agreement, notification or document evidencing awards and any determination by the MD&C Committee will be final and conclusive. No member of the MD&C Committee will be liable for any such action or determination made in good faith.

The MD&C Committee or the subcommittee may authorize our officers to do the following on the same basis as the MD&C Committee or the subcommittee:

•	designate employees to receive awards under the 2013 Plan, or

•	determine the size of any such awards.

However, the MD&C Committee or the subcommittee may not delegate such responsibilities to any such officer for awards granted to an employee who is an officer or more than 10% beneficial owner as determined by the MD&C Committee in accordance with Section 16 of the Exchange Act. The resolution providing for such authorization must set forth the total number of shares of common stock any delegated officer may grant and the officer must report periodically to the MD&C Committee or the subcommittee, as the case may be, regarding the nature and scope of the awards granted pursuant to the delegated authority.

Amendments. Our Board may at any time and from time to time amend the 2013 Plan in whole or in part. However, if an amendment to the 2013 Plan:

•	would materially increase the benefits accruing to participants under the 2013 Plan;

•	would materially increase the number of securities which may be issued under the 2013 Plan;

•	would materially broaden eligibility for participation in the 2013 Plan;

•	would materially modify the requirement for stockholder approval of a repricing transaction; or

•	must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the New York Stock Exchange (or our applicable securities exchange);

then such amendment will be subject to stockholder approval and will not be effective until such approval has been obtained.

In case of termination of the employment of a participant by reason of death, disability or retirement, or in the event of a change in control, if a participant holds:

•	a stock option or SAR not immediately exercisable in full;

•	any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed;

•	any RSUs as to which the applicable restriction period has not been completed;

•	any cash incentive awards, performance shares or performance units which have not been fully earned;

•	any other awards subject to any vesting schedule or transfer restriction; or

•	shares of common stock subject to any transfer restriction imposed by the 2013 Plan;

the MD&C Committee may, in its sole discretion (other than in the event of a change in control), accelerate the time at which:

•	such stock option or SAR or other award may be exercised;

•	such substantial risk of forfeiture or prohibition or restriction on transfer will lapse;

•	such restriction period will end; or

•	such cash incentive awards, performance shares or performance units will be deemed to have been fully earned or the time when such transfer restriction will terminate.

The MD&C Committee may also waive any other limitation or requirement under any such award, other than a limitation or requirement that is mandatory under the 2013 Plan.

The MD&C Committee may amend the terms of any awards granted under the 2013 Plan prospectively or retroactively. Except in connection with certain corporate transactions described in the 2013 Plan, no amendment will materially impair the rights of any participant without his or her consent.

Our Board may, in its discretion, terminate the 2013 Plan at any time. Termination of the 2013 Plan will not affect the rights of participants or their successors under any outstanding awards and not exercised in full on the date of termination.

In addition to the provisions in the 2013 Plan regarding acceleration of awards, up to 5% of the maximum number of shares of common stock that may be issued or transferred under the 2013 Plan, as may be adjusted, may be used for stock options, SARs, restricted stock, RSUs, performance shares, performance units and other awards granted under the 2013 Plan that do not comply with the applicable three-year vesting requirements with respect to time-vested awards or the applicable one-year vesting requirements with respect to awards subject to the achievement of performance goals.

No Repricing of Stock Options or SARs. Except in connection with certain corporate transactions described in the 2013 Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding stock options or the base price of outstanding SARs, or cancel outstanding stock options or SARs that have an exercise price or base price in excess of the current market price of the underlying shares in exchange for cash, other awards or stock options or SARs with an option price or base price, as applicable, that is less than the option price of the original stock options or base price of the original SARs, as applicable, without stockholder approval. This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments in connection with certain corporate transactions provided for in the 2013 Plan. This prohibition may not be amended without approval by our stockholders.

Transferability. Except as otherwise determined by the MD&C Committee (subject to applicable limitations under tax laws), no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award or other awards granted under the 2013 Plan, or dividend equivalents paid with respect to awards made under the 2013 Plan, will be transferable by the participant except by will or the laws of descent and distribution, and in no event shall any such award granted under the 2013 Plan be transferred for value. Except as otherwise determined by the MD&C Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law and/or court supervision.

The MD&C Committee may provide at the date of grant additional restrictions on transfer for certain common shares earned under the 2013 Plan.

Adjustments. The MD&C Committee shall make or provide for such adjustments in the numbers of shares of common stock covered by outstanding stock options, SARs, RSUs, performance shares and performance units granted under the 2013 Plan and, if applicable, in the number of shares of common stock covered by other awards, in the option price and base price provided in outstanding stock options and SARs, in the kind of stock covered by such awards and in cash incentive awards as the MD&C Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of participants or optionees that otherwise would result from:

•	any stock dividend, stock split, combination of stock, recapitalization or other change in the capital structure of our company;

•

any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, extraordinary dividend of cash or property, issuance of rights or warrants to purchase securities; or

•	any other corporate transaction or event having an effect similar to these events or transactions or that otherwise constitutes an “equity restructuring” within the meaning of FASB ASC Topic 718.

In the event of any such transaction or event or in the event of a change of control, the MD&C Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2013 Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Internal Revenue Code.

In addition, for each stock option or SAR with an option price or base price greater than the consideration offered in connection with any such termination or event or change of control, the MD&C Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The MD&C Committee shall also make or provide for such adjustments in the total number of shares of common stock available under the 2013 Plan, the per-person award limits expressed in shares and any other share limits under the 2013 Plan as the MD&C Committee, in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described above, subject to applicable requirements under Code Sections 409A and 162(m). However, any adjustment to the number of ISOs that may be granted under the 2013 Plan will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify.

Detrimental Activity and Recapture Provisions. Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon terms and conditions determined by the MD&C Committee, if a participant, either during his or her employment by us or a subsidiary or within a specific period after termination of employment, engages in any “detrimental activity” (as defined in such award agreement). In addition, any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the MD&C Committee from time to time or under Section 10D of the Exchange Act, or the rules of any national securities exchange or national securities association on which our common stock is traded.

Withholding Taxes. To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2013 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the MD&C Committee) may include relinquishment of a portion of such benefit or the delivery to us of our common stock. In no event shall the market value per share of the common stock to be withheld and delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld, if necessary to avoid additional accounting expense.

Termination. Assuming approval of Amendment No. 3 to the 2013 Plan which is the subject of this proposal, no grant will be made under the 2013 Plan after April 19, 2028, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the 2013 Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2013 Plan based on federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2013 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state local or foreign tax consequences.

Tax Consequences to Participants

Non-Qualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the shares of common stock, if unrestricted, on the date of exercise; and (3) at the time of sale of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares of common stock after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares of common stock have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares of common stock is made by such optionee within two years after the date of grant or within one year after the transfer of such shares of common stock to the optionee, then a upon sale of such shares of common stock, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either the two or one year holding periods described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares of common stock at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares of common stock. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares of common stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code (“Restrictions”). However, a recipient may instead elect under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares of common stock to have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares of common stock (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and will not be eligible for the lower qualified dividend tax rate.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant pursuant to the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Cash Incentive Awards. Upon payment in respect of the earning of cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received.

Tax Consequences to Harsco Corporation or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain Covered Employees under Section 162(m) of the Internal Revenue Code. In this regard, certain types of awards under the 2013 Plan, such as time-vested restricted stock and RSUs, could not qualify as performance-based awards under Section 162(m) prior to the amendment of Section 162(m) by the TCJA, and in other cases awards might fail to qualify if all requirements for qualification were not met in connection with such awards.

Required Vote

The affirmative vote of a majority of the outstanding Shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal to amend the 2013 Plan to increase the number of Shares reserved for issuance under such plan.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AMENDMENT NO. 3 TO THE 2013 PLAN.

Transactions with Related Persons

For the fiscal year ended December 31, 2022, there were no transactions with the Company in which any related person had a direct or indirect material interest that would be required to be disclosed pursuant to Item 404 of Regulation S-K, nor were any such transactions planned.

Policies and Procedures Regarding Transactions with Related Persons

Our policies and procedures regarding related person transactions are set forth in writing in the Governance Committee Charter and in our Code of Conduct. As set forth in its charter, the Governance Committee is generally responsible for reviewing and approving all material transactions with any related person. Related persons include any of our Directors, Director nominees or executive officers and certain of our stockholders, and their immediate family members. Copies of the Governance Committee’s Charter and our Code of Conduct are available at the Corporate Governance section of our website at www.harsco.com/corporate-governance. Approval of related person transactions by our full Board may also be warranted under certain circumstances (for example, to allow for approval of a related person transaction by a majority of disinterested Directors).

To identify related person transactions, each year we submit and require our Directors and officers to complete Directors’ and Officers’ Questionnaires identifying any and all transactions with us in which the officer or Director (or their family members) has an interest. We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. We expect our Directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which could present a conflict between our interests and their own personal interests.

Our Directors, officers and employees are prohibited from using their position of employment or other relationship with us to influence decisions concerning business transactions between us and a company in which they or a member of their immediate family has a personal interest through ownership, with the exception of investments in publicly-held corporations when the investment results in less than a 1% ownership interest. In addition, Directors, officers and employees must not accept personal favors or benefits from those dealing with us that could influence or could give the impression of influencing their business judgment. Our Code of Conduct, which applies to each of our Directors, officers and employees, sets forth our expectations regarding potential and actual conflicts of interest. The section of the Code of Conduct entitled “My Commitment to the Company” covers the concept of conflicts of interest and our view about when an inappropriate undertaking may be occurring.

Executive Development and Succession

The executive development process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing executive assignments. Through the integration of the performance assessment and executive development processes, position assignments are made based on executives’ qualifications and readiness for the position. Our future leaders are developed through these carefully selected assignments. We believe that consistent and ongoing application of this process meets the long-range requirements of the business and achieves competitive advantage.

Each year, our MD&C Committee reviews our leadership talent development program to ensure good performance and alignment between business strategies and operating plans. The Board annually reviews the results of the leadership capability and succession process with the Chairman, President & CEO.

Compensation Committee Interlocks and Insider Participation

Messrs. Everitt, Longhi, Purvis and Quinn, and Ms. Eddy served as members of our MD&C Committee during 2022. None of them served as one of our officers or employees or as an officer or employee of any of our subsidiaries during that time or in the past, and none of them or any other Director served as an executive officer of any entity for which any of our executive officers serve as a director or a member of its compensation committee.

None of the members of our MD&C Committee has a relationship with us that is required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

Other Matters

Householding of Proxy Materials

We and some brokers “household” the Letter from our Chairman & CEO, Annual Report on Form 10-K and other proxy materials, delivering a single copy of each to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including the Letter from our Chairman & CEO and Annual Report on Form 10-K, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or us, if you hold registered shares, at which time we will promptly deliver separate copies of the materials to each of the affected stockholders or discontinue the practice, according to your wishes. You can notify us by sending a written request to Harsco Corporation, Two Logan Square, 100-120 North 18th Street, 17th Floor, Philadelphia, PA 19103 or by calling (267) 857-8715.

Stockholder Proposals and Nominations for Presentation at 2024 Annual Meeting of Stockholders

The 2023 Annual Meeting of Stockholders is expected to be held on April 17, 2023. If one of our stockholders wishes to submit a proposal for consideration at the 2024 Annual Meeting of Stockholders, such proposal must be received at our executive offices no later than November 10, 2023 to be considered for inclusion in our Proxy Statement and Proxy Card relating to the 2023 Annual Meeting of Stockholders. Although a stockholder proposal received after such date will not be entitled to inclusion in our Proxy Statement and Proxy Card, a stockholder can submit a proposal for consideration at the 2023 Annual Meeting of Stockholders in accordance with our by-laws if written notice is mailed and received at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (i.e., not later than January 20, 2024); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if the first public announcement or notice of the date of such annual meeting is made or given to stockholders less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement was made or notice of the date of such meeting is mailed, whichever first occurs.

In order to nominate a candidate for election as a Director at the 2024 Annual Meeting of Stockholders, a stockholder must provide written notice and prescribed supporting information concerning the proposed nominee and the stockholder making the nomination, as set forth in the Company’s Bylaws, to the Secretary of the Company by personal delivery or mail not later than January 20, 2024. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act by providing notice to the Company by such date, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal.

Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees under Rule 14a-19 under the Exchange Act must comply with the requirements of the Company’s Bylaws, including providing the notice required under Rule 14a-19 by January 20, 2024 and complying with the requirements of Rule 14a 19. Under the Company’s Bylaws, if a stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act that the stockholder intends to solicit proxies in support of any proposed nominee and subsequently (A) notifies the Company that such stockholder no longer intends to do so or (B) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, the Company shall disregard any proxies solicited for such proposed nominee. Upon request by the Company, any stockholder that has provided such a notice of intention to solicit proxies must deliver to the Secretary of the Company, not later than 5 business days prior to the 2024 Annual Meeting of Stockholders, reasonable evidence that the solicitation requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

APPENDIX A

HARSCO CORPORATION

2013 EQUITY AND INCENTIVE COMPENSATION PLAN

Amendment No. 3

WHEREAS, the Board of Directors and stockholders of Harsco Corporation (the “Company”) have adopted the 2013 Equity and Incentive Compensation Plan, together with Amendment No. 1 to the 2013 Equity and Incentive Compensation Plan and Amendment No. 2 to the 2013 Equity and Incentive Compensation Plan (the “Plan”);

WHEREAS, pursuant to Section 3(a) of the Plan, a total of 9,870,000 shares of the common stock, par value $1.25 per share, of the Company (the “Common Stock”) have been reserved for issuance under the Plan;

WHEREAS, the Company desires (i) to increase the number of shares issuable under the Plan to an aggregate of 12,077,000 shares, including shares previously issued thereunder, (ii) to increase the aggregate limit on the number of shares that may be issued or transferred in connection with awards other than stock options or appreciation rights to 8,088,000 shares, and (iii) to extend the termination date of the Plan for an additional five years beyond the current termination date; and

WHEREAS, Section 18 of the Plan permits the Company to amend the Plan from time to time, subject only to certain limitations specified therein;

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of stockholders of the Plan as amended at the Company’s Annual Meeting of Stockholders on April 19, 2023:

1.    Section 3(a)(i) of the Plan shall be, and hereby is, amended such that the first sentence of such section shall hereby be amended and restated to read as follows:

“Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards contemplated by Section 9 of this Plan, or (F) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 12,077,000 shares; provided, that notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company in connection with awards other than Option Rights or Appreciation Rights granted under this Plan will not exceed 8,088,000 shares.”

2.    Section 3(b) of the Plan shall be, and hereby is, amended to increase the limit on the aggregate number of shares that may be issued or transferred upon the exercise of Incentive Stock Options to 12,077,000 shares, such that the section shall hereby be amended and restated to read as follows:

“(b)    Limit on Incentive Stock Options. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 12,077,000 shares.”

3.    Section 20 of the Plan shall be, and hereby is, amended to extend the expiration date of the Plan for an additional five years, such that the third and final sentence of such section shall hereby be amended and restated read as follows:

“No grant will be made under this Plan after April 19, 2028, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.”

4.    In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan.

HARSCO CORPORATION

By:	/s/ Russell C. Hochman

Name: Russell C. Hochman Title: Corporate Secretary

Two Logan Square

100-120 North 18th Street, 17th Floor

Philadelphia, PA 19103 USA

© 2023 Harsco Corporation.

All Rights Reserved.

001CSN5328

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.envisionreports.com/hsc or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/hsc

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5 and for 1 YEAR on Proposal 4.

1.	Election of Directors:												+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - J. F. Earl	☐	☐	☐	02 - K. G. Eddy	☐	☐	☐	03 - D. C. Everitt	☐	☐	☐
	04 - F. N. Grasberger III	☐	☐	☐	05 - C. I. Haznedar	☐	☐	☐	06 - T. M. Laurion	☐	☐	☐
	07 - E. M. Purvis, Jr.	☐	☐	☐	08 - J. S. Quinn	☐	☐	☐	09 - P. C. Widman	☐	☐	☐

			For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2023.		☐	☐	☐	3.	Vote, on an advisory basis, to approve named executive officer compensation.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
4.	Vote, on an advisory basis, on the frequency of future advisory votes on the compensation of named executive officers.	☐	☐	☐	☐	5.	Vote on Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛	∎	1 U P X	+

03RJ2B

The 2023 Annual Meeting of Stockholders of Harsco Corporation will be held on

Wednesday, April 19, 2023 at 9:00 a.m. Eastern Time, virtually via the Internet at https://meetnow.global/MMQDT9X.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/hsc.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/hsc

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Harsco Corporation

Notice of 2023 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – April 19, 2023

F. N. Grasberger III, C. H. Haznedar and D. C. Everitt, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Harsco Corporation to be held on April 19, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nine nominees for the Board of Directors, FOR items 2, 3 and 5 and for 1 YEAR on Item 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

◾

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5 and for 1 YEAR on Proposal 4.

1.	Election of Directors:												+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - J. F. Earl	☐	☐	☐	02 - K. G. Eddy	☐	☐	☐	03 - D. C. Everitt	☐	☐	☐
	04 - F. N. Grasberger III	☐	☐	☐	05 - C. I. Haznedar	☐	☐	☐	06 - T. M. Laurion	☐	☐	☐
	07 - E. M. Purvis, Jr.	☐	☐	☐	08 - J. S. Quinn	☐	☐	☐	09 - P. C. Widman	☐	☐	☐

			For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2023.		☐	☐	☐	3.	Vote, on an advisory basis, to approve named executive officer compensation.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
4.	Vote, on an advisory basis, on the frequency of future advisory votes on the compensation of named executive officers.	☐	☐	☐	☐	5.	Vote on Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛	∎	1 U P X	+

03RJ3B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/hsc.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Harsco Corporation

Notice of 2023 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – April 19, 2023

F. N. Grasberger III, C. H. Haznedar and D. C. Everitt, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Harsco Corporation to be held on April 19, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nine nominees for the Board of Directors, FOR items 2, 3 and 5 and for 1 YEAR on Item 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)